As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

47-4668380

(I.R.S. Employer Identification No.)

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169

(702) 541-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elliot D. Hoops, Esq.

Pinnacle Entertainment, Inc.

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169 (702) 541-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David M. Lynn, Esq.

Jenner & Block LLP

1099 New York Ave. NW, Suite 900

Washington, D.C. 20001

(202) 639-6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Debt Securities	(1)(2)
Preferred Stock, par value $0.01 per share	(1)(2)
Depositary Shares (3)	(1)(2)
Common Stock, par value $0.01 per share	(1)(2)
Warrants	(1)(2)
Rights	(1)(2)

Title of Each Class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Purchase Contracts	(1)(2)
Units (4)	(1)(2)

(1) An indeterminate aggregate initial offering price or number of securities of the identified class is being registered as may from time to time be issued at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange.

(2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock or other equity stock and will be evidenced by a depositary receipt.

(4) Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this registration statement, as amended, which securities may or may not be separable from one another.

PROSPECTUS

PINNACLE ENTERTAINMENT, INC.

$1,500,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

We may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $1,500,000,000 aggregate dollar amount of any combination of the securities described in this prospectus, including debt securities, preferred stock (either separately or represented by depositary shares), common stock, warrants, rights and purchase contracts, as well as units that include any of these securities or securities of one or more other entities. The debt securities, preferred stock, warrants, rights, purchase contracts and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.

The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. We will also name the managing underwriters with respect to each class or series of securities sold to or through underwriters in the applicable prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” on page 5 of this prospectus and in the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Our net proceeds from any offering will be the purchase price minus the following: the discount if we offer through an underwriter; the commission if we use an agent; and other expenses attributable to issuance and distribution. We may also sell securities directly to investors on our own behalf. In the case of sales made directly by us, no commission will be payable. See “Plan of Distribution” in this prospectus for possible indemnification arrangements with dealers, underwriters and agents, and for general information about the distribution of securities offered.

Our common stock trades on the NASDAQ Global Select Market under the symbol “PNK”. Our principal executive offices are located at 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169.

None of the Securities and Exchange Commission, the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Commission, the Nevada Gaming Control Board, the Ohio State Racing Commission, the Ohio Lottery Commission, the Pennsylvania Gaming Control Board, the Pennsylvania Harness Racing Commission, the Texas Gaming Commission or any state securities commission or any other gaming authority or other regulatory agency, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2017.

-i-

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC or the Commission, using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, any other offering material or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.

When used in this prospectus, the terms “Pinnacle Entertainment,” “Pinnacle,” “the Company,” “we,” “us,” and “our” refer to Pinnacle Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.pnkinc.com with information about our company. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website. You can also obtain information about us at the offices of the NASDAQ Global Select Market, One Liberty Plaza, 165 Broadway, New York, New York, 10006.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

•	Our annual report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017 (including, without limitation, Exhibit 99.1 thereto regarding gaming regulations and gaming matters);

•	Our proxy statement dated March 14, 2017, filed on March 14, 2017 (with respect to information contained in such proxy statement that was incorporated into Part III of the Company’s annual report on Form 10-K only);

•	Current Reports on Form 8-K filed on February 17, 2017, March 3, 2017 and May 5, 2017 and Current Report on Form 8-K/A filed on May 5, 2017; and

•	The description of our common stock contained in our Information Statement filed as Exhibit 99.1 to the Company’s Form 10-12B/A filed with the SEC on April 11, 2016 including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We also incorporate by reference into this prospectus any future filings (including any filings on the date hereof) we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (including the related exhibits under Item 9.01) or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Such future filings will become part of this prospectus from the date that the documents are filed with the SEC.

This prospectus constitutes part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933 (the “Securities Act”). It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the filed document. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Pinnacle Entertainment, Inc., Investor Relations, 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, (702) 541-7777. Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

Disclosure Regarding Forward-Looking Statements

Some of the statements in this prospectus, any other offering material and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act.

Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expression or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are intended to identify forward-looking statements and not historical facts. Such forward-looking statements, which may include, without limitation, statements regarding the expected results of operations and future operating performance and future growth, adequacy of resources to fund development and expansion projects, liquidity, financing options, including the state of the capital markets and our ability to access the capital markets, the state of the credit markets and economy, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects, the future outlook of Pinnacle and the gaming industry and pending regulatory and legal matters, our ability to continue to meet our financial and other covenants governing its indebtedness, the Master Lease with GLPI and the Lease for The Meadows Racetrack and Casino (the “Meadows”), the expected synergies and benefits of the acquisition of the Meadows, our anticipated future capital expenditures, our ability to implement strategies to improve revenues and operating margins at our facilities, reduce costs and debt, our ability to successfully implement marketing programs to increase revenue at our facilities, our ability to improve operations and performance, are all subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by us. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual performance to differ materially from that contemplated by such forward- looking statements include, among others, the various risk factors discussed above, in addition to general domestic and international economic and political conditions as well as market conditions in our industry.

Such forward-looking statements are all subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by us. Such factors include, but are not limited to, those set forth under the heading “Risk factors” beginning on page 5 of this prospectus and those set forth under the heading “Risk Factors” in Pinnacle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 incorporated by reference into this prospectus, those set forth under the heading “Forward Looking Statements” in Pinnacle’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 and those described in any report, statement or other information of Pinnacle that is incorporated by reference in this prospectus. In addition, these forward-looking statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. You should consider these areas of risk in connection with considering any forward-looking statements that may be made by us generally.

We caution you that the risk factors described in this prospectus and incorporated by reference in this prospectus may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot accurately predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus, any other offering material and any documents we incorporate by reference speak only as of the date of this prospectus or the date of such offering material, report, statement or other information incorporated by reference in this prospectus. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Market Data

We use market and industry data throughout this prospectus, in any prospectus supplement, and in other offering materials and the documents incorporated by reference herein that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information.

The Company

Pinnacle Entertainment, Inc. is an owner, operator and developer of casinos and related hospitality and entertainment businesses. We own and operate 16 gaming, hospitality and entertainment businesses, of which 15 operate in leased facilities. Our owned facility is located in Ohio and our leased facilities are located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, and Pennsylvania, subject to either the Master Lease or the Meadows Lease (as such terms are defined below). We also hold a majority interest in the racing license owner, and we are a party to a management contract, for Retama Park Racetrack located outside of San Antonio, Texas. Additionally, we own and operate a live and televised poker tournament series under the trade name Heartland Poker Tour.

We own and operate gaming, hospitality and entertainment businesses, all of which include gaming, food and beverage, and retail facilities, and most of which include hotel and resort amenities. Our operating results are highly dependent on the volume of customers at our businesses, which, in turn, affects the price we can charge for hotel rooms and other amenities. While we do provide casino credit in several gaming jurisdictions, most of our revenue is cash-based, with customers wagering with cash or paying for hospitality or entertainment services with cash or credit cards. Our businesses generate significant operating cash flow. Our industry is capital-intensive, and we rely on the ability of our businesses to generate operating cash flow to satisfy our obligations under the Master Lease and the Meadows Lease, pay interest, repay debt, and fund maintenance capital expenditures.

Our mission is to increase stockholder value. We seek to increase revenues through enhancing the guest experience by providing them with their favorite games, restaurants, hotel accommodations, entertainment and other amenities in attractive surroundings with high-quality guest service and our mychoice guest loyalty program. We seek to improve cash flows by focusing on operational excellence and efficiency while meeting our guests’ expectations of value. Our long-term strategy includes disciplined capital expenditures to improve and maintain the existing facilities in which we operate, while growing the number of businesses we own and operate by pursuing opportunities to either acquire or develop gaming, hospitality and entertainment businesses. We intend to diversify our revenue sources by growing our portfolio of businesses and facilities, while remaining gaming, hospitality and entertainment centric. We intend to implement these strategies either alone or with third parties when we believe it benefits our stockholders to do so. In making decisions, we consider our stockholders, guests, team members and other constituents in the communities in which we operate.

On April 28, 2016, Former Pinnacle (as defined below) completed the transactions under the terms of a definitive agreement (the “Merger Agreement”) with Gaming and Leisure Properties, Inc. (“GLPI”), a real estate investment trust. Pursuant to the terms of the Merger Agreement, Former Pinnacle separated its operating assets and liabilities (and its Belterra Park property and excess land at certain locations) into the Company and distributed to its stockholders, on a pro rata basis, all of the issued and outstanding shares of common stock of the Company (we refer to such distribution as the “Spin-Off”). As a result, Former Pinnacle stockholders received one share of the Company’s common stock, with a par value of $0.01 per share, for each share of Former Pinnacle common stock that they owned. Gold Merger Sub, LLC, a wholly owned subsidiary of GLPI, or Merger Sub, then merged with and into Former Pinnacle, or the Merger, with Merger Sub surviving the Merger as a wholly owned subsidiary of GLPI. Following the Merger, the Company was renamed Pinnacle Entertainment, Inc., and operates its gaming businesses under a triple-net master lease agreement for the facilities acquired by GLPI (the “Master Lease”). References to “Former Pinnacle” refer to Pinnacle Entertainment, Inc. prior to the Spin-Off and Merger (as such terms are defined below).

On September 9, 2016, we closed on a purchase agreement with GLP Capital, L.P. (“GLPC”), a subsidiary of GLPI, pursuant to which we acquired all of the equity interests of The Meadows Racetrack and Casino (the “Meadows”) located in Washington, Pennsylvania. As a result of the transaction, we own and operate the Meadows’ gaming, entertainment and harness racing business subject to a triple-net lease of its underlying real estate with GLPI (the “Meadows Lease”).

We were incorporated in the State of Delaware in 2015 and began operations on April 28, 2016 following the Spin-Off and Merger. Our principal executive offices are located at 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, and our telephone number is (702) 541-7777.

Risk Factors

Investing in our securities involves risks. You should consider carefully all of the information contained in or incorporated by reference in this prospectus or any prospectus supplement, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and other information which may be incorporated by reference in this prospectus or any prospectus supplement, as provided under “Incorporation of Certain Documents by Reference” and the following risk factors, before making an investment in the offered securities.

Our business is particularly sensitive to reductions in consumers’ discretionary spending as a result of downturns in the economy or other changes we cannot accurately predict.

Demand for entertainment and leisure activities is sensitive to consumers’ disposable incomes, and thus demand can be affected by changes in the economy that we cannot predict. We compete with a broad range of entertainment and leisure activities and consumer preferences may change. Perceived or actual unfavorable changes in general economic conditions, including recession, economic slowdown, high unemployment levels, housing and credit crises, high fuel or other transportation costs, and changes in consumer confidence may reduce disposable income of our customers or result in fewer patrons visiting our casinos. As a result, we cannot ensure that demand for entertainment and leisure activities will not be adversely affected or that customers will continue to want to frequent our facilities or continue to spend money at our facilities. Many of our younger customers do not play slot machines, which is where we derive the majority of our revenue. In the event that our customers do not use slot machines, this may have an adverse effect on our results of operations. Continued adverse developments affecting economies throughout the world, including a general tightening of the availability of credit, rising interest rates, increasing energy costs, rising prices, inflation, acts of war or terrorism, natural disasters, declining consumer confidence or significant declines in the stock market could lead to a reduction in discretionary spending on entertainment and leisure activities, which could adversely affect our business, financial condition and results of operations. Deterioration in operating results could affect our liquidity and our ability to comply with financial covenant ratios, other covenants and requirements in our debt financing and our ability to pay rent and comply with the terms of the Master Lease and the Meadows Lease, discussed in other risk factors below.

The gaming industry is very competitive and increased competition, including through legislative legalization or expansion of gaming by states in or near where we operate facilities or through Native American gaming facilities and Internet gaming, could adversely affect our financial results.

We face significant competition in all of the areas in which we operate. Increased competitive pressures may adversely affect our ability to continue to attract customers or affect our ability to compete efficiently.

Several of the facilities on which we operate are located in jurisdictions that restrict gaming to certain areas and/or may be affected by state laws that currently prohibit or restrict gaming operations. Economic difficulties faced by state governments could lead to intensified political pressures for the legalization of gaming in jurisdictions where it is currently prohibited. The legalization of gaming in such jurisdictions could be an expansion opportunity for us, or create competitive pressure, depending on where the legalization occurs and our ability to capitalize on it. Our ability to attract customers to the existing casinos on which we operate could be significantly and adversely affected by the legalization or expansion of gaming in certain jurisdictions, including, in particular, Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, Ohio, Oklahoma, Pennsylvania, Texas and West Virginia areas where our customers may also visit, and by the development or expansion of Native American casinos in areas where our customers may visit.

Voters and state legislatures may seek to supplement traditional tax sources of state governments by authorizing or expanding gaming in those jurisdictions. We also face the risk that existing casino licensees will expand their operations and the risk that Native American gaming will continue to grow.

In December 2014, a new casino resort, Golden Nugget Casino, opened adjacent to and in competition with L’Auberge Lake Charles. In addition, a new casino resort opened in December 2015 in D’Iberville, Mississippi, which provides additional competition to the Boomtown New Orleans and L’Auberge Baton Rouge properties.

In Pennsylvania, there was an application to acquire a gambling license in Lawrence County near the Meadows, which was denied in July 2016. In the event a casino opens in Lawrence County, this would provide additional competition to the Meadows property.

From time to time, our competitors refurbish, rebrand or expand their casino offerings, which could function to increase competition. In addition, changes in ownership may result in improved quality of our competitors’ facilities, which may make such facilities more competitive.

We face competition from racetracks that offer VLTs, including seven operating in Ohio, one of which is our property, Belterra Park. In addition, a racetrack located outside of Cincinnati recently added instant racing machines in 2016, which provided increased competition for our Belterra Park and Belterra properties.

We also compete with other forms of legalized gaming and entertainment such as bingo, pull-tab games, card parlors, sports books, pari-mutuel or telephonic betting on horse and dog racing, state-sponsored lotteries, instant racing machines, VLTs, video poker terminals and, in the future, we may compete with gaming or entertainment at other venues. Furthermore, competition from internet lotteries and other internet wagering gaming services, which allow their customers to wager on a wide variety of sporting events and play Las Vegas-style casino games from home, could divert customers from the facilities we operate and thus adversely affect our business. Such internet wagering services are likely to expand in future years and become more accessible to domestic gamblers as a result of recently announced U.S. Department of Justice positions related to the application of federal laws to intrastate internet gaming and initiatives in some states to consider legislation to legalize intrastate internet wagering. The law in this area has been rapidly evolving, and additional legislative developments may occur at the federal and state levels that would accelerate the proliferation of certain forms of internet gaming in the United States.

Our gaming operations rely heavily on technology services provided by third parties. In the event that there is an interruption of these services to us, it may have an adverse effect on our operations and financial conditions.

We engage a number of third parties to provide gaming operating systems for the facilities we operate. As a result, we rely on such third parties to provide uninterrupted services to us in order to run our business efficiently and effectively. In the event one of these third parties experiences a disruption in its ability to provide such services to us (whether due to technological difficulties or power problems), this may result in a material disruption at the casinos on which we operate and have a material effect on our business, operating results and financial condition.

Any unscheduled interruption in our technology services is likely to result in an immediate, and possibly substantial, loss of revenues due to a shutdown of our gaming operations, cloud computing and lottery systems. Such interruptions may occur as a result of, for example, catastrophic events or rolling blackouts. Our systems are also vulnerable to damage or interruption from earthquakes, floods, fires, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks and similar events.

Our business may be harmed from cyber security risk and we may be subject to legal claims if there is loss, disclosure or misappropriation of or access to our guests’ or our business partners’ or our own information or other breaches of our information security.

We make extensive use of online services and centralized data processing, including through third party service providers. The secure maintenance and transmission of customer information is a critical element of our operations. Our information technology and other systems that maintain and transmit guest information, or those of service providers, business partners, or employee information may be compromised by a malicious third party penetration of our network security, or that of a third party service provider or business partner, or impacted by intentional or unintentional actions or inactions by our employees, or those of a third party service provider or business partner. As a result, our guests’ information may be lost, disclosed, accessed or taken without our guests’ consent.

In addition, third party service providers and other business partners process and maintain proprietary business information and data related to our employees, guests, suppliers and other business partners. Our information technology and other systems that maintain and transmit this information, or those of service providers or business partners, may also be compromised by a malicious third party penetration of our network security or that of a third party service provider or business partner, or impacted by intentional or unintentional actions or inactions by our employees or those of a third party service provider or business partner. As a result, our business information, guest, supplier, and other business partner data may be lost, disclosed, accessed or taken without their consent.

Any such loss, disclosure or misappropriation of, or access to, guests’ or business partners’ information or other breach of our information security can result in legal claims or legal proceedings, including regulatory investigations and actions, may have a serious impact on our reputation and may adversely affect our businesses, operating results and financial condition. Furthermore, the loss, disclosure or misappropriation of our business information may adversely affect our reputation, businesses, operating results and financial condition.

We are required to pay a significant portion of our cash flows pursuant to and subject to the terms and conditions of the Master Lease and the Meadows Lease, which could adversely affect our ability to fund our operations and growth and limit our ability to react to competitive and economic changes.

We are required to pay a significant portion of our cash flow from operations to GLPI pursuant to and subject to the terms and conditions of the Master Lease and the Meadows Lease (collectively referred to as the “Leases”). Under the Master Lease, the current annual aggregate rent payable by Pinnacle MLS, LLC, the tenant under the Master Lease, is $382.8 million. In addition, under the Meadows Lease, the current annual aggregate rent payable by PNK Development 33, LLC, the tenant under the Meadows Lease, is $25.4 million. As a result of our significant lease payments, our ability to fund our own operations or development projects, raise capital, make acquisitions and otherwise respond to competitive and economic changes may be adversely affected. For example, our obligations under the Leases may:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness and to obtain additional indebtedness;

•	increase our vulnerability to general or regional adverse economic and industry conditions or a downturn in our business;

•	reduce the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	restrict our ability to raise capital, make acquisitions, divestitures and engage in other significant transactions.

Any of the above listed factors could have a material adverse effect on our business, financial condition and results of operations.

The following are certain provisions, among others, of the Master Lease which restrict our ability to freely operate and could have an adverse effect on our business and financial condition:

•	Escalations in Rent—We are obligated to pay base rent under the Master Lease, and base rent is composed of building base rent and land base rent. Every year of the Master Lease term, building base rent is subject to an annual escalation of up to 2% and we may be required to pay the escalated building base rent regardless of our revenues, profit or general financial condition.

•	Variable Rent—We are obligated to pay percentage rent under the Master Lease, which is re-calculated every two years. Such percentage rent shall equal 4% of the change between (i) the average net revenues for the trailing two-year period and (ii) 50% of the trailing 12 months net revenues as of the month ending immediately prior to the execution of the Master Lease. We may be required to pay an increase in percentage rent based on increases in net revenues without a corresponding increase in our profits.

•	New Developments—If we contemplate developing or building a new facility which is located within a 60 mile radius of a facility that is subject to the Master Lease, the annual percentage rent due from the affected existing facility subject to the Master Lease may thereafter be subject to a floor. Therefore, our percentage rent may not decline as a result of a subsequent decline in revenues at the leased properties.

•	Guaranty by Parent—In connection with certain assignments of the Master Lease, the ultimate parent company of such assignee of the Master Lease must execute a guaranty and shall be required to be solvent. Such requirement may limit our ability to freely assign the Master Lease or pursue certain transactions.

•	Master Lease Guaranties—The Master Lease is guaranteed by the tenant’s parent and certain subsidiaries of the tenant (the “Lease Guarantors”). A default under any of the Master Lease guaranties that is not cured within the applicable grace period will constitute an event of default under the Master Lease.

•	Cross-Defaults—If we or any of the Lease Guarantors fail to pay or bond final judgments aggregating in excess of $100 million, and such judgments are not discharged, waived or stayed within 45 days, an event of default will arise under the Master Lease.

•	GLPI’s Mortgage Financing—We and the Lease Guarantors have agreed to satisfy certain non-monetary obligations that may be imposed if GLPI mortgages the properties that are subject to the Master Lease. These non-monetary mortgage obligations may include, among other similar items, compliance with covenants related to the maintenance and repair of such properties, the procurement of insurance policies, and the operation of the properties in compliance with the mortgage documents; provided, that such obligations cannot adversely increase our non-monetary obligations under the Master Lease or diminish our rights under the Master Lease, each in any material respect. A default by us or the Lease Guarantors under these nonmonetary obligations that results in an acceleration of GLPI’s mortgage financing will constitute an event of default under the Master Lease.

•	Effect of End of Term or Not Renewing the Master Lease—If we do not renew the Master Lease at the stipulated renewals or we do not enter into a new master lease at the end of the term, we will be required to sell the business of tenant. If we cannot agree upon acceptable terms of sale with a qualified successor tenant within a three month period after potential successive tenants are identified, GLPI will select the successor tenant to purchase our business through a competitive auction. If this occurs, we will be required to transfer our business to the highest bidder at the auction, subject to regulatory approvals.

The Meadows Lease contains provisions that are similar to many of the foregoing provisions of the Master Lease.

Substantially all of our gaming facilities are leased and could experience risks associated with leased property, including risks relating to lease termination, lease extensions, charges and our relationship with GLPI, which could have a material adverse effect on our business, financial position or results of operations.

We lease 14 of the gaming facilities we operate pursuant to the Master Lease with GLPI and we lease the Meadows pursuant to the Meadows Lease with GLPI. The Leases provide that GLPI may terminate each Lease for a number of reasons, including, subject to applicable cure periods, the default in any payment of rent, taxes or other payment obligations or the breach of any other covenant or agreement in the lease. Termination of either of the Leases could result in a default under our debt agreements and could have a material adverse effect on our business, financial position or results of operations. There can also be no assurance that we will be able to comply with our obligations under the Leases in the future.

Each of the Leases is a “triple-net lease.” Accordingly, in addition to rent, we are required to pay among other things the following: (i) all facility maintenance, (ii) all insurance required in connection with the leased properties and the business conducted on the leased properties, (iii) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (iv) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. We are responsible for incurring the costs described in the preceding sentence notwithstanding the fact that many of the benefits received in exchange for such costs shall in part accrue to GLPI as owner of the associated facilities.

In addition, if some of our leased facilities should prove to be unprofitable, we could remain obligated for lease payments and other obligations under the Leases even if we decided to withdraw from those locations. We could incur special charges relating to the closing of such facilities including lease termination costs, impairment charges and other special charges that would reduce our net income and could have a material adverse effect on our business, financial condition and results of operations.

We face risks associated with growth and acquisitions.

We regularly evaluate opportunities for growth through development of gaming operations in existing or new markets, through acquiring other gaming, hospitality and entertainment businesses or through redeveloping our existing locations. The expansion of our operations, whether through acquisitions, development or internal growth, could divert management’s attention and could also cause us to incur substantial costs, including legal, professional and consulting fees. It is uncertain that we will be able to identify, acquire, develop or profitably manage additional companies or operations or successfully integrate such companies or operations into our existing operations without substantial costs, delays or other problems. Additionally, it is uncertain that we will receive gaming or other necessary licenses or governmental approvals for our new projects or in jurisdictions that we have not operated in the past or that gaming will be approved in jurisdictions where it is not currently approved. Further, we may not obtain adequate financing for such opportunities on acceptable terms.

If we make new acquisitions or new investments, we may face additional risks related to our business, results of operations, financial condition, liquidity and ability to satisfy our financial covenants and comply with other restrictive covenants under our debt agreements.

We derived 28.5% and 28.7% of our revenues for the year ended December 31, 2016 from our casinos located in Louisiana and Missouri, respectively, and are especially subject to certain risks, including economic and competitive risks, associated with the conditions in those areas and in the states from which we draw patrons.

Four of our sixteen gaming facilities on which we operate are located in Louisiana. During the year ended December 31, 2016, we derived 28.5% of our revenues from these four casinos, including 14.5% from one of them, L’Auberge Lake Charles in Lake Charles, Louisiana. In addition, we derived 28.7% of our revenues from three casinos in the Missouri region during the year ended December 31, 2016. These percentages are not reflective of a full year of revenue contributions from the Meadows.

Because we expect to derive a significant percentage of our revenues from operating facilities concentrated in two states, we are subject to greater risks from regional conditions than a gaming company operating facilities in several different geographies. A decrease in revenues from or increase in costs for any of these locations is likely to have a proportionally greater impact on our business and operations than it would for a gaming company with more geographically diverse facilities. Risks from regional conditions include the following:

•	regional economic conditions;

•	regional competitive conditions, including legalization or expansion of gaming in Louisiana or Missouri or in neighboring states;

•	reduced land and air travel due to increasing fuel costs or transportation disruptions;

•	inaccessibility of the area due to inclement weather, road construction or closure of primary access routes;

•	the outbreak of public health threats at any of our facilities, or in the areas in which they are located, or the perception that such threats exist; and

•	a decline in the number of visitors.

Our indebtedness (including our obligations under the 5.625% Senior Notes due 2024, the Credit Facilities and the Master Lease) and projected future borrowings could adversely affect our financial health; future cash flows may not be sufficient to meet our obligations, and we may have difficulty obtaining additional financing; and we may experience adverse effects as a result of interest rate fluctuations.

As of March 31, 2017, we had indebtedness of $924.5 million, including $500.0 million aggregate principal amount of the 5.625% Senior Notes due 2024 (the “2024 Notes”), $173.4 million in borrowings under our revolving commitment under our Credit Facilities and $251.0 million in outstanding term loans under our Credit Facilities. In addition, we had $9.2 million in outstanding letters of credit under our Credit Facilities as of March 31, 2017.

There can be no assurance in the future that we will generate sufficient cash flow from operations or through asset sales to meet our expected long-term debt service obligations (including our obligations under the 2024 Notes, the Credit Facilities and the Master Lease). Our indebtedness (including our obligations under the 2024 Notes, the Credit Facilities and the Master Lease) and projected future borrowings could have important adverse consequences to us, such as:

•	making it more difficult for us to satisfy our obligations with respect to our expected indebtedness (including our obligations under the 2024 Notes, the Credit Facilities and the Master Lease);

•	limiting our ability to obtain additional financing without restructuring the covenants in our expected indebtedness to permit the incurrence of such financing;

•	requiring a substantial portion of our cash flow to be used for payments on the debt (including our obligations under the 2024 Notes, the Credit Facilities and the Master Lease) and related interest (as applicable), thereby reducing our ability to use cash flow to fund other working capital, capital expenditures and general corporate requirements;

•	limiting our ability to respond to changing business, industry and economic conditions and to withstand competitive pressures, which may affect our financial condition;

•	causing us to incur higher interest expense in the event of increases in interest rates on our borrowings that have variable interest rates or in the event of refinancing existing debt at higher interest rates;

•	limiting our ability to make investments, dispose of assets, pay cash dividends or repurchase stock;

•	increasing our vulnerability to downturns in our business, our industry or the general economy and restricting us from making improvements or acquisitions or exploring business opportunities;

•	placing us at a competitive disadvantage to competitors with less debt or greater resources; and

•	subjecting us to financial and other restrictive covenants in our indebtedness, the non-compliance with which could result in an event of default.

We cannot assure you that our business will generate sufficient cash flow from operations, that our anticipated revenue growth will be realized, or that future borrowings will be available to us under our debt agreements in amounts sufficient to enable us to pay our indebtedness (including our obligations under the 2024 Notes, the Credit Facilities and the Master Lease) or to fund our other liquidity needs. In addition, as we undertake substantial new developments or facility renovations or if we consummate significant acquisitions in the future, our cash requirements and our debt service requirements may increase significantly.

If we fail to generate sufficient cash flow from future operations to meet our expected debt service obligations (including our obligations under the 2024 Notes, the Credit Facilities and the Master Lease), we may need to refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt on attractive terms, commercially reasonable terms or at all, particularly because of our anticipated high levels of debt and the debt incurrence restrictions imposed by the agreements expected to govern our debt.

Our borrowings under our Credit Facilities are at variable rates of interest, which could expose us to market risk from adverse changes in interest rates. While we may enter into interest rate hedges in the future, we currently have no such interest rate hedges. If interest rates increase, our debt service obligations on the variable-rate indebtedness could increase significantly even though the amount borrowed would remain the same.

Our indebtedness imposes restrictive covenants on us.

Our Credit Facilities and the indenture governing the 2024 Notes impose various customary negative covenants on us and our restricted subsidiaries. The restrictions that are imposed by these debt instruments include, among other obligations, limitations on our and our restricted subsidiaries’ ability to:

•	incur additional debt;

•	make payments on subordinated obligations;

•	make dividends or distributions and repurchase stock;

•	make investments;

•	grant liens on our property to secure debt;

•	enter into certain transactions with affiliates;

•	sell assets or enter into mergers or consolidations;

•	create dividend and other payment restrictions affecting our subsidiaries;

•	change the nature of our lines of business;

•	designate restricted and unrestricted subsidiaries; and

•	make material amendments to the Master Lease.

In addition, the Credit Facilities require us to maintain specified financial ratios and to satisfy certain financial tests, including interest coverage, maximum consolidated total net leverage and maximum consolidated senior secured net leverage ratios. The Credit Facilities also contain certain customary affirmative covenants and events of default, which events of default include the occurrence of a change of control, revocation of material licenses by gaming authorities (subject to a cure period), termination of the Leases and a cross-default to certain events of default under the Leases. The terms of the indenture governing the 2024 Notes also include customary covenants and defaults for debt issuances of that nature. Our ability to comply with the covenants contained in these instruments may be affected by general economic conditions, industry conditions, and other events beyond our control, including delay in the completion of new projects under construction. As a result, we cannot assure you that we will be able to comply with these covenants. Our failure to comply with the covenants contained in the Credit Facilities or the indenture governing the 2024 Notes, including failure to comply as a result of events beyond our control, could result in an event of default under our debt instruments, which could materially and adversely affect our operating results and our financial condition.

If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable, subject to applicable grace periods. This could trigger cross-defaults our other debt instruments. We cannot assure you that our assets or cash flow would be sufficient to repay borrowings under our debt instruments if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on any of those proposed debt instruments.

To service our indebtedness and make payments under the Leases, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, make payments under the Leases and fund planned capital expenditures and expansion efforts will depend upon our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flows from operations, or that future borrowings will be available to us under our Credit Facilities in amounts sufficient to enable us to pay our obligations under the Leases or pay our indebtedness, as such indebtedness matures and to fund our other liquidity needs. In such circumstances, we may need to refinance all or a portion of our indebtedness, at or before maturity, and cannot provide assurances that we will be able to refinance any of our expected indebtedness on commercially reasonable terms, or at all. We may have to adopt one or more alternatives, such as reducing or delaying planned expenses and capital expenditures, selling assets, restructuring debt, or obtaining additional equity or debt financing or joint venture partners. These financing strategies may not be completed on satisfactory terms, if at all. In addition, certain states’ laws contain restrictions on the ability of companies engaged in the gaming business to undertake certain financing transactions. Some restrictions may prevent us from obtaining necessary capital.

Our ability to obtain additional financing on commercially reasonable terms may be limited.

Although we believe that our cash, cash equivalents and short-term investments, as well as future cash from operations and availability under our revolving credit facility, will provide adequate resources to fund ongoing operating requirements, we may need to seek additional financing to compete effectively. As a result of the Spin-Off and Merger with GLPI, Former Pinnacle sold substantially all of its real estate and as a result, we have less collateral with which we are able to secure financing in the future. This may result in us entering into debt financing terms that are more expensive and on less than ideal terms. Our debt ratings affect both our ability to raise debt financing and the cost of that financing. Future downgrades of our debt ratings may increase our borrowing costs and affect our ability to access the debt markets on terms and in amounts that would be satisfactory to us. If we are unable to obtain financing on commercially reasonable terms, it could:

•	reduce funds available to us for purposes such as working capital, capital expenditures, strategic acquisitions and other general corporate purposes;

•	restrict our ability to capitalize on business opportunities;

•	increase our vulnerability to economic downturns and competitive pressures in the markets in which we operate; and

•	place us at a competitive disadvantage.

In the event that we undertake future development plans for capital-intensive projects, we may be required to borrow significant amounts under our Credit Facilities and, depending on which projects are pursued to completion, may cause us to incur substantial additional indebtedness.

We expect to fund our working capital and general corporate requirements (including our development activities) with cash flow from operations and funding from our debt agreements, but cannot provide assurances that such financing will provide adequate funding for our future developments. In the event that we pursue future developments and our future cash flows from operations do not match the levels we currently anticipate, whether due to downturns in the economy or otherwise, we may need to amend the terms of our credit facility or obtain waivers from our lenders in order to implement future development plans. We may not be able to obtain such an amendment or waiver from our lenders. In such event, we may need to raise funds through the capital markets and may not be able to do so on favorable terms or on terms acceptable to us.

We may experience an impairment of our goodwill, other intangible assets, or long-lived assets, which could adversely affect our financial condition and results of operations.

We test goodwill and other indefinite-lived intangible assets for impairment annually during the fourth quarter (October 1st test date), or more frequently if events or circumstances indicate that the carrying amount may not be recoverable. A significant amount of judgment is involved in performing fair value estimates for goodwill and other indefinite-lived intangible assets because the results are based on estimated future cash flows and assumptions related thereto. Significant assumptions include estimates of future sales and expense trends, liquidity and capitalization, among other factors. We base our fair value estimates on projected financial information, which we believe to be reasonable. If we are required to recognize an impairment to some portion of our goodwill and other indefinite-lived intangible assets, it could adversely affect our financial condition and results of operations. Recently, given that the Spin-Off and Merger represented a significant financial restructuring event that increased our obligations as a result of the Master Lease, we concluded that an indicator of impairment existed as of April 28, 2016, the closing date of the transactions, and recorded non-cash impairments of goodwill and other intangible assets of $321.3 million and $129.5 million, respectively. In addition, as a result of our 2016 annual assessment for impairment, we recorded non-cash impairments of goodwill and gaming licenses in the amounts of $1.2 million and $17.0 million, respectively.

We review the carrying amount of our long-lived assets whenever events and circumstances indicate that the carrying amount of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. When performing this assessment, we consider current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition, and other economic, legal, and regulatory factors. If we are required to recognize an impairment to some portion of the carrying amount of our long-lived assets, it could adversely affect our financial condition and results of operations.

Insufficient or lower-than-expected results generated from our new developments and acquisitions may negatively affect our operating results and financial condition.

We cannot assure you that the revenues generated from our new developments and acquisitions, including our acquisition of the Meadows, will be sufficient to pay related expenses if and when these developments and acquisitions are completed, or, even if revenues are sufficient to pay expenses, that the new developments and acquisitions will yield an adequate return or any return on our significant investments. In particular, achieving the anticipated synergies of the Meadows transaction, or any other transaction, is subject to a number of uncertainties, including whether the Meadows business and assets can be integrated in an efficient and effective manner. It is possible that the integration process with respect to the Meadows could take longer than anticipated and could result in the loss of valuable employees, the disruption of our or the Meadows’ ongoing business, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements. In addition, our projects, if completed, may take significantly longer than we expect to generate returns, if any. Moreover, lower-than-expected results from the opening of a new facility may negatively affect our operating results and financial condition and may make it more difficult to raise capital, even as such a shortfall would increase the need to raise capital. In addition, as new facilities on which we operate open, they may compete with the existing facilities which we own or operate.

Rising operating costs at our operations could have a negative impact on our business.

The operating expenses associated with our operations could increase due to, among other reasons, the following factors:

•	changes in the foreign, federal, state or local tax or regulations, including state gaming regulations or taxes, could impose additional restrictions or increase our operating costs;

•	aggressive marketing and promotional campaigns by our competitors for an extended period of time could force us to increase our expenditures for marketing and promotional campaigns in order to maintain our existing customer base and attract new customers;

•	as our facilities age, we may need to increase our expenditures for repairs, maintenance, and to replace equipment necessary to operate our business in amounts greater than what we have spent historically;

•	the Master Lease requires us to pay variable rent and base rent, and base rent is composed of building base rent and land base rent. Every year of the Master Lease term, building base rent is subject to an annual escalation of up to 2% and may increase without a corresponding increase in revenues. Our annual variable rent is based on changes in our net revenue and as our revenues increase, our variable rent may increase without a corresponding increase in our profits;

•	the Meadows Lease requires us to pay percentage rent and base rent. Every year of the initial term of the Meadows Lease, our base rent is subject to an annual escalation of up to 5% with each year thereafter subject to an annual escalation of up to 2% and may increase without a corresponding increase in revenues. After the first two years of the Meadows Lease and each two years thereafter, the percentage rent is based on changes in the Meadows’ average net revenue for the trailing two-lease-year period and as our Meadows’ net revenues increase, our percentage rent under the Meadows Lease may increase without a corresponding increase in the Meadows’ profits;

•	an increase in the cost of health care benefits for our employees could have a negative impact on our financial results;

•	our reliance on slot play revenues and any additional costs imposed on us from vendors;

•	availability and cost of the many products and service we provide our customers, including food, beverages, retail items, entertainment, hotel rooms, spa and golf services;

•	availability and costs associated with insurance;

•	increase in costs of labor, including due to potential unionization of our employees;

•	our facilities use significant amounts of electricity, natural gas and other forms of energy, and energy price increase may adversely affect our cost structure; and

•	our facilities use significant amounts of water, and a water shortage may adversely affect our operations.

If our operating expenses increase without any offsetting increase in our revenues, our results of operations would suffer.

Recessions have affected our business and financial condition, and economic conditions may continue to affect us in ways that we currently cannot accurately predict.

Economic recessions have had and may continue to have far reaching adverse consequences across many industries, including the gaming industry, which may have an effect on our business and financial condition. The U.S. economy experienced some weakness following a severe recession, which resulted in increased unemployment, decreased consumer spending and a decline in housing values. In addition, while the Federal Reserve took policy actions to promote market liquidity and encourage economic growth following the recession, such actions are now being curtailed as signs of improvement in the economy have emerged, and the impact of these monetary policy actions on the recovery is uncertain. Moreover, we rely on the strength of regional and local economies for the performance of each of our properties. If the national economic recovery slows or stalls, the national economy experiences another recession or any of the relevant regional or local economies suffers a downturn, we may experience a material adverse effect on our business, results of operations and financial condition.

We expect to be engaged from time to time in one or more construction and development projects, and many factors could prevent us from completing them as planned, including the escalation of construction costs beyond increments anticipated in our construction budgets.

Construction of major buildings has certain inherent risks, including the risks of fire, structural collapse, human error and electrical, mechanical and plumbing malfunction. In addition, projects entail additional risks related to structural heights and the required use of cranes. Our expected development and expansion projects also entail significant risks, including:

•	shortage of materials;

•	shortage of skilled labor or work stoppages;

•	unforeseen construction scheduling, engineering, excavation, environmental or geological problems;

•	natural disasters, hurricanes, weather interference, changes in river levels, floods, fires, earthquakes or other casualty losses or delays;

•	unanticipated cost increase or delays in completing the project;

•	delays in obtaining or inability to obtain or maintain necessary license or permits;

•	changes to plans or specifications;

•	performance by contractors and subcontractors;

•	disputes with contractors;

•	disruption of our operations caused by diversion of management’s attention to new development projects and construction at our existing properties;

•	remediation of environmental contamination at some of our proposed construction sites, which may prove more difficult or expensive than anticipated in our construction budgets;

•	failure to obtain and maintain necessary gaming regulatory approvals and licenses, or failure to obtain such approvals and licenses on a timely basis;

•	requirements or government-established “goals” concerning union labor or requiring that a portion of the project expenditures be through companies controlled by specific ethnic or gender groups, goals that may not be obtainable, or may only be obtainable at additional project cost; and

•	increases in the cost of raw materials for construction, driven by worldwide demand, higher labor and construction costs and other factors, may cause price increases beyond those anticipated in the budgets for our development projects.

Escalating construction costs may cause us to modify the design and scope of projects from those initially contemplated or cause the budgets for those projects to be increased. We will generally carry insurance to cover certain liabilities related to construction, but not all risks are covered, and it is uncertain whether such insurance will provide sufficient payment in a timely fashion even for those risks that are insured and material to us.

Construction of our development projects exposes us to risks of cost overruns due to typical construction uncertainties associated with any project or changes in the designs, plans or concepts of such projects. For these and other reasons, construction costs may exceed the estimated cost of completion, notwithstanding the existence of any guaranteed maximum price construction contracts.

Our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties.

The ownership, management and operation of gaming facilities are subject to extensive state and local regulation. The statutes, rules and regulations of the states and local jurisdictions in which we and our subsidiaries conduct gaming operations require us to hold various licenses, registrations, permits and approvals and to obtain findings of suitability. The various regulatory authorities, including the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Control Board, the Nevada Gaming Commission, the Ohio State Racing Commission, the Ohio Lottery Commission, the Pennsylvania Gaming Control Board, the Pennsylvania Harness Racing Commission and the Texas Racing Commission may, among other things, limit, condition, suspend, revoke or fail to renew a license to conduct gaming operations or prevent us from owning the securities of any of our gaming subsidiaries for any cause deemed reasonable by such licensing authorities. Substantial fines or forfeitures of assets for violations of gaming laws or regulations may be levied against us, our subsidiaries and the persons involved, including, but not limited to, our management, employees and holders of 5% or more of our securities. In addition, many of our key vendors must be licensed and found suitable by regulatory authorities and there can be no assurance that such vendors will be able to be licensed and found suitable.

To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of our existing gaming facilities. It is uncertain, however, whether we will be able to obtain any new licenses, registrations, permits, approvals and findings of suitability that may be required in the future or that existing ones will be renewed or will not be suspended or revoked. Any expansion of our gaming operations in our existing jurisdictions or into new jurisdictions may require various additional licenses, findings of suitability, registrations, permits and approvals of the gaming authorities. The approval process can be time consuming and costly, and there can be no assurance of success.

We will also be subject to a variety of other rules and regulations, including, but not limited to, laws and regulations governing payment card information and the serving of alcoholic beverages at our operating facilities. If we are not in compliance with these laws, it could adversely affect our business.

Potential changes in the regulatory environment could harm our business.

Changes in regulations affecting the casino business can affect our operations. In addition, legislators and special-interest groups have proposed legislation from time to time that would restrict or prevent gaming operations. Other regulatory restrictions or prohibitions on our gaming operations could curtail our operations and could result in decreases in revenues.

Our business may be adversely affected by legislation prohibiting tobacco smoking.

Legislation in various forms to ban indoor tobacco smoking in public places has been enacted or introduced in many states and local jurisdictions, including several of the jurisdictions in which we operate. We believe the smoking bans and restrictions have significantly impacted business volumes.

In February 2014, the Indiana Supreme Court struck down an ordinance that extended a smoking ban to restaurants and bars, but exempted a local casino. The Indiana Supreme Court held that the ordinance violated the state constitution’s equal privileges and immunities clause. While the Indiana Supreme Court’s decision only applies to this ordinance, similar challenges may be made to invalidate exemptions for casinos in ordinances and laws in Indiana which may result in new laws and ordinances that prohibit smoking at Belterra and Ameristar East Chicago. If smoking was prohibited at the facilities we operate in Indiana, we believe that this will adversely affect our businesses.

In January 2015, the New Orleans City Council unanimously approved an ordinance in the City of New Orleans that prohibits smoking in casinos, bars and restaurants. The Boomtown New Orleans facility is located in the City of Harvey and not in the City of New Orleans, so the smoking ban does not apply to such facility. However, if a smoking ban was approved in the City of Harvey, we believe that this will adversely affect our business.

Our operations are largely dependent on the skill and experience of our management and key personnel. The loss of management and other key personnel could significantly harm our business, and we may not be able to effectively replace members of management who have left our company.

Our success and our competitive position are largely dependent upon, among other things, the efforts and skills of our senior executives and management team. Although we enter into employment agreements with certain of our senior executives and key personnel, we cannot guarantee that these individuals will remain employed by us. If we lose the services of any members of our management team or other key personnel, our business may be significantly impaired. We cannot assure you that we will be able to retain our existing senior executive and management personnel or attract additional qualified senior executive and management personnel.

We expect to experience strong competition in hiring and retaining qualified property and corporate management personnel, including competition from numerous Native American gaming facilities that are not subject to the same taxation regimes as we are and therefore may be willing and able to pay higher rates of compensation. From time to time, we expect to have a number of vacancies in key corporate and property management positions. If we are unable to successfully recruit and retain qualified management personnel at our facilities or at our corporate level, our results of operations could be adversely affected.

In addition, our officers, directors and key employees are required to file applications with the gaming authorities in each of the jurisdictions in which we operate and are required to be licensed or found suitable by these gaming authorities. If the gaming authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. Furthermore, the gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications. Either result could significantly impair our operations.

We are subject to litigation which, if adversely determined, could cause us to incur substantial losses.

From time to time during the normal course of operating our businesses, we are subject to various litigation claims and legal disputes. Some of the litigation claims may not be covered under our insurance policies, or our insurance carriers may seek to deny coverage. As a result, we might also be required to incur significant legal fees, which may have a material adverse effect on our financial position. In addition, because we cannot accurately predict the outcome of any action, it is possible that, as a result of current and/or future litigation, we will be subject to adverse judgments or settlements that could significantly reduce our earnings or result in losses.

Adverse weather conditions, road construction, gasoline shortages and other factors affecting our facilities and the areas in which we operate could make it more difficult for potential customers to travel to the facilities on which we operate and deter customers from visiting our facilities.

Our business depends upon our ability to draw customers from each of the geographic markets in which we operate. Adverse weather conditions or road construction can deter our customers from traveling to the facilities on which we operate or make it difficult for them to frequent the facilities on which we operate. In late 2013 and early 2014, there were severe cold temperatures in the Midwest, that we believe adversely affected our financial performance in our Midwest segment. In 2015, Boomtown Bossier City and Belterra Park both experienced flooding which resulted in temporary closures at both properties, repair and clean-up costs and lost business volume. In 2016, L’Auberge Lake Charles and L’Auberge Baton Rouge were both negatively impacted by lost business volume due to severe rain and flooding. Moreover, gasoline shortages or fuel price increases in regions that constitute a significant source of customers for the facilities on which we operate could make it more difficult for potential customers to travel to such facilities and deter customers from visiting. The dockside gaming facilities in Indiana, Iowa, Louisiana, Mississippi and Missouri, as well as any additional riverboat or dockside casino facilities that might be developed or acquired, are also subject to risks, in addition to those associated with land-based casinos, which could disrupt our operations. Although none of the vessels on which we operate leave their moorings in normal operations, there are risks associated with the movement or mooring of vessels on waterways, including risks of casualty due to river turbulence, flooding, collisions with other vessels and severe weather conditions.

Our results of operations and financial condition could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism.

Natural disasters, such as major hurricanes, typhoons, floods, fires and earthquakes, could adversely affect our business and operating results. Hurricanes are common in the areas in which our Louisiana operations are located, and the severity of such natural disasters is unpredictable. The facilities where we operate in St. Louis (River City and Ameristar St. Charles) are located near an earthquake fault line and are subject to earthquakes. In addition, the River City casino is in an area along the Mississippi River that has historically experienced flooding. Although its foundation is built up to be above historical flooding levels, there is no certainty that this will be sufficient in future floods.

In 2005, Hurricanes Katrina and Rita caused significant damage in the Gulf Coast region. Hurricane Katrina destroyed Pinnacle’s former Biloxi, Mississippi facility. In August 2005, the Boomtown New Orleans casino on which we operate was forced to close for 34 days as a result of Hurricane Katrina. In September 2005, Hurricane Rita caused significant damage in the Lake Charles, Louisiana area and forced our L’Auberge Lake Charles facility to close for 16 days, in addition to causing physical damage. In the third quarter of 2008, Hurricanes Gustav and Ike, which struck during two key weekends, affected our Louisiana operations and our Texas customer base. Hurricane Ike also caused flooding in St. Louis, necessitating the temporary closure of Pinnacle’s former President Casino, and caused a power outage over the course of two days at Belterra in Indiana. In March 2011, our Belterra Park racetrack was forced to delay the opening of live racing due to flooding from the Ohio River. In October 2012, Hurricane Isaac delayed the opening of L’Auberge Baton Rouge for approximately a week and caused a temporary closure of Boomtown New Orleans for five days. In 2015, Boomtown Bossier City and Belterra Park both experienced flooding, which resulted in temporary closures at both properties. In 2016, L’Auberge Lake Charles and L’Auberge Baton Rouge were both negatively impacted by lost business volume due to severe rain and flooding.

Catastrophic events, such as terrorist attacks in the United States and elsewhere, have had a negative effect on travel and leisure expenditures, including lodging, gaming (in some jurisdictions) and tourism. We cannot accurately predict the extent to which such events may affect us, directly or indirectly, in the future. We also cannot assure you that we will be able to obtain or choose to purchase any insurance coverage with respect to occurrences of terrorist acts and any losses that could result from these acts. If there is a prolonged disruption at our facilities due to natural disasters, terrorist attacks or other catastrophic events, our results of operations and financial condition would be materially adversely affected.

We are exposed to a variety of natural disasters such as named windstorms, floods and earthquakes and this can make it challenging for us to obtain adequate levels of weather catastrophe occurrence insurance coverage for our facilities at reasonable rates, if at all.

Because of significant historical loss experience and the potential for future similar losses caused by hurricanes and other natural disasters, adequate insurance may be limited or may be cost prohibitive. Therefore, our policy contains sub-limits specifically for weather catastrophe occurrences. Our coverage for a named windstorm, flood and earthquake is $200 million per occurrence, subject to a deductible, including business interruption. For other catastrophes, our coverage is $700 million per occurrence, subject to a deductible, including business interruption. In addition, as a result of the worldwide economic conditions, there may be uncertainty as to the viability of certain insurance companies and their ability to pay a claim. While we believe that the insurance companies will remain solvent, there is no certainty that this will be the case in the event of a loss.

We may incur property and other losses that are not adequately covered by insurance, which may harm our results of operations.

Although we maintain insurance that our management believes is customary and appropriate for our business, we cannot assure you that insurance will be available or adequate to cover all losses and damage to which our business or our assets might be subjected. The lack of adequate insurance for certain types or levels of risk could expose us to significant losses in the event that a catastrophe occurred for which we are uninsured or underinsured. Any losses we incur that are not adequately covered by insurance may decrease our future operating income, require us to find replacements or repairs for destroyed property and reduce the funds available for payments of our obligations. The Leases require us, in the event of a casualty event, to rebuild a leased property to substantially the same condition as existed immediately before such casualty event. We renew our insurance policies (other than our builder’s risk insurance) on an annual basis. The cost of coverage may become so material that we may need to further reduce our policy limits, further increase our deductibles, or agree to certain exclusions from our coverage.

The concentration and evolution of the slot machine manufacturing industry or other technological conditions could impose additional costs on us.

A substantial majority of our revenues is attributable to slot machines operated by us at our casinos. It is important that, for competitive reasons, we offer the most popular and up-to-date slot machine games with the latest technology to our guests.

In recent years, the prices of new slot machines with additional features have escalated faster than the general rate of inflation. Furthermore, in recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring participation lease arrangements in order to acquire the machines. Participation slot machine leasing arrangements typically require the payment of a fixed daily rental. Such agreements may also include a percentage payment of coin-in or net win. Generally, a participation lease is substantially more expensive over the long-term than the cost to purchase a new machine.

For competitive reasons, we may choose to purchase new slot machines or enter into participation lease arrangements that are more expensive than the costs associated with the continued operation of our existing slot machines. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and participation lease costs, it could hurt our profitability.

We materially rely on a variety of hardware and software products to maximize revenue and efficiency in our operations. Technology in the gaming industry is developing rapidly, and we may need to invest substantial amounts to acquire the most current gaming and hotel technology and equipment in order to remain competitive in the markets in which we operate. Ensuring the successful implementation and maintenance of any new technology acquired is an additional risk.

We operate in a highly taxed industry and it may be subject to higher taxes in the future. If the jurisdictions in which we operate increase gaming taxes and fees, our operating results could be adversely affected.

In gaming jurisdictions in which we operate, state and local governments raise considerable revenues from taxes based on casino revenues and operations. We also pay property taxes, admission taxes, occupancy taxes, sales and use taxes, payroll taxes, franchise taxes and income taxes. Our profitability depends on generating enough revenues to pay gaming taxes and other largely variable expenses, such as payroll and marketing, as well as largely fixed expenses, such as property taxes and interest expense. From time to time, state and local governments have increased gaming taxes and such increases can significantly impact the profitability of gaming operations.

We cannot assure you that governments in jurisdictions in which we operate, or the federal government, will not enact legislation that increases gaming tax rates. Global economic pressures have reduced the revenues of state governments from traditional tax sources, which may cause state legislatures or the federal government to be more inclined to increase gaming tax rates.

Work stoppages, organizing drives and other labor problems could negatively impact our future profits.

We are a party to certain collective bargaining agreements, including one collective bargaining agreement at Belterra Park, one collective bargaining agreement at Ameristar East Chicago and four collective bargaining agreements at the Meadows. In addition, other unions have approached our employees. A lengthy strike or other work stoppages at any of our casino facilities or future construction projects could have an adverse effect on our business and results of operations. Labor unions are making a concerted effort to recruit more employees in the gaming industry. We cannot provide any assurance that we will not experience additional and more aggressive union activity in the future.

We face environmental and archaeological regulation of the real estate on which we operate.

Our business is subject to a variety of federal, state and local governmental statutes and regulations relating to activities or operations that may have adverse environmental effects, such as discharges to air and water and use, storage, discharge, emission and disposal of hazardous materials and concentrated animal feeding operations. These laws and regulations are complex, and subject to change, and failure to comply with such laws could result in the imposition of severe penalties or restrictions on our operations by government agencies or courts of law or the incurrence of significant costs for the remediation of spills, disposals or other releases of hazardous or toxic substances or wastes. Under certain of these laws and regulations, and under our contractual arrangements with GLPI, including the Leases, a current or previous owner or operator of property may be liable for the costs of remediating contamination on its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time that they occurred. We endeavor to maintain compliance with environmental laws, but from time to time, current or historical operations on, or adjacent to, our property may have resulted or may result in noncompliance with environmental laws or liability for cleanup pursuant to environmental laws. A material fine or penalty, severe operational or development restriction, or imposition of material remediation costs could adversely affect our business. In addition, the locations of our current or future developments may coincide with sites containing archaeologically significant artifacts, such as Native American remains and artifacts. Federal, state and local governmental regulations relating to the protection of such sites may require us to modify, delay or cancel construction projects at significant cost to us.

We are subject to certain federal, state and other regulations.

We are subject to certain federal, state and local environmental laws, regulations and ordinances that apply to businesses generally, The Bank Secrecy Act, enforced by the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Treasury Department, requires us to report currency transactions in excess of $10,000 occurring within a gaming day, including identification of the guest by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds, in response to which we have implemented Know Your Customer processes. Periodic audits by the IRS and our internal audit department assess compliance with the Bank Secrecy Act, and substantial penalties can be imposed against us if we fail to comply with this regulation. In recent years the U.S. Treasury Department has increased its focus on Bank Secrecy Act compliance throughout the gaming industry, and public comments by FinCEN suggest that casinos should obtain information on each customer’s sources of income. This could impact our ability to attract and retain casino guests.

The riverboats on which we operate must comply with certain federal and state laws and regulations with respect to boat design, on-board facilities, equipment, personnel and safety. In addition, we are required to have third parties periodically inspect and certify all of our casino barges for stability and single compartment flooding integrity. The casino barges on which we operate also must meet local fire safety standards. We would incur additional costs if any of the gaming facilities on which we operate were not in compliance with one or more of these regulations.

We are also subject to a variety of other federal, state and local laws and regulations, including those relating to zoning, construction, land use, employment, marketing and advertising and the production, sale and service of alcoholic beverages. If we are not in compliance with these laws and regulations, it could have a material adverse effect on our business, financial condition and results of operations.

The imposition of a substantial penalty could have a material adverse effect on our business.

Climate change, climate change regulations and greenhouse effects may adversely impact our operations and markets.

There is a growing political and scientific consensus that greenhouse gas emissions, also referred to herein as “GHG” continue to alter the composition of the global atmosphere in ways that are affecting and are expected to continue affecting the global climate. Climate change, including the impact of global warming, creates physical and financial risk. Physical risks from climate change include an increase in sea level and changes in weather conditions, such as an increase in changes in precipitation and extreme weather events. Climate change could have a material adverse effect on our results of operations, financial condition, and liquidity. We have described the risks to us associated with extreme weather events in the risk factors above.

We may become subject to legislation and regulation regarding climate change, and compliance with any new rules could be difficult and costly. Concerned parties, such as legislators and regulators, stockholders and nongovernmental organizations, as well as companies in many business sectors, are considering ways to reduce GHG emissions. Many states have announced or adopted programs to stabilize and reduce GHG emissions and in the past federal legislation have been proposed in Congress. If such legislation is enacted, we could incur increased energy, environmental and other costs and capital expenditures to comply with the limitations. Unless and until legislation is enacted and its terms are known, we cannot reasonably or reliably estimate its impact on our financial condition, operating performance or ability to compete. Further, regulation of GHG emissions may limit our guests’ ability to travel to our facilities as a result of increased fuel costs or restrictions on transport related emissions.

We face business and regulatory risks associated with our investment in ACDL.

PNK Development 18, LLC, one of our wholly owned unrestricted subsidiaries, owns a minority interest in Asian Coast Development (Canada) Ltd., a British Columbia corporation (“ACDL”). Entities affiliated with Harbinger Capital Partners (“Harbinger”) are the majority shareholders of ACDL. ACDL’s wholly owned subsidiary Ho Tram Project Company Limited (“HTP”) is the owner and developer of the Ho Tram Strip beachfront complex of destination integrated resorts, residential developments and golf course in the Province of Ba Ria-Vung Tau in southern Vietnam (the “Ho Tram Strip”). As a minority shareholder of ACDL, our ability to control the management, record keeping, operations and decision-making of ACDL is limited. We fully impaired the value of our investment in ACDL in the first quarter of 2013.

HTP’s operations are subject to the significant business, economic, regulatory and competitive uncertainties and contingencies frequently encountered by new businesses in new gaming jurisdictions and other risks associated with this investment, many of which are beyond ACDL’s, HTP’s or our control. The gaming elements of the businesses are subject to regulation by the government of Vietnam and uncertainty exists as to how such regulation will affect HTP’s gaming operations. Because ACDL and HTP have limited operating history, it may be more difficult for them to prepare for and respond to these types of risks than for a company with an established business and operating cash flow.

ACDL has operations outside the United States, which expose us to complex foreign and U.S. regulations inherent in doing business in Vietnam. We are subject to regulations imposed by the Foreign Corrupt Practices Act (the “FCPA”), and other anti-corruption laws that generally prohibit U.S. companies and their intermediaries from offering, promising, authorizing or making improper payments to foreign government officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions as well as other penalties. The SEC and U.S. Department of Justice in recent years have increased their enforcement activities with respect to the FCPA.

Internal control policies and procedures and the compliance program that ACDL has implemented to deter prohibited practices may not be effective in prohibiting its employees, contractors or agents from violating or circumventing our policies and the law. If ACDL’s or our employees or agents fail to comply with applicable laws or company policies governing ACDL’s international operations, we and our subsidiaries may face investigations, prosecutions and other legal and regulatory proceedings and actions which could result in civil penalties, administrative remedies and criminal sanctions which could, in turn, serve as the basis for the initiation of like proceedings by gaming regulators in one or more of the states wherein we and our subsidiaries hold gaming licenses. Any determination that we have violated the FCPA could have a material adverse effect on our financial condition and on the gaming licenses and approvals held by us and our subsidiaries.

Compliance with international and U.S. laws and regulations that apply to ACDL’s international operations increases the cost of doing business in foreign jurisdictions. ACDL will also deal with significant amounts of cash in its operations and will be subject to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by ACDL could have a negative effect on us.

We are subject to extensive governmental regulations that impose restrictions on the ownership and transfer of our securities.

We are subject to extensive governmental regulations that relate to our current or future gaming operations and that impose certain restriction on the ownership and transfer of our securities.

In addition, we may be required by gaming authority to redeem shares of our common stock in the event that a stockholder is deemed to be unsuitable by a gaming regulatory authority. Our certificate of incorporation requires that if a person owns or controls our securities, including shares of our common stock, and is determined by a gaming authority to be unsuitable to own or control such securities or in the sole discretion of our Board of Directors is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct or intend to conduct gaming activities, we may redeem, and we may be required by a gaming authority to redeem, such person’s securities to the extent required by the government gaming authority or deemed necessary or advisable by us.

If a gaming authority requires us, or if we deem it necessary or advisable, to redeem such securities, we will serve notice on the holder who holds securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us, which in our discretion may be the original purchase price, the then current trading price of the securities or another price we determine. Unless the gaming authority requires otherwise, the redemption price will in no event exceed:

•	the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the person who has been determined to be unsuitable, or

•	if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in NASDAQ National Market System, or

•	if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system.

The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not so required, as we elect. Any promissory note shall contain such terms and conditions as our Board of Directors determines necessary or advisable to comply with any applicable law or regulation or to prevent a default under any of our Debt Agreements. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the tenth anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of 2% per annum.

Beginning on the date that a gaming authority serves notice of a determination of unsuitability or the loss or threatened loss of a gaming license upon us, and until the securities owned or controlled by the unsuitable person are owned or controlled by persons found by such gaming authority to be suitable to own them, it is unlawful for the unsuitable person or any affiliate of such person (i) to receive any dividend, payment, distribution or interest with regard to the securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in our securities entitled to vote, or (iii) to receive any remuneration in any form from the corporation or an affiliated company for services rendered or otherwise.

From and after the date of redemption, such securities will no longer be deemed to be outstanding and all rights of the person who was determined to be unsuitable, other than the right to receive the redemption price, will cease. Such person must surrender the certificates for any securities to be redeemed in accordance with the requirements of the redemption notice.

All persons owning or controlling securities of the Company and any affiliated companies must comply with all requirements of the gaming laws in each gaming jurisdiction in which we or any of our affiliated companies conduct or intend to conduct gaming activities. All securities of the Company must be held subject to the requirements of such gaming laws, including any requirement that (i) the holder file applications for gaming licenses with, or provide information to, applicable gaming authorities, or (ii) that any transfer of such securities may be subject to prior approval by gaming authorities, and any transfer of our securities in violation of any such approval requirement are not permitted and the purported transfer is void ab initio.

Ownership and transfer of our securities could be subjected at any time to additional or more restrictive regulations, including regulation in applicable jurisdictions where there are no current restrictions on the ownership and transfer of our securities or in new jurisdictions where we may conduct our operations in the future. A detailed description of such regulations, including the requirements under gaming laws of the jurisdictions in which we operate.

The market price for our common stock may be volatile, and you may not be able to sell our stock at a favorable price or at all.

Many factors could cause the market price of our common stock to rise and fall, including:

•	actual or anticipated variations in our quarterly results of operations;

•	change in market valuations of companies in our industry;

•	change in expectations of future financial performance;

•	regulatory changes;

•	fluctuations in stock market prices and volumes;

•	issuance of common stock market prices and volumes;

•	issuance of common stock or other securities in the future;

•	the addition or departure of key personnel; and

•	announcements by us or our competitors of acquisitions, investments, dispositions, joint ventures or other significant business decisions.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to companies’ operating performance. Broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, shareholder derivative lawsuits and/or securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

Ratio of Earnings to Fixed Charges

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Three months ended March 31,		Year ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (a)	1.2x	1.8x	—	1.2x	1.2x	—	1.0x

(a)	In computing the ratio of earnings to fixed charges: (x) earnings were pre-tax income (loss) from continuing operations before losses from equity method investments and fixed charges, excluding capitalized interest; and (y) fixed charges were the sum of interest expense, amortization of debt issuance costs and debt discount/premium, capitalized interest and the estimated interest component included in rental expense. Due principally to our large non-cash charges deducted to compute such earnings, earnings so calculated were less than fixed charges by $99.5 million and $485.9 million for the years ended December 31, 2013 and December 31, 2016, respectively.

Use of Proceeds

Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures (including for new development projects), repayment or refinancing of borrowings, working capital, investments, acquisitions and the repurchase of our common stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

Description of Securities We May Offer

We may issue from time to time, in one or more offerings the following securities:

•	debt securities;

•	shares of preferred stock;

•	depositary shares;

•	shares of common stock;

•	warrants exercisable for our debt securities, preferred stock, common stock or depositary shares and/or other securities;

•	rights to purchase our debt securities, preferred stock, common stock or other securities;

•	purchase contracts to purchase our securities at a future date or dates; and

•	units comprised of our debt securities, preferred stock, depositary shares, common stock, warrants, rights or purchase units, or other combinations of such securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and convertible into shares of common stock, another series of preferred stock or other securities.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.

Description of Debt Securities

We may offer secured or unsecured debt securities of Pinnacle Entertainment, Inc., which may be convertible.

The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, or Trust Indenture Act. If we issue additional 2024 Notes, they will be issued under an indenture dated as of April 28, 2016, between us and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented by that certain First Supplemental Indenture dated as of October 12, 2016, or a further supplement thereto. See “—Additional Issuances of Our 5.625% Senior Notes Due 2024.”

The forms of base indentures filed as exhibits to the registration statement of which this prospectus is a part include a form of base senior note indenture under which one or more series of senior debt securities may be issued and a form of base senior subordinated note and subordinated note indenture under which one or more series of senior subordinated debt securities and one or more series of subordinated debt securities may be issued, subject to any amendments or supplements to such base indentures as we may adopt from time to time, which forms are incorporated by reference into this prospectus. We use the term “indentures” to refer to the base senior note indenture and the base senior subordinated note and subordinated note indenture. You should read the indentures because they will control your rights as a holder of debt securities. The terms of the indentures will also be governed by the Trust Indenture Act. You should refer to the applicable indenture for more specific information.

The following description is a summary of selected general provisions relating to the debt securities and the indentures. When the debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or other offering material is subject to and is qualified in its entirety by reference to all the provisions of the applicable indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein.

We use the term “trustee” to refer to the trustee or trustees under any of the indentures we may enter into.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations, will represent our senior, senior subordinated or subordinated obligations and may be issued from time to time in one or more series. The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated debt, including, as of March 31, 2017, $500 million aggregate principal amount of the 2024 Notes. Unless otherwise specified in a prospectus supplement, the senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured or revolving term credit facility, such as our credit facility, to the extent of the collateral for such secured indebtedness. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to such indenture, to the senior indebtedness designated in such indenture or supplemental indenture, information incorporated by reference or related free writing prospectus and will rank equally with our other senior subordinated indebtedness and senior to any future indebtedness of Pinnacle that is specifically subordinated to such securities. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness designated in such indenture or supplemental indenture, information incorporated by reference or related free writing prospectus. All these debt securities will be structurally subordinate and junior to the liabilities of our subsidiaries.

We will include in a supplement to this prospectus the aggregate principal amount and the specific terms of each series of the debt securities being offered (including any pricing supplement or term sheet). These terms will include some or all of the following:

•	the title and ranking of the debt securities;

•	any limit on the total principal amount of the debt securities; unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series;

•	the price or prices at which the debt securities will be issued, including the amount of discount or premium, if any, with which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices and any provisions for mandatory repurchase offers under certain circumstances;

•	the terms, if any, on which such debt securities will be subordinate to other debt, including whether such subordination is on a senior subordinated basis or a subordinated basis;

•	the provisions, if any, relating to any guarantees of the debt securities and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other debt of the guarantors;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	provisions relating to covenant defeasance and legal defeasance provisions;

•	the security registrar and the paying agent for the debt securities;

•	if applicable, the terms of any right to convert debt securities into shares of, or exchange debt securities for, Pinnacle Entertainment common stock or other securities or property;

•	whether the securities issued by us will be secured or unsecured, and, if secured, what the collateral will consist of and, if applicable, the terms and conditions upon which any liens securing such securities may be subordinated to other liens securing other debt;

•	whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	the covenants of Pinnacle Entertainment with respect to a series of debt securities which are in addition to, modify or delete those described in the applicable indenture;

•	the events of default relating to the debt securities which are in addition to, modify or delete those described in the applicable indenture; and

•	any other terms of the debt securities which are in addition to, modify or delete those described in the applicable indenture.

Unless otherwise indicated in a prospectus supplement, information incorporated by reference or other offering material, the debt securities will be issued in registered form, without coupons, and in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement, information incorporated by reference or other offering material.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement, information incorporated by reference or other offering material the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

Selection and Notice Upon Optional Redemption

Optional redemption provisions, if any, relating to any series of debt securities will be described in any prospectus supplement. The indentures provide that, in the event of an optional redemption, if less than all of the debt securities of any series are to be redeemed at any time, the trustee will select the debt securities of such series to be redeemed among the holders of debt securities of such series as follows:

(1)	if the debt securities of such series are listed, in compliance with the requirements of the principal national securities exchange on which the debt securities of such series are listed, or

(2)	if the debt securities of such series are not so listed, on a pro rata basis, by lot or in accordance with any DTC procedures.

No debt securities of less than $2,000 shall be redeemed in part. Notices of redemption will be mailed by first class mail (or in the case of global notes, given pursuant to applicable DTC procedures) at least 15 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address, except that (a) redemption notices may be mailed or given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities (whether by covenant or legal defeasance) or a satisfaction and discharge of the indenture with respect to the applicable series of debt securities and (b) redemption notices may be mailed or given less than 15 or more than 60 days prior to a redemption date if so required by any applicable gaming in connection with a redemption described below under the caption “—Mandatory Redemption or Disposition Pursuant to Gaming Laws.” In connection with any redemption of debt securities (including with the net cash proceeds of an equity offering), any such redemption may, at Pinnacle’s discretion, be subject to one or more conditions precedent, such as refinancing, acquisitions or equity offerings. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Pinnacle’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by Pinnacle in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by Pinnacle in its sole discretion) by the redemption date, or by the redemption date so delayed.

If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. In the case of physical debt securities, a new debt security in principal amount equal to the unredeemed portion of the original security will be issued (or a book entry position made) in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption (subject to satisfaction of any applicable conditions precedent). Unless we default in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on debt securities or portions of them called for redemption.

Covenants

In addition to any covenants specified in the applicable prospectus supplement for any series of debt securities, under the indentures, we will agree:

•	to pay the principal of, premium, if any, and interest and additional interest, if any, on the debt securities when due;

•	to file reports with the SEC;

•	to deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures; and

•	to not at any time insist upon, plead or take the benefit of any stay, extension or usury law.

Merger, Consolidation, or Sale of Assets

Each of the indentures provides that Pinnacle may not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not Pinnacle is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Pinnacle and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another person unless:

(1)	either (a) Pinnacle is the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than Pinnacle) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a person organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such person is not a corporation, a co-obligor of the debt securities of a particular series is a corporation organized or existing under such laws);

(2)	the person formed by or surviving any such consolidation or merger (if other than Pinnacle) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the debt securities of such series and the performance of every covenant of the debt securities of such series and the applicable indenture on the part of Pinnacle to be performed or observed;

(3)	Pinnacle or the person formed by or surviving any such consolidation or merger (if other than Pinnacle) shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

In addition, Pinnacle may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other person.

Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of Pinnacle’s and its Restricted Subsidiaries’ assets, taken as a whole, in compliance with the provisions of this “Merger,

Consolidation or Sale of Assets” covenant, Pinnacle will be released from the obligations under the debt securities of such series and the applicable indenture except with respect to any obligations that arise from, or are related to, such transaction.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(i)	a merger, consolidation, sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Pinnacle and any of its Restricted Subsidiaries;

(ii)	a merger between Pinnacle and an affiliate of Pinnacle incorporated or formed solely for the purpose of reincorporating or reorganizing Pinnacle in another state of the United States or the District of Columbia or changing the legal domicile of Pinnacle or for the sole purpose of forming or collapsing a holding company structure or changing the form of legal entity; or

(iii)	any transfers, sales or dispositions of real property and related assets to GLPI or its Subsidiaries to the extent Pinnacle or its Restricted Subsidiaries will lease such real property and related assets.

As used in the applicable indenture and in this description, the word “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Pinnacle’s or its Restricted Subsidiaries’ assets, taken as a whole, in compliance with the foregoing provision, the successor person formed by such consolidation or into or with which Pinnacle is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the applicable indenture referring to Pinnacle shall refer instead to the successor person and not to Pinnacle), and may exercise every right and power of Pinnacle under the applicable indenture with the same effect as if such successor person had been named as Pinnacle in the applicable indenture; provided, however, that the predecessor Pinnacle shall not be relieved from the obligation to pay the principal of, premium on, if any, interest and Liquidated Damages (as defined below), if any, on the debt securities except in the case of a sale, assignment, transfer, conveyance or other disposition of all of Pinnacle’s or its Restricted Subsidiaries’ assets, taken as a whole, that meets the requirements of with the provisions of the indentures described under this heading.

Events of Default and Remedies

Each indenture provides that each of the following constitutes an event of default with respect to debt securities of any series (unless in the establishing board resolution, supplemental indenture or officers’ certificate, it is provided that such series shall not have the benefit of said event of default):

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages (as defined below) with respect to, the debt securities of such series;

(2)	default in payment when due of the principal of or premium, if any, on the debt securities of such series;

(3)	subject to the last paragraph of this covenant, failure by Pinnacle or any of its Restricted Subsidiaries for 60 days after receipt of notice from the trustee or holders of at least 25% in principal amount of the debt securities of such series then outstanding voting as a single class to comply with any of the other agreements in the applicable indenture (other than an agreement that has been included in the applicable indenture solely for the benefit of a series of debt securities other than such series), unless such failure to comply has been waived; and

(4)	certain events of bankruptcy or insolvency described in the applicable indenture with respect to Pinnacle or any of its Restricted Subsidiaries that is a significant subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a significant subsidiary; and

(5)	any other event of default provided with respect to the debt securities of such series, which is specified in a board resolution, a supplemental indenture or an officers’ certificate establishing the particular series of debt securities.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to Pinnacle, all debt securities of a series then outstanding (or such portion of the principal amount of any debt securities of such series, if other than the entire principal amount thereof is to be due and payable under the terms of the debt securities of such series) will become due and payable immediately without further action or notice. Subject to the terms of a board resolution, a supplemental indenture or an officers’ certificate establishing a series of debt securities, if any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of such series (or such portion of the principal amount of any debt securities of such series, if other than the entire principal amount thereof is to be due and payable under the terms of the debt securities of such series) may declare all the debt securities of such series to be due and payable immediately.

Holders of the debt securities of a series may not enforce the applicable indenture or the debt securities of such series except as provided in the applicable indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding debt securities of a series may direct the trustee in writing in its exercise of any trust or power. The trustee may withhold from holders of the debt securities of such series notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest.

The holders of a majority in aggregate principal amount of the debt securities of a series then outstanding by written notice to the trustee may on behalf of the holders of all of the debt securities of such series waive any existing default or event of default with respect to the debt securities of such series and its consequences under the applicable indenture except a continuing default or event of default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the debt securities of such series; provided that the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may rescind an acceleration of the debt securities of such series and waive the payment default that resulted from such acceleration.

Pinnacle is required to deliver to the trustee annually a statement regarding compliance with the applicable indenture. Upon becoming aware of any default or event of default, Pinnacle is required to deliver to the trustee, a statement specifying such default or event of default. In the event that the holders of at least 25% in principal amount of the then outstanding debt securities of a series deliver to the trustee a notice of a default or an event of default or an acceleration, such holders also shall deliver a copy of such notice to the landlord under the Master Lease.

Notwithstanding the foregoing, in the event of a default by Pinnacle or any of its Restricted Subsidiaries in the performance of any of their respective obligations under the applicable indenture with respect to the debt securities of a series, including any default in the payment of any sums payable thereunder, then, in each and every such case, subject to applicable gaming laws, the landlord under the Master Lease shall have the right (subject to the terms of the Master Lease), but not the obligation, to cause the default or defaults to be cured or remedied (to the extent such default is susceptible to cure or remedy) prior to the end of any applicable notice and cure periods set forth in the applicable indenture, and any such tender of payment or performance by the landlord under the Master Lease shall be accepted by the trustee and the holders of the debt securities of such series and shall constitute payment and/or performance by Pinnacle or such Restricted Subsidiary for purposes of the applicable indenture.

Notwithstanding clause (3) of the first paragraph above or any other provision of the applicable indenture, except as provided in the final sentence of this paragraph, the sole remedy for any failure to comply by Pinnacle with the SEC reporting covenant described above or any failure to comply with the requirements of Section 314(a) of the TIA shall be the payment of liquidated damages as described in the following sentence, such failure to comply shall not constitute an event of default with respect to the debt securities of a particular series, and holders of the debt securities of such series shall not have any right under the applicable indenture to accelerate the maturity of the debt securities of such series as a result of any such failure to comply. If a failure to comply by Pinnacle with the SEC reporting covenant described above or any failure to comply with the requirements of Section 314(a) of the TIA continues for 60 days after Pinnacle receives notice of such failure to comply in accordance with clause (3) of the first paragraph above (such notice, the “Reports Default Notice”), and is continuing on the 60th day following Pinnacle’s receipt of the Reports Default Notice, Pinnacle will pay liquidated damages to all holders of the debt securities of such series at a rate per annum equal to 0.25% of the principal amount of the debt securities of such series (“Liquidated Damages”) from the 60th day following Pinnacle’s receipt of the Reports Default Notice to, but not including the earlier of (x) the 121st day following Pinnacle’s receipt of the Reports Default Notice and (y) the date on which the failure to comply by Pinnacle with the SEC reporting covenant described above or any failure to comply with the requirements of Section 314(a) of the TIA shall have been cured or waived. On the earlier of the date specified in the immediately preceding clauses (x) and (y), such Liquidated Damages will cease to accrue. If the failure to comply by Pinnacle with the SEC reporting covenant described above or any failure to comply with the requirements of Section 314(a) of the TIA shall not have been cured or waived on or before the 121st day following Pinnacle’s receipt of the Reports Default Notice, then the failure to comply by Pinnacle with the SEC reporting covenant described above or any failure to comply with the requirements of Section 314(a) of the TIA shall on such 121st day constitute an event of default with respect to the debt securities of such series. A failure to comply with the SEC reporting covenant described above or any failure to comply with the requirements of Section 314(a) of the TIA automatically shall cease to be continuing and shall be deemed cured at such time as Pinnacle furnishes to the trustee the applicable information or report (it being understood that the availability of such information or report on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy Pinnacle’s obligation to furnish such information or report to the trustee); provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR service (or its successor).

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or direct or indirect stockholder, past, present or future, of Pinnacle or any successor entity, as such, will have any liability for any obligations of Pinnacle under the debt securities, the applicable indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Payment Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change any paying agent or registrar without notice to any holder of the debt securities.

Conversion Rights

If debt securities of any series are convertible into common stock or other securities or property, the related prospectus supplement will discuss the conversion terms. Those terms will include provisions as to whether the conversion is mandatory or at the option of the holder and may also include provisions for calculating the number of shares of common stock or other securities or property to be delivered upon conversion.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders will be required to pay all taxes due on transfer. Pinnacle is not required to transfer or exchange any debt security selected for redemption. Also, Pinnacle is not required to transfer or exchange any debt security of a series for a period of 15 days before the mailing of a notice of redemption with respect to the debt securities of such series.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the applicable indenture (including, without limitation, any provisions relating to any mandatory offer by Pinnacle to purchase or repurchase any debt securities and the defined terms used therein) or the debt securities issued thereunder may be amended or supplemented, with respect to a particular series of debt securities affected by such amendment or supplement, with the consent of the holders of at least a majority in principal amount of such series of debt securities voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and, subject to certain exceptions, any existing default or compliance with any provision of the applicable indenture or the debt securities may be waived with respect to a particular series of debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

(1)	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of any series of debt securities (other than provisions relating to any mandatory offer by Pinnacle to purchase or repurchase any debt securities and the defined terms used therein and other provisions for effecting a redemption that do not reduce the redemption price);

(3)	reduce the rate of or change the time for payment of interest on any debt security;

(4)	waive a default or event of default in the payment of principal of or interest or premium or Liquidated Damages on the debt securities of any series (except a rescission of acceleration of the debt securities of such series by the holders of at least a majority in aggregate principal amount of the debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(5)	make any debt security payable in money other than that stated in the debt securities;

(6)	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the contractual rights of holders of debt securities of any series expressly set forth in the applicable indenture to receive payments of principal of or interest or premium or Liquidated Damages on the debt securities of such series;

(7)	waive a redemption payment with respect to any debt securities (other than a payment required by one of the provisions providing for the mandatory offer by Pinnacle to purchase or repurchase any debt securities of such series); or

(8)	make any change in the preceding amendment and waiver provisions.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series. A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture with respect to one or more particular series of debt securities (whether or not such covenant or other provision has expressly been included solely for the benefit of such series of debt securities), or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

Notwithstanding the preceding, without the consent of any holder of debt securities, Pinnacle and the trustee may amend or supplement the applicable indenture or the debt securities of one or more series:

(1)	to cure any ambiguity, defect, mistake or inconsistency, provided such action shall not adversely affect the interests of the holders of debt securities of such series;

(2)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3)	(a) to reflect a change in the name or form of entity or jurisdiction of organization of Pinnacle or (b) to provide for the assumption of Pinnacle’s obligations to holders of debt securities of such series in the case of a merger or consolidation or sale of all or substantially all of Pinnacle’s assets;

(4)	to comply with the rules of any applicable securities depository;

(5)	to comply with requirements of applicable gaming laws or to provide for requirements imposed by applicable gaming authorities;

(6)	to provide for the issuance of additional debt securities of any series of debt securities (including any additional or different restrictions on transfer or exchange of such additional debt securities, including without limitation those that would be appropriate if the additional debt securities were issued in a transaction exempt from registration under the Securities Act) in accordance with the limitations set forth in the applicable indenture;

(7)	to make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities (including to provide for any guarantees of the debt securities of such series or any collateral securing the debt securities of such series or any guarantees of the debt securities of such series) or that does not materially adversely affect the legal rights under the applicable indenture of any such holder;

(8)	to conform the text of the applicable indenture or the debt securities of any series to any provision of the “Description of Notes” or similar section of any prospectus or prospectus supplement or other offering document relating to the offering of such series of debt securities, as set forth in an officers’ certificate;

(9)	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as permitted by the applicable indenture;

(10)	to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no debt security described in clause (i) outstanding;

(11)	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

(12)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

Legal Defeasance and Covenant Defeasance

Each indenture provides that Pinnacle may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding debt securities of a particular series (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of or interest or premium on the debt securities of such series when such payments are due from the trust referred to below;

(2)	Pinnacle’s obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, the replacement of mutilated, destroyed, lost or stolen debt securities of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Pinnacle’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the applicable indenture as it relates to the debt securities of such series.

In addition, Pinnacle may, at its option and at any time, elect to have the obligations of Pinnacle released with respect to certain covenants with respect to the outstanding debt securities of a particular series that are described in the applicable indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including the events described in clauses (1), (2), or (4) under the caption “—Events of Default and Remedies” above pertaining to Pinnacle) described under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the debt securities of such series. Pinnacle may exercise Legal Defeasance with respect to a series of debt securities regardless of whether it previously has exercised Covenant Defeasance with respect to such series of debt securities.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of debt securities:

(1)	Pinnacle must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium and Liquidated Damages, if any, on and accrued and unpaid interest on the outstanding debt securities of such series on the stated maturity or on a redemption date, as the case may be, and Pinnacle must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date; provided that, with respect to any redemption in with the treasury rate is used in computing the redemption amount, the amount deposited shall be sufficient for purposes of the applicable indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the treasury rate as of the third business day preceding the date of such deposit with the trustee;

(2)	in the case of Legal Defeasance, Pinnacle must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Pinnacle has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the applicable indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Pinnacle must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no default or event of default with respect to debt securities of such series has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other indebtedness which is being defeased or discharged and, in each case, the granting of liens in connection therewith);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture or any agreement or instrument governing any other indebtedness which is being defeased or discharged or repaid) to which Pinnacle or any of its Restricted Subsidiaries is a party or by which Pinnacle or any of its Restricted Subsidiaries is bound;

(6)	Pinnacle must deliver to the trustee an officers’ certificate stating that the deposit was not made by Pinnacle with the intent of preferring the holders of debt securities of such series over the other creditors of Pinnacle or with the intent of defeating, hindering, delaying or defrauding creditors of Pinnacle or others; and

(7)	Pinnacle must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance with respect to the debt securities of such series have been complied with.

The Legal Defeasance or Covenant Defeasance with respect to the debt securities of such series will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging such Legal Defeasance or Covenant Defeasance.

Satisfaction and Discharge

Each of the indentures will be discharged with respect to the debt securities of a particular series and will cease to be of further effect as to all debt securities of such series issued thereunder, when:

(1)	either:

(a)	all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust and, if provided for in the applicable indenture, thereafter repaid to Pinnacle, have been delivered to the trustee for cancellation; or

(b)	all debt securities of such series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year (or are to be called for redemption within one year) and Pinnacle has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued and unpaid interest to, but not including, the date of maturity or redemption; provided that, with respect to any redemption in with the treasury rate is used in computing the redemption amount, the amount deposited shall be sufficient for purposes of the applicable indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the treasury rate as of the third business day preceding the date of such deposit with the trustee;

(2)	Pinnacle has paid or caused to be paid all other sums then due and payable by it under the applicable indenture; and

(3)	Pinnacle has delivered irrevocable written instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or the redemption date, as the case may be.

In addition, Pinnacle must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of such series have been satisfied.

The satisfaction and discharge with respect to the debt securities of such series will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of Pinnacle’s obligations under all debt securities of such series and the applicable indenture with respect to all debt securities of such series.

Concerning the Trustee

Each of the indentures provides that if the trustee becomes a creditor of Pinnacle, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions.

The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to the debt securities of such series, subject to certain exceptions. Each indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The trustee may serve as trustee under one or more of the indentures governing other debt securities of ours, including the indenture governing our 2024 Notes.

Mandatory Redemption or Disposition Pursuant to Gaming Laws

The indentures provide that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, makes a determination of unsuitability of a holder or beneficial owner of debt securities (or an affiliate thereof), or requires that a person who is a holder or the beneficial owner of the debt securities (or an affiliate thereof) be licensed, qualified or found suitable under applicable gaming laws, or requires that such holder or beneficial owner (or an affiliate thereof) reduce its position in the debt securities to below a level that would require licensure, qualification or a finding of suitability, and such holder or beneficial owner (or affiliate thereof) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable gaming authority) after being requested to do so by the gaming authority, fails to reduce its position in the debt securities appropriately or is denied such license or qualification or is not found suitable or any gaming authority otherwise requires that the debt securities from any holder or beneficial owner be redeemed subject to applicable gaming laws, we shall have the right, at our option:

•	to require such person to dispose of all or a portion of its debt securities within 30 days (or such earlier date as may be required by the applicable gaming authority) of receipt of notice or finding by such gaming authority; or

•	to redeem all or a portion of such debt securities at a redemption price equal to the least of (i) 100% of the principal amount thereof or the price at which such person acquired such debt securities, plus in either case accrued and unpaid interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by the applicable gaming authority, or (ii) such other lesser amount as may be required by any gaming authority.

Immediately upon a determination by a gaming authority that a holder or beneficial owner of debt securities (or an affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will not have any further rights with respect to the debt securities: (i) to exercise, directly or indirectly, through any person, any right conferred by the debt securities, (ii) to receive any interest or any Liquidated Damages, if any, or any other distribution or payment with respect to the debt securities, or (iii) to receive any remuneration in any form from us for services rendered or otherwise, except the redemption price of the debt securities.

We shall notify the trustee in writing of any such redemption as soon as practicable, and, in any event, no later than five business days after receiving notice from the gaming authority of such notice or finding. The holder or beneficial owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

In addition, by accepting a debt security, each holder or beneficial owner of a debt security will be agreeing to comply with all requirements of the gaming laws and gaming authorities in each jurisdiction where Pinnacle and its affiliates are licensed or registered under applicable gaming laws or conduct gaming activities, including without limitation, if so required, apply for any license, qualification or finding of suitability with the required time period. Each holder or beneficial owner will also be agreeing that the debt securities held by such holder or beneficial owner shall be subject to the provisions of Article XIII of Pinnacle’s Amended and Restated Certificate of Incorporation (dealing with gaming laws and gaming-related restrictions on ownership and transfer), including any amendments thereto or any successor provisions thereto. See “Charter Provisions Containing Gaming Suitability Requirements” in this prospectus for additional information on the restrictions on ownership and transfer of the debt securities contained in Pinnacle’s Amended and Restated Certificate of Incorporation.

Additional Issuances of Our 5.625% Senior Notes Due 2024

In addition to the debt securities discussed above, we may issue senior debt securities constituting an additional issuance of our 2024 Notes, $375 million aggregate principal amount of which were initially issued in a private offering in April 2016 and $125 million aggregate principal amount of which were issued as additional 2024 Notes in a private offering in October 2016. As of March 31, 2017, $500 million aggregate principal amount of the 2024 Notes were outstanding. We have agreed to file an exchange offer registration statement under the Securities Act no later than July 31, 2017 offering to exchange a like principal amount of registered 2024 Notes which are substantially identical to the originally issued 2024 Notes. Any additional issuances of 2024 Notes will be issued under an indenture dated as of April 28, 2016, between us and Deutsche Bank Trust Company Americas, as trustee, as supplemented by that certain First Supplemental Indenture dated as of October 12, 2016, or a further supplement thereto (as amended and supplemented, the “2024 indenture”).

You can find the definitions of certain capitalized terms used in this section under the subheading “—Certain definitions.” In this description, the terms “Pinnacle,” “we,” “us” and “our” refer only to Pinnacle Entertainment, Inc. and not to any of its subsidiaries.

The following description is a summary of the material provisions of the 2024 indenture. It does not restate the 2024 indenture in its entirety. We urge you to read the 2024 indenture because it, and not this description, defines the rights of Holders of the 2024 Notes. Except as otherwise indicated below, the following summary applies to the originally issued 2024 Notes, the 2024 Notes issued in the registered exchange offer of substantially identical 2024 Notes that Pinnacle intends to conduct and any additional 2024 Notes that Pinnacle may issue.

You can find the definitions of certain terms used in this description under “—Certain definitions.” Certain defined terms used in this description but not defined in this “Additional Issuances of Our 5.625% Senior Notes Due 2024” including under “—Certain definitions,” have the meanings assigned to them in the 2024 indenture. The terms of the 2024 Notes include those stated in the 2024 indenture and those made part of the 2024 indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). A copy of the 2024 indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The registered Holder of a 2024 Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the 2024 indenture.

Brief description of the 2024 Notes

The 2024 Notes:

•	are general senior unsecured obligations of Pinnacle;

•	are pari passu in right of payment with all senior Indebtedness of Pinnacle, without giving effect to collateral arrangements;

•	are effectively subordinated in right of payment to all secured Indebtedness of Pinnacle, including Indebtedness under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness;

•	are senior in right of payment to all senior subordinated or subordinated Indebtedness of Pinnacle; and

•	are structurally subordinated to all liabilities of any Subsidiary of Pinnacle.

As of March 31, 2017, Pinnacle and its Subsidiaries had total consolidated Indebtedness in an outstanding principal amount of approximately $924.5 million, including approximately $424.4 million of secured Indebtedness outstanding under the Credit Agreement (in each case, excluding amounts under outstanding letters of credit and the financing obligation under the Master Lease) and an additional $217.4 million of borrowing capacity under the Credit Agreement (taking into account $9.2 million in outstanding letters of credit).

As of the Issue Date, all of our Subsidiaries other than the Existing Unrestricted Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain covenants—Designation of restricted and unrestricted subsidiaries,” we will be permitted to designate certain additional Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the 2024 indenture.

Principal, maturity and interest

The 2024 Notes were originally issued in an aggregate principal amount of $500.0 million and Pinnacle intends to commence an exchange offer for a like principal amount of substantially identical 2024 Notes which will have been registered under the Securities Act. Subject to Pinnacle’s compliance with the covenant described below under the caption “Certain covenants—Incurrence of indebtedness and issuance of preferred stock,” Pinnacle may issue additional 2024 Notes under the 2024 indenture from time to time. Pinnacle will issue 2024 Notes in denominations of $2,000 and integral multiples of $1,000. The 2024 Notes will mature on May 1, 2024. The 2024 Notes and any additional 2024 Notes subsequently issued under the 2024 indenture will be treated as a single class for all purposes under the 2024 indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any additional 2024 Notes will be substantially identical in all respects to the 2024 Notes, except that additional 2024 Notes may have different issuance prices, will have different issuance dates and may have different CUSIP numbers and may have redemption or repurchase provisions conditioned on a particular transaction and may not be fungible with or treated as the same issue as the 2024 Notes previously issued.

Interest on the 2024 Notes accrues at the rate of 5.625% per annum and is payable semi-annually in arrears on May 1 and November 1. Pinnacle will make each interest payment to the Holders of record on the immediately preceding April 15 and October 15.

Interest on the 2024 Notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day, and no interest on such payment will accrue in respect of the delay.

Additional interest is payable with respect to the original 2024 Notes in certain circumstances if Pinnacle does not consummate the exchange offer (or shelf registration, if applicable) with respect thereto as provided in the registration rights agreements relating to the original 2024 Notes.

Methods of receiving payments on the 2024 Notes

If a Holder of at least $1,000,000 in principal amount of the 2024 Notes has given wire transfer instructions to Pinnacle, Pinnacle will pay all principal, interest and premium on that Holder’s 2024 Notes in accordance with those instructions. All other payments on 2024 Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Pinnacle elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

Paying agent and registrar for the 2024 Notes

The trustee will initially act as paying agent and registrar. Pinnacle may change the paying agent or registrar without prior notice to the Holders of the 2024 Notes, and Pinnacle or any of its Affiliates or Subsidiaries may act as paying agent or registrar.

Transfer and exchange

A Holder may transfer or exchange 2024 Notes in accordance with the 2024 indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of 2024 Notes. Holders will be required to pay all taxes due on transfer. Pinnacle is not required to transfer or exchange any 2024 Note selected for redemption. Also, Pinnacle is not required to transfer or exchange any 2024 Note for a period of 15 days before the mailing of a notice of redemption.

Redemption

Optional redemption

Optional redemption prior to May 1, 2019

At any time prior to May 1, 2019, Pinnacle may redeem the 2024 Notes, in whole or in part, at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 2024 Notes being redeemed and (2) the present value at such redemption date of (x) the redemption price of the 2024 Note at May 1, 2019 (such redemption price being set forth in the table appearing below under the caption “—Optional redemption on and after May 1, 2019”) plus (y) all required interest payments due on the 2024 Note through May 1, 2019 (excluding accrued but unpaid interest to, but not including, the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, together in either case with accrued and unpaid interest, if any, to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer appointed by Pinnacle as having a maturity comparable to the remaining term of the 2024 Notes (as if the final maturity of the 2024 Notes was May 1, 2019) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2024 Notes (as if the final maturity of the 2024 Notes was May 1, 2019).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if Pinnacle obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by Pinnacle, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Pinnacle by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”) selected by Pinnacle.

Optional redemption with proceeds of equity offerings

At any time prior to May 1, 2019, Pinnacle may redeem the 2024 Notes, in whole or in part, at any time or from time to time, at a redemption price of 105.625% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, with an amount of cash equal to the net cash proceeds of one or more Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of 2024 Notes originally issued under the 2024 indenture remains outstanding immediately after the occurrence of such redemption (excluding 2024 Notes held by Pinnacle and its Subsidiaries); and

(2)	the redemption occurs within 180 days after the date of the closing of such Equity Offering.

Optional redemption on and after May 1, 2019

Except as described above, the 2024 Notes will not be redeemable at Pinnacle’s option prior to May 1, 2019. On and after May 1, 2019, Pinnacle may redeem the 2024 Notes, in whole or in part, at any time or from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the 2024 Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2019	104.219%
2020	102.813%
2021	101.406%
2022 and thereafter	100.000%

Gaming redemption

In addition to the foregoing, if

(1)	any Gaming Authority makes a determination of unsuitability of a Holder or Beneficial Owner of 2024 Notes (or of an Affiliate of such Holder or Beneficial Owner), or

(2)	any Gaming Authority requires that a Holder or Beneficial Owner of 2024 Notes (or of an Affiliate thereof) must either (i) be licensed, qualified or found suitable under any applicable Gaming Laws or (ii) reduce its position in the 2024 Notes to below a level that would require licensure, qualification or a finding of suitability, and such Holder or Beneficial Owner (or Affiliate thereof):

(A)	fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

(B)	fails to reduce its position in the 2024 Notes appropriately; or

(C)	is denied such license or qualification or not found suitable, or

(3)	any Gaming Authority otherwise requires that 2024 Notes from any Holder or Beneficial Owner be redeemed, subject to applicable Gaming Laws,

Pinnacle shall have the right, at its option:

(i)	to require any such Holder or Beneficial Owner to dispose of its 2024 Notes (or applicable portion of 2024 Notes) within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

(ii)	to call for the redemption of the 2024 Notes (or applicable portion of 2024 Notes) of such Holder or Beneficial Owner at a redemption price equal to the least of:

(A)	the principal amount thereof, together with accrued interest to, but not including, the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority,

(B)	the price at which such Holder or Beneficial Owner acquired the 2024 Notes, together with accrued interest to, but not including, the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or

(C)	such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of 2024 Notes (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the Holder or Beneficial Owner will not have any further rights with respect to the 2024 Notes to:

(1)	exercise, directly or indirectly, through any Person, any right conferred by the 2024 Notes; or

(2)	receive any interest or additional interest, if any, or any other distribution or payment with respect to the 2024 Notes; or

(3)	receive any remuneration in any form from Pinnacle or its Affiliates for services rendered or otherwise, except the redemption price of the 2024 Notes.

Pinnacle shall notify the trustee in writing of any such redemption as soon as practicable, and, in any event, no later than five Business Days after receiving notice from the Gaming Authority of such notice or finding. The Holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

In addition, by accepting a 2024 Note, each Holder or Beneficial Owner of a 2024 Note will be agreeing to comply with all requirements of the Gaming Laws and Gaming Authorities in each jurisdiction where Pinnacle and its Affiliates are licensed or registered under applicable Gaming Laws or conduct gaming activities. Each Holder or Beneficial Owner will also be agreeing that the 2024 Notes held by such holder or beneficial owner shall be subject to the provisions of Article XIII of Pinnacle’s Amended and Restated Certificate of Incorporation (dealing with Gaming Laws and gaming-related restrictions on ownership and transfer), including any amendments thereto or any successor provisions thereto. See “Charter Provisions Containing Gaming Suitability Requirements” in this prospectus for additional information on the restrictions on ownership and transfer of the 2024 Notes contained in Pinnacle’s Amended and Restated Certificate of Incorporation.

No mandatory redemption

Pinnacle is not required to make mandatory redemption or sinking fund payments with respect to the 2024 Notes.

Selection and notice

If less than all of the 2024 Notes are to be redeemed at any time, the trustee will select 2024 Notes for redemption as follows:

(1)	if the 2024 Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the 2024 Notes are listed; or

(2)	if the 2024 Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as is in accordance with DTC procedures; provided that any redemption pursuant to “Optional Redemption with Proceeds of Equity Offerings” shall be effected on a by lot basis (subject to DTC procedures) unless such method is otherwise prohibited or is not practicable.

No 2024 Notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail (or in the case of global notes, given pursuant to applicable DTC procedures) at least 30 but not more than 60 days before the redemption date to each Holder of 2024 Notes to be redeemed at its registered address, except that (a) redemption notices may be mailed or given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the 2024 Notes (whether by covenant or legal defeasance) or a satisfaction and discharge of the 2024 indenture and (b) redemption notices may be mailed or given less than 30 or more than 60 days prior to a redemption date if so required by any applicable Gaming Authority in connection with a redemption described above under the caption “—Gaming redemption.” In connection with any redemption of 2024 Notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at Pinnacle’s discretion, be subject to one or more conditions precedent, such as refinancing, acquisitions or Equity Offerings. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Pinnacle’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by Pinnacle in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by Pinnacle in its sole discretion) by the redemption date, or by the redemption date so delayed.

If any 2024 Note is to be redeemed in part only, the notice of redemption that relates to that 2024 Note will state the portion of the principal amount of that 2024 Note that is to be redeemed. In the case of physical 2024 Notes, a new 2024 Note in principal amount equal to the unredeemed portion of the 2024 Note will be issued (or a book entry position made) in the name of the Holder of 2024 Notes upon cancellation of the original 2024 Note. Notes called for redemption become due on the date fixed for redemption (subject to satisfaction of any applicable conditions precedent). Unless we default in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on 2024 Notes or portions of them called for redemption.

Subject to applicable securities laws, Pinnacle or its affiliates may at any time and from time to time acquire 2024 Notes or other Indebtedness. Any such acquisition may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as Pinnacle or any such affiliates may determine.

Repurchase at the option of holders

Change of control and rating decline

If a Change of Control Triggering Event occurs, each Holder of notes will have the right to require Pinnacle to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s 2024 Notes pursuant to an offer by Pinnacle (a “Change of Control Offer”) on the terms set forth in the 2024 indenture, except to the extent Pinnacle has previously elected to redeem 2024 Notes as described under “—Redemption—Optional redemption.” In the Change of Control Offer, Pinnacle will offer a payment in cash equal to 101% of the aggregate principal amount of 2024 Notes repurchased plus accrued and unpaid interest on the 2024 Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following the occurrence of a Change of Control Triggering Event, Pinnacle will mail a notice to each Holder describing the transaction or transactions that constitute, or are expected to constitute, the Change of Control Triggering Event, and offering to repurchase 2024 Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (or in the case of global notes, given pursuant to applicable DTC procedures), pursuant to the procedures required by the 2024 indenture and described in such notice, subject to the last sentence of the fifth paragraph of this

“Change of control and ratings decline” section. Pinnacle will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2024 Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the 2024 indenture, Pinnacle will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the 2024 indenture by virtue of such conflict.

On the Change of Control Payment Date, Pinnacle will, to the extent lawful:

(1)	accept for payment all 2024 Notes or portions of 2024 Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2024 Notes or portions of 2024 Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the 2024 Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of 2024 Notes or portions of 2024 Notes being purchased by Pinnacle.

The paying agent will promptly pay to each Holder of 2024 Notes properly tendered the Change of Control Payment for such 2024 Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 2024 Note equal in principal amount to any unpurchased portion of the 2024 Notes surrendered, if any; provided that each new 2024 Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

The provisions described above that require Pinnacle to make a Change of Control Offer following the occurrence of a Change of Control Triggering Event will be applicable whether or not any other provisions of the 2024 indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the 2024 indenture does not contain provisions that permit the Holders of the 2024 Notes to require that Pinnacle repurchase or redeem the 2024 Notes in the event of a takeover, recapitalization or similar transaction.

Pinnacle will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the 2024 indenture applicable to a Change of Control Offer made by Pinnacle and purchases all 2024 Notes properly tendered and not withdrawn under the Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of an anticipated Change of Control Triggering Event, conditional upon such Change of Control Triggering Event. If such a conditional Change of Control Offer is made, the Change of Control Payment Date may be delayed, in Pinnacle’s sole discretion, until such time as such Change of Control Triggering Event shall have occurred, or if such Change of Control Triggering Event shall not have occurred by the applicable Change of Control Payment Date (whether the original Change of Control Payment Date or the Change of Control Payment Date so delayed), then such Change of Control Offer may be rescinded by Pinnacle.

If holders of not less than 90% in aggregate principal amount of the outstanding 2024 Notes validly tender and do not withdraw such 2024 Notes in a Change of Control Offer and Pinnacle, or any third party making a Change of Control Offer in lieu of Pinnacle as described above, purchases all of the 2024 Notes validly tendered and not withdrawn by such holders, Pinnacle or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all 2024 Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Pinnacle and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of 2024 Notes to require Pinnacle to repurchase its 2024 Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Pinnacle and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The presence of the Pinnacle’s 2024 Note repurchase obligation in the event of a Change of Control Triggering Event may deter potential bidders from attempting to acquire Pinnacle, whether by merger, tender offer or otherwise. Such deterrence may have an adverse effect on the market price for Pinnacle’s securities, particularly its common stock, which would presumably reflect the market’s perception of the likelihood of any takeover attempt at a premium to the market price.

The Credit Agreement and the Master Lease provide that certain change of control events with respect to Pinnacle would constitute a default under the Credit Agreement or the Master Lease, respectively. Any future credit agreements or other agreements to which Pinnacle becomes a party may contain similar provisions. In the event a Change of Control Triggering Event occurs at a time when Pinnacle is prohibited from purchasing 2024 Notes, Pinnacle could seek the consent of its lenders or other counterparties to the purchase of 2024 Notes or could attempt to refinance the borrowings, as applicable, that contain such prohibition. If Pinnacle does not obtain such a consent or repay such borrowings, as applicable, Pinnacle will remain prohibited from purchasing 2024 Notes. In such case, Pinnacle’s failure to purchase tendered 2024 Notes would constitute a default under the 2024 indenture which could, in turn, constitute a default under such other Indebtedness.

Asset sales

Pinnacle will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Pinnacle (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale (or at such earlier time as Pinnacle (or the Restricted Subsidiary, as the case may be) becomes obligated to complete such Asset Sale) at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75% of the consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received in the Asset Sale by Pinnacle or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Permitted Business Assets; provided, however, that for purposes of this clause (2), each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Pinnacle’s or such Restricted Subsidiary’s most recent balance sheet (or in the notes thereto), of Pinnacle or such Restricted Subsidiary (other than liabilities of Pinnacle that are by their terms subordinated to the 2024 Notes) that are assumed by the transferee of any such assets (including in the case of a sale of a Subsidiary, Indebtedness of such Subsidiary so long as Pinnacle and its Restricted Subsidiaries are not guarantors of or co-obligors on such Indebtedness following such Asset Sale);

(b)	any securities, notes or other obligations or assets received by Pinnacle or such Restricted Subsidiary from such transferee that within 180 days after the consummation of such Asset Sale, subject to ordinary settlement periods, are converted by Pinnacle or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(c)	any Designated Non-Cash Consideration received by Pinnacle or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at the time outstanding, not to exceed the greater of 2.25% of Consolidated Total Assets and $100 million at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Pinnacle or any of its Restricted Subsidiaries may apply an amount equal to those Net Proceeds at its option:

(1)	to repay Indebtedness under the Credit Agreement (or other Indebtedness of Pinnacle secured by a Lien) or Indebtedness of any Restricted Subsidiary;

(2)	(x) to prepay, repay, redeem or purchase 2024 Notes, including (I) as provided under “—Optional Redemption,” (II) by making an offer (in accordance with the procedures set forth below for a Note Asset Sale Offer) to all Holders to purchase their 2024 Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, to, but not including, the date of such purchase or (III) through open market purchases; or (y) to prepay, repay, redeem or purchase pari passu Indebtedness at a price of no more than 100% of the principal amount of such pari passu Indebtedness plus accrued and unpaid interest to, but not including, the date of such prepayment, repayment, redemption or purchase; provided further that, to the extent Pinnacle or such Restricted Subsidiary redeems, repays or repurchases pari passu Indebtedness pursuant to this clause (y), Pinnacle shall equally and ratably reduce (or offer to reduce) obligations under the 2024 Notes as provided in the immediately preceding clause (x);

(3)	to improve real property or make capital expenditures;

(4)	to invest in or acquire Permitted Business Assets;

(5)	to enter into binding commitment to take any of the actions described in the foregoing clauses (1) through (4), and take such action within 12 months after the date of such commitment; or

(6)	any combination of the foregoing clauses (1) through (5).

Pending the final application of any Net Proceeds, Pinnacle may temporarily reduce revolving credit borrowings or otherwise invest or utilize the Net Proceeds in any manner that is not prohibited by the 2024 indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, Pinnacle will make either the offers set forth in clause (a) or the offer set forth in clause (b), the choice of offer to be determined by Pinnacle in its sole discretion:

(a)

Pinnacle will make an offer (an “Asset Sale Offer”) to all Holders of 2024 Notes (the “Note Asset Sale Offer”), and an offer to all holders of any other Indebtedness that is pari passu with the 2024 Notes (the “Pari Passu Asset Sale Offer”) containing provisions similar to those set forth in the 2024 indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to the extent required pursuant to the terms of such other Indebtedness, to purchase, on a pro rata basis (with Excess Proceeds prorated between the Holders of 2024 Notes and such holders of pari passu Indebtedness based upon the respective outstanding aggregate principal amounts (or accreted value, as applicable) on the date the Note Asset Sale Offer and the Pari Passu Asset Sale Offer, respectively, are made), the maximum principal amount of the 2024 Notes and the maximum principal amount (or accreted value, as applicable) of such other pari passu Indebtedness that may be purchased out of the respective pro rata amounts of Excess Proceeds. To the extent that the aggregate principal amount of 2024 Notes or the aggregate principal amount (or accreted value, if applicable) of such pari passu Indebtedness tendered into the Note Asset Sale Offer and the Pari Passu Asset Sale Offer, respectively, is less than the principal amount of 2024 Notes or the principal amount (or accreted value, if applicable) of such pari passu Indebtedness offered to be purchased in the Note Asset Sale Offer or the Pari Passu Asset Sale Offer, respectively, Pinnacle and its Restricted Subsidiaries may use those remaining Excess Proceeds for any purpose not otherwise prohibited by the 2024 indenture.

(b)	Pinnacle will make an Asset Sale Offer to all Holders of 2024 Notes and all holders of other Indebtedness that is pari passu with the 2024 Notes containing provisions similar to those set forth in the 2024 indenture with respect to offers to purchase or redeem or repay with the proceeds of sales of assets to purchase the maximum principal amount of 2024 Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. If any Excess Proceeds remain after consummation of such Asset Sale Offer, Pinnacle may use those Excess Proceeds for any purpose not otherwise prohibited by the 2024 indenture.

If, in the case of clause (a) above, the aggregate principal amount of 2024 Notes or the aggregate principal amount (or accreted value, if applicable) of such pari passu Indebtedness tendered into such Note Asset Sale Offer or Pari Passu Asset Sale Offer, respectively, exceeds the respective pro rata amounts of Excess Proceeds, or, in the case of clause (b), the aggregate principal amount of 2024 Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the 2024 Notes to be repurchased shall be selected in compliance with the requirements of the principal national securities exchange, if any, on which the 2024 Notes are listed or, if the 2024 Notes are not listed but are in global form, then by lot or otherwise in accordance with the procedures of DTC or, if the 2024 Notes are not listed and not in global form on a pro rata basis, by lot or by such other method as the trustee will deem to be fair and appropriate, and Pinnacle shall select pari passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate accreted value or principal amount of tendered 2024 Notes and pari passu Indebtedness.

The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase (the “Asset Sale Payment Date”), and will be payable in cash. After the completion of any Asset Sale, Pinnacle may make an Asset Sale Offer prior to the time it is required to do so hereunder. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

If any non-cash consideration received by Pinnacle or any of its Restricted Subsidiaries, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition, at the time of such conversion or disposition, shall be subject to the provisions of this covenant (subject to the proviso of the definition of “Asset Sale”).

Pinnacle will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of 2024 Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the 2024 indenture, Pinnacle will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the 2024 indenture by virtue of such conflict.

The Credit Agreement will contain restrictions on Pinnacle’s ability to purchase 2024 Notes with Asset Sale proceeds. Any future credit agreements or other agreements may contain similar restrictions. In the event an Asset Sale occurs at a time when Pinnacle is prohibited from purchasing 2024 Notes, Pinnacle could seek the consent of its lenders to the purchase of 2024 Notes or could attempt to refinance the borrowings that contain such prohibition. If Pinnacle does not obtain such a consent or repay such borrowings, Pinnacle will remain prohibited from purchasing 2024 Notes. In such case, Pinnacle’s failure to purchase tendered 2024 Notes would constitute a default under the 2024 indenture which could, in turn, constitute a default under such other Indebtedness.

Certain covenants

Set forth below are summaries of certain covenants contained in the 2024 indenture.

During any period of time that: (i) the 2024 Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the 2024 indenture, Pinnacle and its Restricted Subsidiaries will not be subject to the following provisions of the 2024 indenture (collectively, the “Suspended Covenants”):

(a)	“—Restricted payments”;

(b)	“—Incurrence of indebtedness and issuance of preferred stock”;

(c)	“—Dividend and other payment restrictions affecting subsidiaries”;

(d)	clause (4) of the first paragraph of “—Merger, consolidation or sale of assets”;

(e)	“—Transactions with affiliates”; and

(f)	“Repurchase at the option of holders—Asset sales.”

In the event that Pinnacle and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the 2024 Notes for any period of time as a result of the preceding sentence and, subsequently, at least one of the two designated Rating Agencies withdraws its rating or assigns the 2024 Notes a rating below the required Investment Grade Ratings (the “Reversion Date”), then Pinnacle and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants.

On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to the first paragraph of “—Incurrence of indebtedness and issuance of preferred stock” below or one of the clauses set forth in the second paragraph of “—Incurrence of indebtedness and issuance of preferred stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be incurred or issued pursuant to the first or second paragraph of “—Incurrence of indebtedness and issuance of preferred stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been Existing Indebtedness, so that it is classified as permitted under clause (2) of the second paragraph under “—Incurrence of indebtedness and issuance of preferred stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Restricted payments” will be made as though the covenant described under “—Restricted payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Restricted payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by Pinnacle or its Restricted Subsidiaries during the Suspension Period. For purposes of the covenant described under “Repurchase at the option of holders—Asset sales,” on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

In the event that Pinnacle and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the 2024 Notes for any period of time as described above, during such period no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.

There can be no assurance that the 2024 Notes will ever achieve or maintain any Investment Grade Rating.

Restricted payments

Pinnacle will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(A)	declare or pay any dividend or make any other distribution on account of Pinnacle’s or any of its Restricted Subsidiaries’ Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Pinnacle or (y) to Pinnacle or a Restricted Subsidiary of Pinnacle);

(B)	purchase, redeem or otherwise acquire or retire for value (x) any Equity Interests of Pinnacle (other than Disqualified Stock within 365 days of the Stated Maturity of such Disqualified Stock) or (y) any preferred stock of a Restricted Subsidiary of Pinnacle (other than within 365 days of the Stated Maturity thereof), in the case of each of clauses (x) and (y), other than any such Equity Interests or preferred stock held by Pinnacle or a Restricted Subsidiary of Pinnacle;

(C)	make any payment of principal on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Pinnacle that is subordinated in right of payment to the 2024 Notes (except a payment within 365 days of the Stated Maturity thereof and other than Indebtedness permitted under clause (6) of the covenant described below under the caption “—Incurrence of indebtedness and issuance of preferred stock”); or

(D)	make any Restricted Investment (all such payments and other actions set forth in these clauses (A) through (D) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	Pinnacle would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of indebtedness and issuance of preferred stock”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Pinnacle and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by the next succeeding paragraph (other than clause (1) thereof)), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of Pinnacle for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately following the Issue Date to the end of Pinnacle’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of (x) the aggregate net cash proceeds and the fair market value of readily marketable securities or other property, received by Pinnacle since the Issue Date (i) as a contribution to its common equity capital, or (ii) from the issue or sale of Equity Interests of Pinnacle (other than Disqualified Stock), or (iii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Pinnacle, in each case in this clause (iii), that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Pinnacle), plus

(c)	to the extent that any Restricted Investment (including to designate a Subsidiary as an Unrestricted Subsidiary) that was made after the Issue Date and was included in the calculation of Restricted Payments made under the 2024 indenture:

(x)	is sold for cash or otherwise liquidated or repaid for cash or Cash Equivalents, in whole or in part (including through the sale of capital stock or other securities of an Unrestricted Subsidiary other than to Pinnacle or any of its Restricted Subsidiaries), or

(y)	is repurchased or redeemed by any person (other than Pinnacle or any of its Restricted Subsidiaries) or results in, or is otherwise returned or reduced by, the payment of principal, interest, dividends or distributions, or repayments of loans or advances, or other transfers of assets, or the satisfaction, release, expiration, cancellation or reduction (other than by means of payments by Pinnacle or any of its Restricted Subsidiaries) of Indebtedness or other obligations (including any such Indebtedness or other obligations guaranteed by Pinnacle or any of its Restricted Subsidiaries, including any Investment Guarantee or reductions in liabilities under Guarantees), or any payments are made under management contracts or services agreements relating to such Restricted Investment,

100% of the aggregate reduction of or return with respect to, and all other payments, and the fair market value of assets other than cash, received with respect to, such Restricted Investment, plus

(d)	to the extent that any Restricted Investment was made after the Issue Date in an entity that subsequently becomes a Restricted Subsidiary (other than through the redesignation of an Unrestricted Subsidiary to which clause (e) below shall apply) and such Restricted Investment remains outstanding, the aggregate amount of such Restricted Investment, plus

(e)	to the extent that any Unrestricted Subsidiary of Pinnacle is redesignated as a Restricted Subsidiary in compliance with the covenant “—Designation of restricted and unrestricted subsidiaries,” or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Pinnacle or a Restricted Subsidiary, in each case after the Issue Date, the fair market value of Pinnacle’s and its Restricted Subsidiaries’ Investment in such Subsidiary (directly or indirectly) as of the date of such redesignation, merger, consolidation, amalgamation, transfer or conveyance or liquidation.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as applicable, if at the date of declaration or giving of the redemption notice, as the case may be, the dividend, distribution or redemption payment would have complied with the provisions of the 2024 indenture;

(2)	the redemption, repurchase, retirement, discharge, defeasance (whether by covenant or legal defeasance) or other acquisition of any Indebtedness of Pinnacle that is subordinated to the 2024 Notes or of any Equity Interests of Pinnacle (including all accrued interest on the Indebtedness, all accrued dividends on the Equity Interests and the amount of all prepayment penalties, fees, expenses and premiums incurred in connection therewith) in exchange for, or by conversion into, or out of the net cash proceeds of the sale (other than to a Restricted Subsidiary of Pinnacle) of, Equity Interests of Pinnacle (other than Disqualified Stock) or of any Person that is or becomes, substantially concurrently with such transaction, a holding company of Pinnacle; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, discharge, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3)	(x) the redemption, repurchase, retirement, discharge, defeasance (whether by covenant or legal defeasance) or other acquisition of Indebtedness of Pinnacle that is subordinated to the 2024 Notes with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness, or (y) the redemption, repurchase, retirement or other acquisition of Disqualified Stock of Pinnacle with the net cash proceeds from an issuance of, or in exchange for, Permitted Refinancing Indebtedness constituting Disqualified Stock;

(4)	the payment of any dividend by a Restricted Subsidiary of Pinnacle to the holders of its Equity Interests (other than preferred stock) on a pro rata basis;

(5)	redemptions, repurchases or repayments of Indebtedness or Equity Interests of Pinnacle or any of its Subsidiaries to the extent required by any Gaming Authority having jurisdiction over Pinnacle or any Restricted Subsidiary or deemed necessary by the Board of Directors of Pinnacle in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority or other right to conduct lawful gaming operations or as required under “—Redemption—Gaming redemption” above;

(6)	the repurchase, redemption, retirement or other acquisition or retirement for value of any Equity Interests of Pinnacle or any Restricted Subsidiary of Pinnacle held by any member of Pinnacle’s (or any of its Restricted Subsidiaries’) present or former management or any officer, director, employee or consultant (or family members, spouses or former spouses, heirs of, estates of or trusts formed by such persons) upon the death, disability, retirement or termination of employment of such member of management or such officer, director, employee or consultant or pursuant to any equity subscription agreement, stock option agreement, employment agreement, severance agreement or similar agreement;

(7)	the declaration and payment of dividends to holders of Pinnacle’s Disqualified Stock and to holders of preferred stock of Restricted Subsidiaries issued in accordance with the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock”;

(8)	(i) repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants, rights or other Equity Interests in respect thereof if such Equity Interests represent a portion of the exercise price of such options, warrants, rights or other Equity Interests in respect thereof; and (ii) payments made or expected to be made by Pinnacle or any Restricted Subsidiary of Pinnacle in respect of withholding or similar taxes payable or expected to be payable by any present or former member of management, director, officer, employee or consultant of Pinnacle or any Subsidiary of Pinnacle (or family members, spouses or former spouses, heirs of, estates of or trusts formed by such persons) in connection with the exercise of stock options or grant, vesting or delivery of Equity Interests;

(9)

if a Change of Control Triggering Event or an Asset Sale has occurred and Pinnacle shall have consummated the Change of Control Offer or Asset Sale Offer, respectively, and purchased on the Change of Control Payment Date or the Asset Sale Payment Date, respectively, all 2024 Notes tendered (up to the maximum amount of 2024 Notes required to be so purchased, in the case of an Asset Sale Offer) in response to the Change of Control Offer or the Asset Sale Offer, respectively, as described above under “—Repurchase at the option of holders—Change of control and rating decline” or “—Asset sales,” respectively, any purchase or redemption (within 60 days after the Change of Control Payment Date or the Asset Sale Payment Date, respectively) of any Indebtedness that is subordinated to the 2024 Notes or of any Disqualified Stock, in each case, required pursuant to the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed the outstanding principal amount (or accreted value or liquidation preference, as applicable) thereof, plus accrued and unpaid interest or accrued and unpaid dividends, as applicable, thereon, if any, plus any premium thereon, if any; provided, however, that at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(10)	purchase by Pinnacle or any of its Restricted Subsidiaries of preferred stock of a Restricted Subsidiary of Pinnacle if after giving effect thereto Pinnacle’s and its Restricted Subsidiaries’ direct or indirect aggregate percentage ownership of the Equity Interests of such Restricted Subsidiary increases;

(11)	Investment Guarantees, Investment Guarantee Payments, Permitted Joint Venture Investments or other Investments (without duplication) that Pinnacle has elected to include in the calculation of Restricted Payments pursuant to either clause (16)(b)(y) of the definition of “Permitted Investments” or clause (y) of the definition of “Permitted Joint Venture Investment”;

(12)	any payment made relating to any Trust Agreement;

(13)	Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options, warrants, rights or other Equity Interests or upon the conversion or exchange of or into Capital Stock, or payments or distributions to dissenting stockholders pursuant to applicable law;

(14)	any Restricted Payment if after giving effect to such Restricted Payment, the Consolidated Leverage Ratio of Pinnacle on a pro forma basis is less than 2.75 to 1.0 (without deducting Development Expenses from Consolidated Total Indebtedness pursuant to clause (c) of the definition of Consolidated Total Indebtedness);

(15)	Restricted Payments pursuant to any Transaction Agreement or otherwise in connection with the Transactions;

(16)	Restricted Payments by a joint venture that are required or permitted to be made by such venture pursuant to the terms of the joint venture arrangements or applicable law to holders of the Equity Interests of such venture;

(17)	the distribution, as a dividend or otherwise, of Equity Interests of, or Indebtedness owed to Pinnacle or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(18)	to the extent constituting Restricted Payments, payments to counterparties under Hedging Obligations or other hedge or swap or option agreements entered into in connection with the issuance of convertible debt; and

(19)	other Restricted Payments not to exceed $200.0 million.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Pinnacle or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by Pinnacle in good faith.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (1) through (19) above, or is permitted pursuant to the first paragraph of this covenant, Pinnacle will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

For purposes of this covenant and any other covenants of the 2024 indenture, it is understood that Pinnacle may rely on internal or publicly reported financial statements even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any Restricted Payment, incurrence of Indebtedness or other action that complied with the conditions of this covenant or such other covenants, made in reliance on such calculation by Pinnacle based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the conditions of this covenant or such other covenants, notwithstanding any subsequent adjustments that may result in changes to such internal financial or publicly reported statements.

The incurrence of Indebtedness (including Guarantees) and the granting of Liens, to the extent in compliance with the covenants described under the captions “—Incurrence of indebtedness and issuance of preferred stock” and “—Liens,” respectively, and any payment of consideration to holders of Pinnacle’s or any of its Restricted Subsidiaries’ Equity Interests from the proceeds thereof, in each case, in connection with a merger or consolidation constituting or resulting in a Change of Control and otherwise permitted by the 2024 indenture shall not constitute a Restricted Payment or be subject to the provisions of this covenant if either (A) Pinnacle has made a Change of Control Offer as a result of such Change of Control as described above under the caption “Repurchase at the option of the holders—Change of control and rating decline” or Pinnacle has made an offer to purchase the 2024 Notes in the manner, at the times and otherwise in compliance with the requirements set forth under such covenant or (B) there shall be effective as of the close of business on the date of the consummation of such Change of Control or be effective as of such date as a result of an earlier announcement (which date shall be extended for so long as the rating of the 2024 Notes is under publicly announced consideration for possible change by either of the Rating Agencies) an increase in the rating of the 2024 Notes by both Rating Agencies by one or more gradations (including gradations within Rating Categories as well as between Rating Categories), as compared with the rating of the 2024 Notes in effect by each such Rating Agency on the Rating Date.

Incurrence of indebtedness and issuance of preferred stock

Pinnacle will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Pinnacle will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Pinnacle and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), Pinnacle may issue Disqualified Stock and Pinnacle’s Restricted Subsidiaries may issue preferred stock if, in any such case, the Fixed Charge Coverage Ratio for Pinnacle’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and including as set forth in the definition of “Fixed Charge Coverage Ratio”), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)

the incurrence by Pinnacle and/or any of its Restricted Subsidiaries of Indebtedness and letters of credit pursuant to the Credit Facilities or otherwise; provided that the aggregate principal amount of all

Indebtedness then classified as having been incurred in reliance upon this clause (1) that remains outstanding under such Credit Facilities or otherwise after giving effect to such incurrence does not exceed the greater of $1,235 million and 27.5% of Consolidated Total Assets; provided, however, that the maximum amount permitted to be outstanding under this clause (1) shall not be deemed to limit additional Indebtedness under the Credit Facilities to the extent the incurrence of such additional Indebtedness is permitted pursuant to any of the other provisions under this caption “—Incurrence of indebtedness and issuance of preferred stock”;

(2)	the incurrence by Pinnacle and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by Pinnacle of Indebtedness represented by the 2024 Notes to be issued on the date of the 2024 indenture in the principal amount of $375.0 million;

(4)	the incurrence by Pinnacle and/or any of its Restricted Subsidiaries of (a) Indebtedness represented by Purchase Money Indebtedness and Capital Lease Obligations, or (b) Indebtedness in connection with the construction of any new facility or facilities related to, or the acquisition of assets used in (whether by the purchase of assets or of capital stock of any person owning such assets), any Permitted Business or in connection with the renovation, repair, expansion or refurbishment by Pinnacle or any Restricted Subsidiary of any of its existing facilities, in the case of each of clauses (a) and (b), including all Permitted Refinancing Indebtedness incurred to refinance any Indebtedness incurred pursuant to this clause (4), in an aggregate principal amount or accreted value, as applicable, not to exceed $150.0 million in the aggregate at any time outstanding;

(5)	the incurrence by Pinnacle or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refinance, Indebtedness (including an Investment Guarantee) that was permitted by the 2024 indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (9), (10), (19) or, without duplication, (22) of this paragraph or this clause (5);

(6)	the incurrence by Pinnacle or any of its Restricted Subsidiaries of intercompany Indebtedness or the issuance of preferred stock by a Restricted Subsidiary, in each case between or among Pinnacle and any of its Restricted Subsidiaries (including Indebtedness or preferred stock of any Restricted Subsidiary to Pinnacle or another Restricted Subsidiary or of Pinnacle to a Restricted Subsidiary constituting the purchase price in respect of intercompany transfers of goods and services made in the ordinary course of business); provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness, or preferred stock being held by a Person other than Pinnacle or a Restricted Subsidiary of Pinnacle and (b) any sale or other transfer (excluding Liens permitted by the 2024 indenture) of any such Indebtedness or preferred stock to a Person that is neither Pinnacle nor a Restricted Subsidiary of Pinnacle will be deemed, in each case, to constitute an incurrence of such Indebtedness by Pinnacle or such Restricted Subsidiary or an issuance of preferred stock by such Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the incurrence by Pinnacle and/or any of its Restricted Subsidiaries of Hedging Obligations that are entered into for bona fide hedging activities and not for speculative purposes (including, without limitation, Hedging Obligations or other hedge or swap or option agreements entered into as part of, or in connection with, an issuance of convertible debt by Pinnacle or its Restricted Subsidiaries);

(8)	the guarantee by Pinnacle or any of its Restricted Subsidiaries of Indebtedness of Pinnacle or a Restricted Subsidiary of Pinnacle that was permitted to be incurred by another provision of this covenant;

(9)	the incurrence by Pinnacle or any of its Restricted Subsidiaries of any Investment Guarantee that constitutes a Permitted Joint Venture Investment or Investment Guarantee Indebtedness;

(10)	Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds, completion guarantees, letters of credit or similar obligations provided by Pinnacle or any of its Restricted Subsidiaries in the ordinary course of its business (including to support Pinnacle’s and its Restricted Subsidiaries’ applications for gaming licenses or such workers’ compensation claims, self-insurance, obligations, bonds or guarantees);

(11)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(12)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(13)	Indebtedness arising from agreements of Pinnacle or any of its Restricted Subsidiaries providing for indemnification, earn-out, adjustment of purchase price, contingency payment obligations or similar obligations or deposits, in each case, incurred or assumed in connection with the acquisition or disposition or development of any business, assets or a subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing that acquisition; provided that:

(a)	such Indebtedness is not reflected at the time of such incurrence or assumption on the balance sheet of Pinnacle or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

(b)	in the case of a disposition, the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by Pinnacle and/or that Restricted Subsidiary in connection with that disposition;

(14)	the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock;

(15)	Indebtedness incurred to repurchase Indebtedness or Equity Interests of Pinnacle or any of its Subsidiaries pursuant to clause (5) under the caption “—Restricted payments”;

(16)	(i) Indebtedness representing deferred compensation to employees of Pinnacle or any of its Restricted Subsidiaries incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of Pinnacle or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with any Investment permitted under “—Restricted payments”;

(17)	Indebtedness consisting of the financing of insurance premiums;

(18)	Indebtedness, Disqualified Stock or preferred stock to the extent the net proceeds thereof are promptly deposited to defease the 2024 Notes as described under “Legal defeasance and covenant defeasance” or discharge the 2024 indenture as described under “Satisfaction and discharge;”

(19)

Acquired Debt and any other Indebtedness incurred to finance a merger, consolidation or other acquisition; provided that (i) immediately after giving effect to the incurrence of such Acquired Debt and such other Indebtedness, as the case may be, on a pro forma basis as if such incurrence (and the related merger, consolidation or other acquisition) had occurred at the beginning of the applicable four-quarter period, (A) Pinnacle and its Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or (B) the Fixed Charge Coverage Ratio for Pinnacle and its Restricted Subsidiaries would be no less than the Fixed Charge Coverage Ratio for Pinnacle and its Restricted Subsidiaries immediately prior to such merger, consolidation or other acquisition or (ii) such Indebtedness is Indebtedness of a Restricted Subsidiary that existed at the time such Person became a Subsidiary and was not created in anticipation or contemplation thereof;

(20)	Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries in an aggregate amount not to exceed $50 million at any time outstanding;

(21)	Indebtedness constituting Development Expenses or the proceeds of which were applied to fund Development Expenses; provided that the Fixed Charge Coverage Ratio calculated as set forth in the first paragraph of this covenant would have been (a) at least 2.0 to 1.0 (excluding any Fixed Charges attributable to Indebtedness constituting Development Expenses, or the proceeds of which were applied to fund Development Expenses, for purposes of such calculation), and (b) at least 1.6 to 1.0 (including any Fixed Charges attributable to Indebtedness constituting Development Expenses, or the proceeds of which were applied to fund Development Expenses, for purposes of such calculation);

(22)	Indebtedness in an aggregate amount not to exceed $100.0 million at any time outstanding consisting of loans advanced by any lessor or an Affiliate of any lessor under the Master Lease or any Additional Lease for the purpose of funding capital expenditures with respect to gaming facilities and related assets;

(23)	Contribution Indebtedness;

(24)	Indebtedness representing obligations of Pinnacle or any Restricted Subsidiary to reimburse a Person who is not an Affiliate for amounts paid for options on land that such Person will be transferring to Pinnacle or one of its Restricted Subsidiaries for development; provided, that the aggregate principal amount of Indebtedness outstanding under this clause (24) shall not exceed $30.0 million at any time; and

(25)	the incurrence or issuance by Pinnacle and/or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refinance any other Indebtedness incurred pursuant to this clause (25), not to exceed the greater of 3.5% of Consolidated Total Assets and $150 million (it being understood that Indebtedness incurred, or Disqualified Stock or preferred stock issued, pursuant to this paragraph (25) shall cease to be deemed incurred or outstanding for purposes of this clause (25) but shall be deemed to be incurred or issued for purposes of the first paragraph of this covenant from and after the first date on which Pinnacle or the Restricted Subsidiary, as the case may be, could have incurred such Indebtedness or issued such Disqualified Stock or preferred stock under the first paragraph of this covenant without reliance on this clause (25)).

For purposes of determining compliance with this “Incurrence of indebtedness and issuance of preferred stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Pinnacle will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. In addition, Pinnacle may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph of this covenant, provided that Pinnacle or the applicable Restricted Subsidiary would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph of this covenant, as the case may be, at such time of reclassification. Indebtedness under the Credit Agreement outstanding on the date on which the 2024 Notes are first issued and authenticated under the 2024 indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt” to the extent permitted by such exception. If any Contribution Debt is reclassified as incurred under any provision other than under clause (23), the related issuance of Equity Interests may be included in any calculation under clause (3) of the first paragraph of “—Certain covenants—Restricted payments”.

Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. The maximum amount of Indebtedness, Disqualified Stock or preferred stock that Pinnacle or a Restricted Subsidiary may incur or issue shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, Disqualified Stock or preferred stock, due solely to fluctuations in the exchange rates of currencies.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, Disqualified Stock or preferred stock, the U.S. dollar-equivalent principal amount or liquidation value of Indebtedness, Disqualified Stock or preferred stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness, Disqualified Stock or preferred stock was incurred or issued, in the case of term debt, Disqualified Stock or preferred stock, or first committed, in the case of revolving credit debt; provided that if such Indebtedness, Disqualified Stock or preferred stock is incurred or issued to refinance other Indebtedness, Disqualified Stock or preferred stock denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation value of such refinancing Indebtedness, Disqualified Stock or preferred stock in the applicable currency does not exceed the principal amount or liquidation value of such Indebtedness, Disqualified Stock or preferred stock being refinanced in the applicable currency (plus all accrued interest on the Indebtedness, and the amount of all prepayment penalties, fees, expenses and premiums incurred in connection therewith).

The principal amount of any Indebtedness, Disqualified Stock or preferred stock incurred or issued to refinance other Indebtedness, Disqualified Stock or preferred stock, if incurred in a different currency from the Indebtedness, Disqualified Stock or preferred stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or preferred stock is denominated that is in effect on the date of such refinancing.

A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitation on subordinated debt; guarantees of debt securities

Pinnacle will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of Pinnacle, unless such Indebtedness is expressly subordinated in right of payment to the 2024 Notes. The foregoing does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens securing some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral or as a result of provisions that apply proceeds or amounts received by the borrower, obligor or issuer following a default or exercise of remedies in a certain order of priority. In addition, following the Issue Date, no Restricted Subsidiary of Pinnacle will directly or indirectly guarantee, or become jointly and severally liable with respect to, any Indebtedness of Pinnacle in excess of $50.0 million in the aggregate for all such Indebtedness (excluding, in any event, (x) Acquired Debt and (y) guarantees of such Acquired Debt or any other Indebtedness of Pinnacle to the extent a guarantee is required as a result of the assumption by Pinnacle of such Acquired Debt described in clause (x) pursuant to the terms thereof as they existed at the time of and after giving effect to (and are not modified in contemplation of, other than to give effect to) the assumption of or acquisition of such Acquired Debt) issued after the Issue Date, other than Indebtedness incurred pursuant to the caption “—Incurrence of indebtedness and issuance of preferred stock” so long as such Indebtedness is secured by a Permitted Lien, unless a guarantee is provided in respect of the 2024 Notes by such Restricted Subsidiary.

Liens

Pinnacle will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired (such Lien, the “Initial Lien”), unless all payments due under the 2024 indenture and the 2024 Notes are secured (1) on an equal and ratable basis with the obligations so secured (if such obligations are pari passu with the 2024 Notes) until such time as such obligations are no longer secured by a Lien or (2) on a senior basis to the obligations so secured to the extent such obligations are subordinated in right of payment to the 2024 Notes.

For purposes of determining compliance with this “Liens” covenant, (A) a Lien securing an item of Indebtedness, Disqualified Stock or preferred stock need not be permitted solely by reference to one category of permitted Liens described in clauses (1) through (32) of the definition of “Permitted Liens” or the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Liens described in clauses (1) through (32) of the definition of “Permitted Liens” or the first paragraph of this covenant, Pinnacle will be permitted to classify or reclassify such Lien securing such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness, Disqualified Stock or preferred stock secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness, Disqualified Stock or preferred stock will be treated as being incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

Any Lien created for the benefit of the Holders of the 2024 Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Dividend and other payment restrictions affecting subsidiaries

Pinnacle will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions on its Capital Stock to Pinnacle or any of its Restricted Subsidiaries, or pay any indebtedness owed to Pinnacle or any of its Restricted Subsidiaries;

(b)	make loans or advances to Pinnacle or any of its Restricted Subsidiaries; or

(c)	transfer any of its properties or assets to Pinnacle or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	the provisions of any agreements governing Existing Indebtedness or Credit Facilities or the Transaction Agreements and any agreements as in effect on the Issue Date;

(2)	(x) the 2024 indenture and the 2024 Notes, in each case as the same may be amended from time to time in accordance with the terms thereof, and (y) other Indebtedness pari passu with the 2024 Notes, provided that in the case of this clause (y), the restrictions contained in the agreements governing such pari passu Indebtedness are no more restrictive, taken as a whole, in the good faith judgment of Pinnacle, than those contained in the 2024 indenture and the 2024 Notes;

(3)	applicable law, rule, regulation, decree or order (including any Gaming Law and any rules, regulations, orders or requirements of any Gaming Authority);

(4)	any agreement or instrument (including those governing Indebtedness (including Acquired Debt) or Capital Stock) of a Person acquired by Pinnacle or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, or the Equity Interests of the Person, so acquired, provided that, in the case of Indebtedness, Disqualified Stock or preferred stock, such Indebtedness, Disqualified Stock or preferred stock was permitted by the terms of the 2024 indenture to be incurred;

(5)	customary restrictions on subletting or assignment of any lease or sublease governing a leasehold interest of Pinnacle or any Restricted Subsidiary;

(6)	non-assignment provisions or other customary restrictions arising under any purchase money financing or licenses or other contracts entered into in the ordinary course of business;

(7)	purchase money obligations or Capital Lease Obligations permitted to be incurred under the 2024 indenture that impose restrictions on that property of the nature described in clause (c) of the preceding paragraph;

(8)	any agreement for the sale or other disposition of a Restricted Subsidiary that imposes restriction on action by that Restricted Subsidiary pending its sale or other disposition;

(9)	restrictions on the transfer of any property subject to a contract with respect to an Asset Sale or other transfer, conveyance or disposition permitted under the 2024 indenture;

(10)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, in the good faith judgment of Pinnacle, than those contained in the agreements governing the Indebtedness being refinanced;

(11)	Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(12)	restrictions in respect of Equity Interests in joint ventures or non-wholly owned Restricted Subsidiaries or the property of joint ventures or non-wholly owned Restricted Subsidiaries;

(13)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(14)	the Credit Facilities, provided that the restrictions contained in the agreements governing such Credit Facilities are no more restrictive, taken as a whole, in the good faith judgment of Pinnacle, than those contained in the Credit Agreement as of the Issue Date;

(15)	any Indebtedness incurred or preferred stock issued by Foreign Subsidiaries or joint ventures that is permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock”;

(16)	restrictions imposed pursuant to any of the Trust Agreements upon the occurrence of a Trigger Event;

(17)	agreements in existence with respect to a Restricted Subsidiary at the time it is so designated or at the time such Person becomes a Restricted Subsidiary, provided, however, that such agreements are not entered into in anticipation or contemplation of such designation or of such Person becoming a Restricted Subsidiary;

(18)	restrictions imposed by Gaming Authorities on entities holding, or operating pursuant to, Gaming Approvals;

(19)	restrictions on deposits made in connection with license applications or to secure letters of credit or surety or other bonds issued in connection therewith or deposits made in the ordinary course of business with respect to insurance premiums, worker’s compensation, statutory obligations, utility deposits, rental obligations, unemployment insurance, performance of tenders, surety and appeal bonds and other similar obligations (or to secure letters of credit or surety or other bonds relating thereto);

(20)	the subordination provisions of any Indebtedness owed to Pinnacle or any of its Restricted Subsidiaries;

(21)	restrictions on the ability of any Restricted Subsidiary to make Investments in or transfer assets to any Person that is not a direct or indirect parent of such Restricted Subsidiary;

(22)	restrictions on transfers of assets subject to industrial revenue bond financing or financing with similar instruments;

(23)	encumbrances or restrictions with respect to the Master Lease or any Additional Lease and the applicable properties subject thereto;

(24)	encumbrances or restrictions of the types referred to in clause (a), (b) and (c) of the preceding paragraph contained in Indebtedness or agreements entered into in connection with Indebtedness which do not materially impair the ability of Pinnacle to make payments owing with respect to the 2024 Notes, as determined in good faith by Pinnacle;

(25)	restrictions in any agreement relating to the Undeveloped Land; and

(26)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) of the preceding paragraph imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or other refinancings of those agreements, instruments or obligations referred to in clauses (1) through (25) above, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or other refinancings are no more restrictive, taken as a whole, in the good faith judgment of Pinnacle, with respect to such dividend and other payment restrictions than those contained in the most restrictive of those agreements prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, restructuring, replacement or other refinancing.

Nothing contained in this covenant shall prevent Pinnacle or any of its Restricted Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by the covenant described under the caption “—Liens” or (2) restricting the sale or other disposition of property or assets of Pinnacle or any of its Restricted Subsidiaries that secure Indebtedness of Pinnacle or any of its Restricted Subsidiaries.

Merger, consolidation or sale of assets

Pinnacle may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Pinnacle is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Pinnacle and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless:

(1)	either (a) Pinnacle is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Pinnacle) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such Person is not a corporation, a co-obligor of the 2024 Notes is a corporation organized or existing under such laws);

(2)	the Person formed by or surviving any such consolidation or merger (if other than Pinnacle) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes, by supplemental 2024 indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the 2024 Notes and the performance of every covenant of the 2024 Notes and the 2024 indenture on the part of Pinnacle to be performed or observed;

(3)	immediately before and immediately after giving effect to such transaction and the contemplated by clause (2) above (including, without limitation, giving effect to any Indebtedness and any Acquired Debt incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default exists;

(4)	on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) Pinnacle or the Person formed by or surviving any such consolidation or merger (if other than Pinnacle), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock,” or (b) Pinnacle (or the Person formed by or surviving any such consolidation or merger (if other than Pinnacle) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made) and its Restricted Subsidiaries will have a Fixed Charge Coverage Ratio equal to or greater than the Fixed Charge Coverage Ratio for Pinnacle and its Restricted Subsidiaries immediately prior to such transaction and

(5)	Pinnacle or the Person formed by or surviving any such consolidation or merger (if other than Pinnacle) shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition and, if a supplemental 2024 indenture is required in connection with such transaction, such supplemental 2024 indenture, comply with the applicable provisions of the 2024 indenture and that all conditions precedent in the 2024 indenture relating to such transaction have been satisfied.

In addition, Pinnacle may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of Pinnacle’s and its Restricted Subsidiaries’ assets, taken as a whole, in compliance with the provisions of this “Merger, consolidation or sale of assets” covenant, Pinnacle will be released from the obligations under the 2024 Notes and the 2024 indenture except with respect to any obligations that arise from, or are related to, such transaction.

This “Merger, consolidation or sale of assets” covenant will not apply to:

(i)	a merger, consolidation, sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Pinnacle and any of its Restricted Subsidiaries;

(ii)	a merger between Pinnacle and an Affiliate of Pinnacle incorporated or formed solely for the purpose of reincorporating or reorganizing Pinnacle in another state of the United States or the District of Columbia or changing the legal domicile of Pinnacle or for the sole purpose of forming or collapsing a holding company structure or changing the form of legal entity; or

(iii)	the Transactions and any transactions related thereto, or any other transfers, sales or dispositions of real property and related assets to GLPI or its Subsidiaries to the extent Pinnacle or its Restricted Subsidiaries will lease such real property and related assets.

Transactions with affiliates

Pinnacle will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate involving aggregate consideration in excess of $20.0 million (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms, taken as a whole, that are not materially less favorable to Pinnacle or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Pinnacle or such Restricted Subsidiary with an unrelated Person; and

(2)	Pinnacle delivers to the trustee a resolution of the Board of Directors set forth in an officer’s certificate certifying that such Affiliate Transaction complies with the 2024 indenture and clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (or by the audit committee or any committee of the Board of Directors consisting of disinterested members of the Board of Directors).

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any indemnification or employment, consultancy, advisory, severance or separation agreements or arrangements and benefit plans or arrangements and any transactions contemplated by any of the foregoing relating to compensation and benefits matters, including any issuances of securities, loans or other payments, grants or awards, in each case in respect of or to employees, officers, directors, advisors or consultants entered into by Pinnacle or any of its Restricted Subsidiaries in the ordinary course of business or otherwise approved by the Board of Directors of Pinnacle;

(2)	transactions between or among Pinnacle and/or its Restricted Subsidiaries (including any entity that becomes a Restricted Subsidiary as a result of such transaction);

(3)	transactions with a Person that is an Affiliate of Pinnacle solely because Pinnacle or one of its Restricted Subsidiaries owns an Equity Interest in such Person;

(4)	payment of reasonable directors’ fees (including reimbursement of expenses, and payments in connection with consultancy services provided by directors or their Affiliates) and indemnity provided on behalf of officers, directors employees of Pinnacle or any of its Restricted Subsidiaries;

(5)	sales or issuances of Equity Interests (other than Disqualified Stock) of Pinnacle to Affiliates of Pinnacle;

(6)	the pledge of Equity Interests of Unrestricted Subsidiaries or joint ventures to support the indebtedness thereof;

(7)	Permitted Investments and Restricted Payments that are not prohibited by the provisions of the 2024 indenture described above under the caption “—Restricted payments”;

(8)	transactions disclosed in Pinnacle’s Commission filings prior to the Issue Date and any agreements, instruments or obligations as in effect on the Issue Date and transactions contemplated thereby and any renewals, replacements, amendments, supplements or other modifications thereof (so long as the terms of such renewals, replacements, amendments, supplements or modifications are not less favorable to the Holders of the 2024 Notes in any material respect, taken as a whole, as compared to the applicable agreement as in effect on the Issue Date);

(9)	the occurrence of a Trigger Event and the transactions contemplated by each applicable Trust Agreement;

(10)	transactions with persons who have entered into an agreement, contract or arrangement with Pinnacle or any of its Restricted Subsidiaries to manage, own or operate a Gaming Facility because Pinnacle and its Restricted Subsidiaries have not received the requisite Gaming Approvals or are otherwise not permitted to manage, own or operate such Gaming Facility under applicable Gaming Laws; provided that such transactions shall have been approved by a majority of the disinterested members of Pinnacle’s Board of Directors (or by the audit committee or any committee of the Board of Directors consisting of disinterested members of the Board of Directors) and determined by them to be in the best interests of Pinnacle;

(11)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the 2024 indenture which are fair to Pinnacle and its Restricted Subsidiaries taken as a whole, in the determination of Pinnacle’s Board of Directors or management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12)	transactions with joint ventures and Subsidiaries thereof, Unrestricted Subsidiaries and an ACDL Entity relating to the provision of management services (including intellectual property rights), overhead, sharing of customer lists and customer loyalty programs or that are approved by a majority of the disinterested members of Pinnacle’s Board of Directors (or by the audit committee or any committee of the Board of Directors consisting of disinterested members of the Board of Directors) (a director shall be disinterested if he or she has no interest in such joint venture or Unrestricted Subsidiary other than through Pinnacle and its Restricted Subsidiaries); provided that no Affiliate of Pinnacle (other than Pinnacle’s Restricted Subsidiaries) has an interest (other than indirectly through Pinnacle and other than Unrestricted Subsidiaries or such joint ventures) in any such joint venture (and subsidiaries thereof), Unrestricted Subsidiary and ACDL Entity;

(13)	any transaction with respect to which Pinnacle or any of its Restricted Subsidiaries obtains an opinion as to the fairness to Pinnacle or such Restricted Subsidiary, as applicable, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

(14)	transactions between Pinnacle or any Restricted Subsidiary and any Person, a director of which is also a director of Pinnacle; provided, however, that such director abstains from voting as a director of Pinnacle on any matter involving such other Person;

(15)	transactions with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; and

(16)	the Transactions, the Transaction Agreements and any actions pursuant thereto or contemplated thereby.

Designation of restricted and unrestricted subsidiaries

Each of the Existing Unrestricted Subsidiaries shall be an Unrestricted Subsidiary as of the Issue Date. Further, the Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary (which for the avoidance of doubt shall not include the designation of the Existing Unrestricted Subsidiaries as such on the Issue Date), the aggregate fair market value of all outstanding Investments owned by Pinnacle and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will constitute Restricted Investments under the first paragraph of the covenant described above under the caption “—Restricted payments” or, if eligible, Permitted Investments, as determined by Pinnacle. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Business activities

Pinnacle will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Pinnacle and its Restricted Subsidiaries taken as a whole.

Master Lease

Neither Pinnacle nor Tenant will enter into any amendment to the Master Lease if such amendment would materially impair the ability of Pinnacle to satisfy its obligations to make payments on the 2024 Notes. Tenant shall not transfer its rights or obligations under the Master Lease to any Person other than (i) to Pinnacle or a Restricted Subsidiary or (ii) with respect to a particular property or properties to the extent Pinnacle and its Restricted Subsidiaries will cease to operate such property or properties; provided, however, that no such transfer shall be permitted hereunder unless permitted under the Master Lease or consented to in writing by Landlord.

Reports

Whether or not required by the Commission, so long as any 2024 Notes are outstanding, Pinnacle will furnish to the trustee, with written instructions for mailing to the Holders of 2024 Notes, upon Holder request, within 30 days after the time periods specified in the Commission’s rules and regulations for a non-accelerated filer:

(1)	all quarterly and annual financial information that is filed or that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, as applicable, if or as if Pinnacle were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Pinnacle’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if Pinnacle were required to file such reports.

The availability of the foregoing materials on the Commission’s EDGAR service (or any successor thereto) shall be deemed to satisfy Pinnacle’s obligations to furnish such materials to the trustee for mailing to the Holders of

2024 Notes, upon Holder request; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR service (or its successor).

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Pinnacle’s compliance with any of its covenants under the 2024 indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

In addition, Pinnacle has agreed that, for so long as any 2024 Notes remain outstanding, if Pinnacle is not required to file with the Commission the reports required by the first paragraph of this covenant, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of default and remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on the 2024 Notes;

(2)	default in payment when due of the principal of or premium, if any, on the 2024 Notes;

(3)	subject to the last paragraph of this covenant, failure by Pinnacle or any of its Restricted Subsidiaries for 60 days after receipt of notice from the trustee or Holders of at least 25% in principal amount of the 2024 Notes then outstanding to comply with any of the other agreements in the 2024 indenture, unless such failure to comply has been waived;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Pinnacle or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary (or the payment of which is guaranteed by Pinnacle or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

(a)	is caused by a failure to pay principal of such Indebtedness at final maturity (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity (which acceleration has not been rescinded, annulled or cured within 20 Business Days),

and, in each case, the due and payable principal amount of any such Indebtedness, together with the due and payable principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $100.0 million; provided, that this clause (4) shall not apply to any Investment Guarantee or Investment Guarantee Indebtedness unless Pinnacle or one of its Restricted Subsidiaries defaults in the performance of its payment obligations in respect of its Investment Guarantee of such Investment Guarantee Indebtedness;

(5)	failure by Pinnacle or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million (to the extent not covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

(6)	certain events of bankruptcy or insolvency described in the 2024 indenture with respect to Pinnacle or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and

(7)	after the effectiveness thereof, the Master Lease shall terminate or otherwise cease to be effective, other than upon the expiration or termination thereof with respect to any particular property or properties pursuant to the Master Lease or an amendment, waiver or modification of the Master Lease not prohibited by “—Certain covenants—Master Lease.”

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Pinnacle, all 2024 Notes then outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding 2024 Notes may declare all the 2024 Notes to be due and payable immediately.

Holders of the 2024 Notes may not enforce the 2024 indenture or the 2024 Notes except as provided in the 2024 indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 2024 Notes may direct the trustee in writing in its exercise of any trust or power. The trustee may withhold from Holders of the 2024 Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

The Holders of a majority in aggregate principal amount of the 2024 Notes then outstanding by written notice to the trustee may on behalf of the Holders of all of the 2024 Notes waive any existing Default or Event of Default and its consequences under the 2024 indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 2024 Notes; provided that the Holders of a majority in aggregate principal amount of the 2024 Notes then outstanding may rescind an acceleration of the 2024 Notes and waive the payment default that resulted from such acceleration.

Pinnacle is required to deliver to the trustee annually a statement regarding compliance with the 2024 indenture. Upon becoming aware of any Default or Event of Default, Pinnacle is required to deliver to the trustee, a statement specifying such Default or Event of Default. In the event that the Holders of at least 25% in principal amount of the then outstanding 2024 Notes deliver to the trustee a notice of a Default or an Event of Default or an acceleration, such holders also shall deliver a copy of such notice to Landlord.

Notwithstanding the foregoing, in the event of a default by Pinnacle or any of its Restricted Subsidiaries in the performance of any of their respective obligations under the 2024 indenture, including any default in the payment of any sums payable thereunder, then, in each and every such case, subject to applicable Gaming Laws, Landlord shall have the right (subject to the terms of the Master Lease), but not the obligation, to cause the default or defaults to be cured or remedied (to the extent such default is susceptible to cure or remedy) prior to the end of any applicable notice and cure periods set forth in the 2024 indenture, and any such tender of payment or performance by Landlord shall be accepted by the trustee and the Holders of the 2024 Notes and shall constitute payment and/or performance by Pinnacle or such Restricted Subsidiary for purposes of the 2024 indenture.

Notwithstanding clause (3) of the first paragraph above or any other provision of the 2024 indenture, except as provided in the final sentence of this paragraph, the sole remedy for any failure to comply by Pinnacle with the covenant described under the caption “—Certain covenants—Reports” or any failure to comply with the requirements of Section 314(a) of the TIA shall be the payment of liquidated damages as described in the following sentence, such failure to comply shall not constitute an Event of Default, and Holders of the 2024 Notes shall not have any right under the 2024 indenture to accelerate the maturity of the 2024 Notes as a result of any such failure to comply. If a failure to comply by Pinnacle with the covenant described under the caption “—Certain covenants—Reports” or any failure to comply with the requirements of Section 314(a) of the TIA continues for 60 days after Pinnacle receives notice of such failure to comply in accordance with clause (3) of the first paragraph above (such notice, the “Reports Default Notice”), and is continuing on the 60th day following Pinnacle’s receipt of the Reports Default Notice, Pinnacle will pay liquidated damages to all Holders of 2024 Notes at a rate per annum equal to 0.25% of the principal amount of the 2024 Notes from the 60th day following Pinnacle’s receipt of the Reports Default Notice to, but not including the earlier of (x) the 121st day following Pinnacle’s receipt of the Reports Default Notice and (y) the date on which the failure to comply by Pinnacle with the covenant described under the caption “—Certain covenants—Reports” or any failure to comply with the requirements of Section 314(a) of the TIA shall have been cured or waived. On the earlier of the date specified in the immediately preceding clauses (x) and (y), such liquidated damages will cease to accrue. If the failure to comply by Pinnacle with the covenant described under “—Certain covenants—Reports” or any failure to comply with the requirements of Section 314(a) of the TIA shall not have been cured or waived on or before the 121st day following Pinnacle’s receipt of the Reports Default Notice, then the failure to comply by Pinnacle with the covenant described under “—Certain covenants—Reports” or any failure to comply with the requirements of Section 314(a) of the TIA shall on such 121st day constitute an Event of Default. A failure to comply with the covenant described under “—Certain covenants—Reports” or any failure to comply with the requirements of Section 314(a) of the TIA automatically shall cease to be continuing and shall be deemed cured at such time as Pinnacle furnishes to the trustee the applicable information or report (it being understood that the availability of such information or report on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy Pinnacle’s obligation to furnish such information or report to the trustee); provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR service (or its successor).

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or direct or indirect stockholder, past, present or future, of Pinnacle or any successor entity, as such, will have any liability for any obligations of Pinnacle under the 2024 Notes, the 2024 indenture or any related registration rights agreement for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2024 Notes by accepting a 2024 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2024 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal defeasance and covenant defeasance

Pinnacle may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 2024 Notes (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding 2024 Notes to receive payments in respect of the principal of or interest or premium on such 2024 Notes when such payments are due from the trust referred to below;

(2)	Pinnacle’s obligations with respect to the 2024 Notes concerning issuing temporary 2024 Notes, the replacement of mutilated, destroyed, lost or stolen 2024 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and Pinnacle’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the 2024 indenture.

In addition, Pinnacle may, at its option and at any time, elect to have the obligations of Pinnacle released with respect to certain covenants that are described in the 2024 indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the 2024 Notes. In the event Covenant Defeasance occurs, certain events (not including the events described in clauses (1), (2), or (6) under the caption “—Events of default and remedies” above pertaining to Pinnacle)

described under the caption “—Events of default and remedies” will no longer constitute an Event of Default with respect to the 2024 Notes. Pinnacle may exercise Legal Defeasance regardless of whether it previously has exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Pinnacle must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the 2024 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, on and accrued and unpaid interest on the outstanding 2024 Notes on the Stated Maturity or on a redemption date, as the case may be, and Pinnacle must specify whether the 2024 Notes are being defeased to maturity or to a particular redemption date; provided that, with respect to any redemption pursuant to “—Redemption—Optional redemption—Optional redemption prior to May 1, 2019,” the amount deposited shall be sufficient for purposes of the 2024 indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Treasury Rate as of the third Business Day preceding the date of such deposit with the trustee;

(2)	in the case of Legal Defeasance, Pinnacle must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Pinnacle has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that the Holders of the outstanding 2024 Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Pinnacle must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding 2024 Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other Indebtedness which is being defeased or discharged and, in each case, the granting of Liens in connection therewith);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the 2024 indenture or any agreement or instrument governing any other Indebtedness which is being defeased or discharged or repaid) to which Pinnacle or any of its Restricted Subsidiaries is a party or by which Pinnacle or any of its Restricted Subsidiaries is bound;

(6)	Pinnacle must deliver to the trustee an officer’s certificate stating that the deposit was not made by Pinnacle with the intent of preferring the Holders of 2024 Notes over the other creditors of Pinnacle or with the intent of defeating, hindering, delaying or defrauding creditors of Pinnacle or others; and

(7)	Pinnacle must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Legal Defeasance or Covenant Defeasance will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging such Legal Defeasance or Covenant Defeasance.

Amendment, supplement and waiver

Except as provided in the next three succeeding paragraphs, the 2024 indenture or the 2024 Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 2024 Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2024 Notes), and any existing default or compliance with any provision of the 2024 indenture or the 2024 Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 2024 Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2024 Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any 2024 Notes held by a non-consenting Holder):

(1)	reduce the principal amount of 2024 Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any 2024 Note or alter the provisions with respect to the redemption of the 2024 Notes (other than provisions described above under “—Repurchase at the option of holders” and other provisions for effecting a redemption that do not reduce the redemption price);

(3)	reduce the rate of or change the time for payment of interest on any 2024 Note;

(4)	waive a Default or Event of Default in the payment of principal of or interest or premium on the 2024 Notes (except a rescission of acceleration of the 2024 Notes by the Holders of at least a majority in aggregate principal amount of the 2024 Notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any 2024 Note payable in money other than that stated in the 2024 Notes;

(6)	make any change in the provisions of the 2024 indenture relating to waivers of past Defaults or the contractual rights of Holders of 2024 Notes expressly set forth in the 2024 indenture to receive payments of principal of or interest or premium on the 2024 Notes;

(7)	waive a redemption payment with respect to any 2024 Note (other than a payment required by one of the provisions described above under the caption “—Repurchase at the option of holders”); or

(8)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of 2024 Notes, Pinnacle and the trustee may amend or supplement the 2024 indenture or the 2024 Notes:

(1)	to cure any ambiguity, defect, mistake or inconsistency, provided such action shall not adversely affect the interests of the Holders of 2024 Notes;

(2)	to provide for uncertificated 2024 Notes in addition to or in place of certificated 2024 Notes;

(3)	(a) to reflect a change in the name or form of entity or jurisdiction of organization of Pinnacle or (b) to provide for the assumption of Pinnacle’s obligations to Holders of 2024 Notes in the case of a merger or consolidation or sale of all or substantially all of Pinnacle’s assets;

(4)	to comply with the rules of any applicable securities depository;

(5)	to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities;

(6)	to provide for the issuance of additional 2024 Notes in accordance with the limitations set forth in the 2024 indenture, including the covenant under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock”;

(7)	to make any change that would provide any additional rights or benefits to the Holders of 2024 Notes (including to provide for any guarantees of the 2024 Notes or any collateral securing the 2024 Notes or any guarantees of the 2024 Notes) or that does not materially adversely affect the legal rights under the 2024 indenture of any such Holder;

(8)	to conform the text of the 2024 indenture or the 2024 Notes to any provision of the Description of Notes contained in the offering memorandum of PNK Entertainment, Inc., dated April 12, 2016, relating to the 2024 Notes issued in April 2016 as set forth in an officer’s certificate; or

(9)	to comply with requirements of the SEC in order to effect or maintain the qualification of the 2024 indenture under the TIA.

Satisfaction and discharge

The 2024 indenture will be discharged and will cease to be of further effect as to all 2024 Notes issued thereunder, when:

(1)	either:

(a)	all 2024 Notes that have been authenticated, except lost, stolen or destroyed 2024 Notes that have been replaced or paid and 2024 Notes for whose payment money has been deposited in trust and, if provided for in the 2024 indenture, thereafter repaid to Pinnacle, have been delivered to the trustee for cancellation; or

(b)	all 2024 Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year (or are to be called for redemption within one year) and Pinnacle has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the 2024 Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to, but not including, the date of maturity or redemption; provided that, with respect to any redemption pursuant to “Redemption—Optional redemption—Optional redemption prior to May 1, 2019,” the amount deposited shall be sufficient for purposes of the 2024 indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Treasury Rate as of the third Business Day preceding the date of such deposit with the trustee;

(2)	Pinnacle has paid or caused to be paid all other sums then due and payable by it under the 2024 indenture; and

(3)	Pinnacle has delivered irrevocable written instructions to the trustee under the 2024 indenture to apply the deposited money toward the payment of the 2024 Notes at maturity or the redemption date, as the case may be.

In addition, Pinnacle must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The satisfaction and discharge will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of Pinnacle’s obligations under the 2024 Notes and the 2024 indenture.

Concerning the trustee

If the trustee becomes a creditor of Pinnacle, the 2024 indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions.

The Holders of a majority in principal amount of the then outstanding 2024 Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The 2024 indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the 2024 indenture at the request of any Holder of 2024 Notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain definitions

Set forth below are certain defined terms used in the 2024 indenture. Reference is made to the 2024 indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“ACDL Entity” means any of (i) Asian Coast Development (Canada) Ltd., a British Columbia corporation, (ii) Ho Tram Project Company Limited, a Vietnamese limited liability company, (iii) any Person (other than Pinnacle or any Restricted Subsidiary) that is an Affiliate of the foregoing, and (iv) successors to any of the foregoing.

“ACDL Investment” means any Investment (i) in an ACDL Entity (whether made directly or through one or more Unrestricted Subsidiaries) or (ii) in any other Person (including without limitation any Vietnam Subsidiary) made in connection with any development, construction, acquisition, management, operation, licensing or other business activity with, involving or relating to any ACDL Entity.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness, Disqualified Stock, or preferred stock of any other Person existing at the time such other Person is merged, acquired, consolidated or amalgamated with or into or becomes a Restricted Subsidiary (including by designation) of such specified Person, whether or not such Indebtedness, Disqualified Stock, or preferred stock is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided that such Lien was not incurred in connection with such acquisition;

provided that, for the avoidance of doubt, if such Indebtedness, Disqualified Stock, or preferred stock is redeemed, repurchased, retired, discharged, defeased (whether by covenant or legal defeasance) or otherwise acquired (or if irrevocable deposit has been made for the purpose of such redemption, repurchase, retirement, discharge, defeasance (whether covenant or legal) or other acquisition) at the time, or substantially concurrently with the consummation, of the transaction by which such Person is merged, acquired, consolidated or amalgamated with or into or became a Restricted Subsidiary (including by designation) of such specified Person, then such Indebtedness, Disqualified Stock, or preferred stock shall not constitute Acquired Debt. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from a Person or the date a Person becomes a Restricted Subsidiary.

“Additional Lease” shall mean any lease entered into for the purpose of Pinnacle or any of its Restricted Subsidiaries to acquire the right to occupy and use real property, vessels or similar assets for, or in connection with, the construction, development or operation of Gaming Facilities, including, without limitation, the lease agreement to be entered into in connection with the Meadows Racetrack Acquisition.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that none of GLPI or any of its Subsidiaries (including Pinnacle Predecessor and its Subsidiaries) shall be deemed to be an Affiliate of Pinnacle or any of its Restricted Subsidiaries. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(a)	the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Pinnacle and its Subsidiaries taken as a whole or any disposition that constitutes a Change of Control pursuant to the 2024 indenture shall not constitute an Asset Sale and shall be governed by the provisions of the 2024 indenture described above under the caption “—Repurchase at the option of holders—Change of control and rating decline” and/or the provisions described above under the caption “—Certain covenants—Merger, consolidation or sale of assets” and not by the provisions described under the caption “—Repurchase at the option of holders—Asset sales”; and

(b)	the issuance or sale of Equity Interests in any of Pinnacle’s Restricted Subsidiaries (other than preferred stock issued in compliance with the covenant described above under the caption “—Certain Covenants—Incurrence of indebtedness and issuance of preferred stock”);

provided, however, that notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets or Equity Interests having a fair market value of less than $25.0 million;

(2)	a transfer of assets between or among Pinnacle and any of its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by any Restricted Subsidiary to Pinnacle or to any other Restricted Subsidiary;

(4)	(a) the sale, exchange for replacement items or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business and (b) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business;

(5)	(a) sales, transfers or other dispositions of used, worn out, obsolete, damaged or surplus property, or property otherwise unsuitable for use in connection with the business, by Pinnacle and its Restricted Subsidiaries, (b) the abandonment or other sale, transfer or other disposition of intellectual or other property that is, in the judgment of Pinnacle, no longer economically practicable to maintain or useful in the conduct of the business of Pinnacle and its Restricted Subsidiaries taken as a whole and (c) the license of intellectual property to GLPI or any of its Subsidiaries (or any other lessor or Affiliates thereof) for use in connection with the ownership and operation of the properties subject to the Master Lease or any Additional Lease;

(6)	the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;

(7)	a Restricted Payment or Permitted Investment that is not prohibited by the covenant described above under “—Certain covenants—Restricted payments” or any transaction specifically excluded from the definition of “Restricted Payment;”

(8)	(a) the issuance or sale of directors’ qualifying shares or (b) the issuance, sale or transfer of Equity Interests of foreign Restricted Subsidiaries to foreign nationals to the extent required by applicable law;

(9)	leases (as lessor or sublessor) of real or personal property and guaranties of any such lease in the ordinary course of business;

(10)	licenses and sublicenses by Pinnacle or any of its Restricted Subsidiaries of software, trademarks, know-how, patents and other intellectual property or intellectual property rights and other general intangibles;

(11)	terminations of Hedging Obligations or other hedge or swap or option agreements entered into in connection with the issuance of convertible debt;

(12)	any settlement, release, waiver or surrender of contract rights or contract, tort or other litigation claims, or voluntary terminations of other contracts or assets, in the ordinary course of business;

(13)	foreclosure, condemnation or any similar action with respect to any property or other assets, including transfers or dispositions of such property or other assets subject thereto;

(14)	any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Pinnacle or any of its Restricted Subsidiaries) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(15)	any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by Pinnacle or any of its Restricted Subsidiaries, including sale and leaseback transactions and asset securitizations, permitted by the 2024 indenture;

(16)	sales of Unrestricted Subsidiaries or joint ventures, or Equity Interests or other Investments therein, or assets thereof;

(17)	the occurrence of any Trigger Event;

(18)	the grant of any Liens not prohibited by the 2024 indenture and any exercise of remedies in respect thereof;

(19)	any disposition of undeveloped or substantially undeveloped real estate, provided that in such disposition: (i) Pinnacle and its Restricted Subsidiaries making such disposition receives consideration at the time of such disposition at least equal to the fair market value of the real estate assets disposed of (as determined reasonably and in good faith by the Board of Directors of Pinnacle), and (ii) at least 60% of the consideration received from such disposition by Pinnacle and its Restricted Subsidiaries making such disposition is cash or Cash Equivalents and is received at the time of the consummation of such disposition (for purposes of this provision, each of the following shall be deemed to be cash: (a) any liabilities as shown on Pinnacle or such Restricted Subsidiaries’ most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the 2024 Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of Pinnacle and (iv) non-recourse Indebtedness) that are assumed by the transferee of any such assets, and (b) to the extent of the cash received, any notes or other obligations received by Pinnacle and its Restricted Subsidiaries making the disposition from such transferee that are converted by Pinnacle or such Restricted Subsidiary into cash within 60 days of receipt);

(20)	any disposition of all or any portion of the Undeveloped Land;

(21)	any disposition of all or any portion of the STAR and TIF Bonds;

(22)	any disposition required by any Gaming Authority to the extent the Net Cash Proceeds thereof are applied as set forth under the caption “—Repurchase at the option of holders—Asset sales”; and

(23)	any sales, transfers or other dispositions pursuant to the Transaction Agreements or otherwise in connection with the Transactions and any transactions related thereto, including sales, transfers or other dispositions of Equity Interests and other property to Pinnacle or any of its Subsidiaries or to GLPI or any of its Subsidiaries, and any other transfers, sales or dispositions of real property, vessels and related assets to GLPI or its Subsidiaries or to any lessor (or Affiliate of such a lessor) under any Additional Lease to the extent Pinnacle or its Restricted Subsidiaries will lease or have the right to use such real property, vessels and related assets.

In addition, for the avoidance of doubt, conveyances, sales, leases, assignments, transfers or other dispositions which would otherwise constitute Asset Sales but for the dollar thresholds contained in the definition of Asset Sales shall be permitted.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function. “Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP; provided, however, that for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease as of the Issue Date and any similar lease entered into after the Issue Date by any Person may, in the sole discretion of Pinnacle, be accounted for as an operating lease and not as a Capital Lease Obligation; and provided, further, that, for the avoidance of doubt, (i) the Master Lease and any Additional Leases will be accounted for as an operating lease and not as a Capital Lease Obligation and (ii) GAAP for purposes of this definition shall be deemed GAAP as in effect on the Issue Date.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars, Canadian dollars, Euros or any national currency of any participating member state of the European Union or such local currencies held by Pinnacle and its Subsidiaries from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the United States government, Canada or any country that is a member of the European Union or any agency, subdivision or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support of those securities that are issued by the United States government) or issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Federal Farm Credit Banks Funding Corporation, in each case, having maturities of not more than two years after the date of acquisition;

(3)	securities issued or directly and fully guaranteed or insured by any state, commonwealth or territory of the United States of America or any agency, subdivision or instrumentality thereof or by any foreign government (and that at the time of acquisition have an investment grade rating from Moody’s or S&P (or, if neither S&P nor Moody’s shall be rating such securities, then from another nationally recognized rating service)) having maturities of not more than two years after the date of acquisition;

(4)	certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to (or any bank holding company owning such lender) the Credit Facilities or with any commercial bank having capital and surplus of at least $250.0 million at the time of acquisition;

(5)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) through (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above at the time of acquisition;

(6)	commercial paper rated at the time of acquisition within one of the two highest ratings obtainable for such securities by Moody’s or S&P and maturing within two years after the date of acquisition;

(7)	marketable short term money market and similar securities having the highest rating obtainable from Moody’s and S&P (or, if neither S&P nor Moody’s shall be rating such securities, then from another nationally recognized rating service) at the time of acquisition and in each case maturing within two years after the date of acquisition;

(8)	other dollar denominated securities issued by any Person incorporated in the United States and that at the time of acquisition have an investment grade rating from Moody’s or S&P (or, if neither S&P nor Moody’s shall be rating such securities, then from another nationally recognized rating service) and maturing not more than two years after the date of acquisition;

(9)	money market funds that invest at least 90% of their assets in Cash Equivalents of the kinds described in clauses (1) through (8) of this definition; and

(10)	solely with respect to any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the country in which such Foreign Subsidiary maintains its chief executive office or principal place of business, or issued by any agency of such country and backed by the full faith and credit of such country, in each case maturing within two years from the date of acquisition, so long as the indebtedness of such country has an investment grade rating from S&P or Moody’s (or, if neither S&P nor Moody’s shall be rating such securities, then from another nationally recognized rating service) (in each case, at the time of acquisition), (ii) time deposits, certificates of deposit or bankers’ acceptances issued by any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office or principal place of business, or payable promptly following demand and maturing within one year of the date of acquisition and (iii) other customarily utilized high-quality or cash equivalent type Investments in the country where such Foreign Subsidiary maintains its chief executive office and principal place of business.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Pinnacle and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than to Pinnacle or any of its Restricted Subsidiaries;

(2)	the adoption by shareholders of a plan relating to the liquidation or dissolution of Pinnacle; or

(3)	the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above), other than any holding company which owns 100% of the Voting Stock of Pinnacle (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Pinnacle, measured by voting power rather than number of shares.

For the avoidance of doubt, the Transactions and any transactions related thereto shall not constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

(a)	in each case to the extent deducted in calculating such Consolidated Net Income:

(1)	provisions for taxes based on income or profits or capital gains, plus franchise or similar taxes, of such Person and its Restricted Subsidiaries for such period;

(2)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including any amortization or write-off of deferred financing costs or debt issuance costs, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations and the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations related to interest rates;

(3)	any cost, charge, fee or expense (including discounts and commissions and including fees and charges incurred in respect of letters of credit or bankers acceptance financings) (or any amortization of the foregoing) associated with any Financing Activity, to the extent deducted in computing such Consolidated Net Income;

(4)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non- cash charges or expenses, including any write-off or write-down, reducing Consolidated Net Income for such period (excluding (x) any amortization of a prepaid cash expense that was paid in a prior period and (y) any such non-cash charges and expenses that result in an accrual of or reserve for cash charges or expenses in any future period on or prior to the final Stated Maturity of the 2024 Notes and that such Person elects not to add back in the current period) of such Person and its Restricted Subsidiaries for such period; provided that if any such non-cash charges or expenses represent an accrual of a reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Cash Flow to the extent such Person elected to previously add back such amounts to Consolidated Cash Flow;

(5)	any Pre-Opening Expenses;

(6)	the amount of any restructuring charges or reserve (including those relating to severance, relocation costs and one-time compensation charges), costs incurred in connection with any nonrecurring strategic initiatives, other business optimization expense (including incentive costs and expenses relating to business optimization programs and signing, retention and completion bonuses) and any unusual or non-recurring charges or items of loss or expense (including, without limitation, any net after-tax losses on disposal of abandoned, disposed or discontinued operations during such period or attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person (in each case other than in the ordinary course of business) during such period whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses resulting from any temporary business interruption resulting from integration of facilities (including integration in connection with the Transactions or any investment not prohibited by the 2024 indenture) and fees associated with the cancellation of lease obligations);

(7)	the amount of any expense consisting of Restricted Subsidiary income attributable to non- controlling interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary except to the extent of any cash distributions in respect thereof;

(8)	the amount of insurance proceeds received during such period or after such period and on or prior to the date the calculation is made with respect to such period, attributable to any property which has been closed or had operations curtailed for any period; provided that such amount of insurance proceeds shall only be included pursuant to this clause (8) to the extent that such amount of insurance proceeds plus Consolidated Cash Flow attributable to such property for such period (without giving effect to this clause (8)) plus Estimated Business Interruption Insurance attributable to such property for such period does not exceed Consolidated Cash Flow attributable to such property during the most recently completed four fiscal quarter period for which financial results are available that such property was fully operational (or if such property has not been fully operational for four consecutive fiscal quarters for which financial results are available prior to such closure or curtailment, the Consolidated Cash Flow attributable to such property during the period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters);

(9)	any losses resulting from mark to market accounting of Hedging Obligations or other derivative instruments;

(10)	redemption or prepayment premiums relating to the repayment or redemption of Indebtedness permitted pursuant to the 2024 indenture; and

(11)	any charges, fees and expenses (or any amortization thereof) related to any acquisition, Investment or disposition not prohibited by the 2024 indenture (or any such proposed acquisition, Investment or disposition) (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, and in each case not already excluded from Consolidated Net Income pursuant to clause (12) of the definition thereof,

(b)	minus (without duplication) in each case to the extent included in calculating such Consolidated Net Income:

(1)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, and other than any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges for any prior period, which was not added back to Consolidated Cash Flow when accrued;

(2)	the amount of non-cash gains resulting from mark to market accounting of Hedging Obligations or other derivative instruments;

(3)	any unusual or non-recurring items of income or gain to the extent increasing Consolidated Net Income for such Period; and

(4)	the amount of any income consisting of Restricted Subsidiary losses attributable to non- controlling interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary.

in each case, on a consolidated basis and determined in accordance with GAAP. Consolidated Cash Flow for any period shall be further adjusted as follows:

(A)	acquisitions (including the occurrence of a Reverse Trigger Event) of any Person, property, business, operations or asset (including a management agreement or similar agreement) or investments that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and the change in Consolidated Cash Flow resulting therefrom, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and Consolidated Cash Flow for such reference period shall include the Consolidated Cash Flow of the acquired Person (or attributable to the acquired property, business, operations or asset) or applicable to such investments, and related transactions, and subject to clause (C) bellow shall otherwise be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

(B)

any Person, property, business, operations or asset (including a management agreement or similar agreement) or investments that have been disposed of by the specified Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and the change in Consolidated Cash Flow resulting therefrom, and any discontinued operations (as determined in accordance with GAAP), will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and Consolidated Cash Flow for such reference period shall exclude the Consolidated Cash Flow of the disposed of Person (or attributable to the disposed of property, business, operations or asset or discontinued operations) or applicable to such disposed of investments and subject to clause (C) below shall otherwise be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

(C)	Pro Forma Cost Savings shall be given effect;

(D)	(a) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the applicable four-quarter reference period, and (b) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the applicable four-quarter reference period;

(E)	the occurrence of a Trigger Event during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and the change in Consolidated Cash Flow resulting therefrom, will be given pro forma effect as if it had occurred on the first day of the four- quarter reference period;

(F)	in the event of any Expansion Capital Expenditures incurred during such period with respect to a business or project opened during such period, there shall be added to Consolidated Cash Flow the product determined by multiplying (i) the Consolidated Cash Flow attributable to such Expansion Capital Expenditures and including management agreements or similar agreements (as determined by such Person) in respect of the first three (3) complete fiscal quarters following the opening of the business or project with respect to which such Expansion Capital Expenditures were made by (ii) (x) 4 (with respect to the first such quarter), (y) 2 (with respect to the first two such quarters), and (z) 4/3 (with respect to the first three such quarters);

(G)	in the event of any Permitted Joint Venture Investment made during such period with respect to a business or project opened during such period, there shall be added to Consolidated Cash Flow the product determined by multiplying (i) the Consolidated Cash Flow attributable to such Permitted Joint Venture Investment and including management agreements or similar agreements (as determined by such Person) in respect of the first three (3) complete fiscal quarters following the opening of the business or project with respect to which such Permitted Joint Venture Investment was made by (ii) (x) 4 (with respect to the first such quarter), (y) 2 (with respect to the first two such quarters), and (z) 4/3 (with respect to the first three such quarters);

(H)	in any fiscal quarter during which a purchase of property that prior to such purchase was subject to any operating lease that will be terminated in connection with such purchase shall occur and during the three following fiscal quarters, there shall be added to Consolidated Cash Flow an amount equal to the quarterly payment in respect of such lease (as if such purchase did not occur) times (a) 4 (in the case of the quarter in which such purchase occurs), (b) 3 (in the case of the quarter following such purchase), (c) 2 (in the case of the second quarter following such purchase) and (d) 1 (in the case of the third quarter following such purchase), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries;

(I)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated Cash Flow or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated Cash Flow for any previous period and not added back, shall be included; and

(J)	cash dividends and distributions paid to Pinnacle and its Restricted Subsidiaries from any Person that is not a Restricted Subsidiary not otherwise included in Consolidated Net Income shall be included.

Notwithstanding anything to the contrary contained herein, Consolidated Cash Flow shall be deemed to be $76.2 million for the fiscal quarter ended on March 31, 2015; $61.5 million for the fiscal quarter ended on June 30, 2015; $56.5 million for the fiscal quarter ended on September 30, 2015; and $48.8 million for the fiscal quarter ended on December 31, 2015 (subject to applicable pro forma adjustments). For purposes of determining Consolidated Cash Flow for any period that includes any period occurring prior to the Issue Date, Consolidated Cash Flow for each fiscal quarter ending after December 31, 2015 shall be calculated on a pro forma basis giving effect to the Transactions, including giving effect to the Master Lease as if it had been in effect during such period and cost savings relating to the Transactions (all as reasonably determined by an officer of Pinnacle).

“Consolidated Leverage Ratio” means, with respect to any Person, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness of such Person as of such date of determination (the “Calculation Date”), after giving effect to all transactions to occur on the Calculation Date (including for purposes of the last paragraph of “—Certain covenants—Restricted payments,” the merger or consolidation comprising or giving rise to the Change of Control giving rise to the need to make the calculation of the Consolidated Leverage Ratio and other mergers, consolidations and transactions to occur in connection therewith), to (y) Consolidated Cash Flow of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available (the “reference period”) immediately preceding the Calculation Date. For the avoidance of doubt, for purposes of this definition, “Consolidated Cash Flow” shall be calculated after giving effect on a pro forma basis, without duplication, to the items in clauses (A)—(J) of the definition thereof.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (on the applicable date of determination) for such period, on a consolidated basis, determined in accordance with GAAP; provided that, without duplication:

(1)	any gain or loss (together with any related provision for taxes thereon), realized in connection with (a) any Asset Sale or (b) any disposition of any securities by such Person or any of its Restricted Subsidiaries, and any extraordinary gain or loss (together with any related provision for taxes thereon) shall be excluded;

(2)	the Net Income of any Person that (i) is not a Restricted Subsidiary, (ii) is accounted for by the equity method of accounting, (iii) is an Unrestricted Subsidiary or (iv) is a Restricted Subsidiary (or former Restricted Subsidiary) with respect to which a Trigger Event has occurred following the occurrence and during the continuance of such Trigger Event shall be excluded; provided that Consolidated Net Income of such Person and its Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments (including management fees) that are actually paid or payable in cash to such Person or a Restricted Subsidiary thereof in respect of such period (or to the extent converted into cash) (including by any Person referred to in clauses (i)-(iv));

(3)

solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of “Certain covenants—Restricted payments,” the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends or similar distributions has been waived; provided that such exclusions shall not apply with respect to limitations imposed either (x) pursuant to Acquired Debt which has been irrevocably called for redemption, repurchase or other acquisition or in respect of which the required steps have been taken to have such Acquired Debt defeased (whether by covenant or legal defeasance) or discharged, or a deposit has been made for such purpose or (y) by Gaming Laws of general applicability within the jurisdiction in which such Restricted Subsidiary operates or applicable to all Persons operating a business similar to that of such Restricted Subsidiary within such jurisdiction; provided, further, that Consolidated Net Income of such Restricted Subsidiary will be included to the extent of dividends or other distributions or other payments actually paid or permitted to be paid in cash (or to the extent converted into cash) by such Restricted Subsidiary in respect of such period, to the extent not already included therein;

(4)	any goodwill or other asset impairment charges or other asset write-offs or write-downs, including any resulting from the application of Accounting Standards Codification Nos. 350 and 360, and any expenses or charges relating to the amortization of intangibles as a result of the application of Accounting Standards Codification No. 805, shall be excluded;

(5)	any non-cash charges or expenses related to the repurchase of stock options to the extent not prohibited by the 2024 indenture, and any non-cash charges or expenses related to the grant, issuance or repricing of, or any amendment or substitution with respect to, stock appreciation or similar rights, stock options, restricted stock, or other Equity Interests or other equity-based awards or rights or equivalent instruments, shall be excluded;

(6)	the cumulative effect of a change in accounting principles shall be excluded;

(7)	any expenses or reserves for liabilities shall be excluded to the extent that such Person or any of its Restricted Subsidiaries is entitled to indemnification therefor under binding agreements; provided, that any such liabilities for which such Person or such Restricted Subsidiaries is not actually indemnified shall reduce Consolidated Net Income for the period in which it is determined that such Person or such Restricted Subsidiary will not be indemnified (to the extent such liabilities would otherwise reduce Consolidated Net Income without giving effect to this clause (7));

(8)	losses, to the extent covered by insurance and actually reimbursed, or, so long as Pinnacle has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(9)	Estimated Business Interruption Insurance shall be included for such period;

(10)	gains and losses resulting solely from fluctuations in currency values and the related tax effects shall be excluded, and charges relating to Accounting Standards Codification Nos. 815 and 820 shall be excluded;

(11)	any non-recurring charges or expenses of such Person or its Restricted Subsidiaries or of a company or business acquired by such Person or its Restricted Subsidiaries (in each case, including those relating to severance, relocation costs and one time compensation charges and any charges or expenses in connection with conforming accounting policies or reaudited, combining or restating financial information), in each case, incurred in connection with the purchase or acquisition of such acquired company or business by such Person or its Restricted Subsidiaries shall be excluded; and

(12)	any charges, fees and expenses (or any amortization thereof) (including, without limitation, all legal, accounting, advisory, or other transaction-related fees, charges, costs and expenses and any bonuses or success fee payments related to the Transactions) related to the Transactions (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, shall be excluded.

Notwithstanding anything contained herein to the contrary, for purposes of the 2024 indenture, Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under the Master Lease or any Additional Lease in the applicable period, and no other deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under the Master Lease or any Additional Lease not paid in cash during the relevant period or other non-cash amounts incurred in respect of the Master Lease or any Additional Lease; provided that any “true-up” of rent paid in cash pursuant to the Master Lease or any Additional Lease shall be accounted for in the fiscal quarter in which such payment relates as if such payment were originally made to such fiscal quarter.

“Consolidated Secured Leverage Ratio” means, with respect to any Person, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness of such Person which is secured by a Lien as of such date of determination (the “Determination Date”), after giving effect to all transactions to occur on the Determination Date, to (y) Consolidated Cash Flow of such Person for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the Determination Date. For the avoidance of doubt, for purposes of this definition, “Consolidated Cash Flow” shall be calculated after giving effect on a pro forma basis, without duplication, to the items in clauses (A)—(J) of the definition thereof.

“Consolidated Total Assets” means, with respect to any date of determination, the total amount of assets that would appear on a consolidated balance sheet of Pinnacle and its Restricted Subsidiaries as of the most recent date on or prior to such date of determination for which internal financial statements are available, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, with respect to any Person as at any date of determination, (a) an amount equal to the aggregate amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP, excluding (i) Indebtedness which has been repaid, discharged, defeased (whether by covenant or legal defeasance), retired, repurchased or redeemed on or prior to such date or which a Person has irrevocably made a deposit to repay, defease (whether by covenant or legal defeasance), discharge, repurchase, retire or redeem or which a Person has called for redemption, repurchase, retirement, discharge or defeasance (whether by covenant or legal defeasance), on or prior to such date, (ii) Indebtedness of the type described in clause (5) of the definition thereof and Indebtedness constituting banker’s acceptances, letters of credit, Hedging Obligations and Investment Guarantees to the extent such Investment Guarantee would not be reflected as Indebtedness on Pinnacle’s consolidated balance sheet (excluding references in footnotes not otherwise reflected on the balance sheet) in accordance with GAAP, and (iii) in the case of Indebtedness of a non-Wholly Owned Restricted Subsidiary, to the extent Consolidated Cash Flow (including through the calculation of Consolidated Net Income or due to non-controlling interests in such Restricted Subsidiary owned by a Person other than Pinnacle or any of its Restricted Subsidiaries) did not include all of the Net Income of such Restricted Subsidiary, an amount of Indebtedness of such Restricted Subsidiary (provided that such Indebtedness is not otherwise guaranteed by Pinnacle or another Restricted Subsidiary, if any, that guarantees the 2024 Notes) directly proportional to the amount of Net Income of such Restricted Subsidiary not so included in Consolidated Cash Flow (including through the calculation of Consolidated Net Income), less (b) cash and Cash Equivalents of such Person and its Restricted Subsidiaries, less (c) Development Expenses (unless specified that Development Expenses shall be included in making such calculation).

“Contribution Indebtedness” means Indebtedness of Pinnacle in an aggregate principal amount or liquidation preference on any date of Incurrence not greater than twice the aggregate amount of any net cash proceeds received by Pinnacle from any Equity Offerings of Pinnacle after the Issue Date; provided that:

(1)

such net cash proceeds can be the basis of Contribution Indebtedness on such date of Incurrence only to the extent that such net cash proceeds have not then been used to make a Restricted Payment clause (2) of the first paragraph of “—Certain covenants—Restricted payments” where such net cash proceeds shall not be considered to have been used to make a Restricted Payment unless the amount available to make such Restricted Payment under such clause (2) at such time excluding such net cash proceeds would not be sufficient to permit such Restricted Payment and then only to the extent such net cash proceeds are necessary to permit such Restricted Payment at such time, and

(2)	if, on the date of Incurrence of any Contribution Indebtedness, after giving pro forma effect to the incurrence thereof, the aggregate outstanding principal amount of Contribution Indebtedness would exceed the aggregate amount of such net cash proceeds, the amount of such excess then being Incurred shall be Indebtedness (i) that is not secured Indebtedness, (ii) that does not rank senior in right of payment to the 2024 Notes, and (iii) with a final maturity date no earlier than the final maturity date of the 2024 Notes, and

(3)	such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to an officer’s certificate on the Incurrence date thereof.

“Credit Agreement” means the Credit Agreement to be entered into by and among PNK Entertainment, Inc., the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, the other agent parties thereto, and the lenders from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in principal amount (whether the same are provided by the original agents and lenders under such Credit Agreement or other agents or other lenders).

“Credit Facilities” means one or more debt facilities or commercial paper facilities or debt securities or other forms of debt financing, in each case, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit, or debt securities, including any related notes, guarantees, collateral documents, indentures, agreements relating to Hedging Obligations, and other instruments, agreements and documents executed in connection therewith, in each case as amended and restated, modified, renewed, extended, supplemented, refunded, replaced, restructured in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more agreements, facilities (whether or not in the form of a debt facility or commercial paper facility), securities or instruments, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Pinnacle or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate setting forth the basis of such valuation, executed by a financial officer of Pinnacle, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Development Expenses” means, without duplication (a) Indebtedness (including Investment Guarantee Indebtedness) incurred or issued for the purpose of financing and (b) amounts (whether funded with the proceeds of Indebtedness, cash flow or otherwise) used to fund, in each case, (i) Expansion Capital Expenditures, (ii) Permitted Joint Venture Investments, (iii) Development Projects or (iv) interest, fees or related charges or expenses with respect to such Indebtedness; provided that

(A)

Pinnacle or the Restricted Subsidiary or other Person that owns assets subject to the Expansion Capital Expenditure or Development Project, as applicable, is diligently pursuing the completion thereof and has not at any time ceased construction of such Expansion Capital Expenditure, Permitted Joint Venture Investment or Development Project, as applicable, for a period in excess of 90 consecutive days (other than as a result of a force majeure event or inability to obtain requisite Gaming Approvals or other governmental authorizations, so long as, in the case of any such Gaming Approvals or other governmental authorizations, Pinnacle or a Restricted Subsidiary or other applicable Person is diligently pursuing such Gaming Approvals or governmental authorizations) and

(B)	no such Indebtedness or funded costs shall constitute Development Expenses with respect to an Expansion Capital Expenditure project or a Development Project from and after the end of the first full fiscal quarter after the earlier of (x) the opening of the business or project to which such Development Expenses relate or (y) completion of construction of the applicable Expansion Capital Expenditure, Permitted Joint Venture Investment or Development Project.

“Development Project” shall mean Investments, directly or indirectly, (a) in any joint ventures in which Pinnacle or any of its Restricted Subsidiaries, directly or indirectly, has control or with whom it has a management or similar contract and in which Pinnacle or any of its Restricted Subsidiaries owns (directly or indirectly) at least 25% of the Equity Interests of such joint venture, or (b) in, or expenditures with respect to, casinos and “racinos” or Persons that own casinos or “racinos” (including casinos and “racinos” in development or under construction that are not presently opening or operating with respect to which Pinnacle or any of its Restricted Subsidiaries has (directly or indirectly through Subsidiaries) entered into a management or similar contract (or an agreement to enter into such a management or similar contract) and such contract remains in effect at the time of such Investment or expenditure, though it may be subject to regulatory approvals), in each case, used to finance, or made for the purpose of allowing such joint venture, casino or “racino”, as the case may be, to finance, the purchase or other acquisition of any fixed or capital assets or the refurbishment of existing assets or properties that develops, adds to or significantly improves the property of such joint venture, casino or “racino” and assets ancillary or related thereto, or the construction and development of a casino, “racino” or assets ancillary or related thereto, including Pre-Opening Expenses with respect to such joint venture, casino or “racino” and other fees and payments to be made to such joint venture or the owners of such casino or “racino”.

“Development Services” means the provision (through retained professionals or otherwise) of development, design or construction, management or similar services with respect to any Gaming Facility or the development, design or construction thereof.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the 2024 Notes mature (other than (x) solely for Capital Stock (other than Disqualified Stock) or (y) as a result of a redemption required by Gaming Law or not prohibited by the 2024 indenture), provided, however, only the portion of Capital Stock which is so redeemable or repurchasable prior to such date will be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Pinnacle to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Pinnacle may not repurchase or redeem any such Capital Stock pursuant to such provisions (x) unless such repurchase or redemption complies with the covenant described above under the caption “—Certain covenants—Restricted payments” or (y) prior to any purchase of the 2024 Notes as are required to be purchased pursuant to the provisions of the 2024 indenture as described under “—Repurchase at the option of holders—Change of control and rating decline” and “—Asset sales.”

“Employee Matters Agreement” means the employee matters agreement between Pinnacle and Pinnacle Predecessor, to be entered into at or about the time of the Spin-Off or promptly thereafter, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the 2024 indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock and Hedging Obligations entered into as a part of, or in connection with, an issuance of such debt security).

“Equity Offering” means any public or private issuance or sale of Equity Interests (other than Disqualified Stock) of Pinnacle.

“Estimated Business Interruption Insurance” shall mean the amount (determined in good faith by Pinnacle) of business interruption insurance Pinnacle expects to collect with respect to any casualty event; provided, that with respect to damage to any property, such amount shall not, together with the actual Consolidated Cash Flow generated at such property for the applicable period, exceed the sum of (i) the historical Consolidated Cash Flow for the previous four complete quarters for such property ending prior to the date the damage occurred for which financial results are available (or annualized if such property has less than four full quarters of operations), and (ii) the amount of business interruption insurance not reflected in clause (i) that Pinnacle expects to collect as a reimbursement in respect of expenses incurred at such property with respect to such period (provided that the amount included pursuant to this clause (ii) shall not exceed the amount of such expenses incurred at such property that are actually included in calculating Consolidated Net Income for such period).

“Event of Default” means an event described under the caption “—Events of default and remedies.”

“Existing Indebtedness” means Indebtedness of Pinnacle and its Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the Issue Date, until repaid.

“Existing Notes” means the 6.375% Senior Notes due 2021, 7.50% Senior Notes due 2021, 7.75% Senior Subordinated Notes due 2022 and 8.75% Senior Subordinated Notes due 2020 issued by Pinnacle Predecessor and its subsidiaries.

“Existing Unrestricted Subsidiaries” means ACE Gaming, LLC, Ameristar Casino Springfield, LLC, AREP Boardwalk, LLC, Casino Magic (Europe), B.V., Casino Magic Hellas Management Services, S.A., Pinnacle Retama Partners, LLC, PNK Development 10, LLC, PNK Development 11, LLC, PNK Development 17, LLC, PNK Development 18, LLC, PNK Development 28, LLC, PNK Development 29, LLC, PNK Development 30, LLC, PNK Development 31, LLC, PNK (SA), LLC, PNK (VN), Inc., PNK Finance MLS Corp. and PNK (Kansas), LLC.

“Expansion Capital Expenditures” means any capital expenditure by Pinnacle or any of its Restricted Subsidiaries in respect of the purchase or other acquisition of any fixed or capital assets or the refurbishment of existing assets or properties, including, without limitation, pursuant to the terms of a Hotel Agreement, that, in Pinnacle’s reasonable determination, adds to or significantly improves (or is reasonably expected to add to or significantly improve) the property of Pinnacle and its Restricted Subsidiaries, excluding any such capital expenditures financed with Net Proceeds of an Asset Sale and excluding capital expenditures made in the ordinary course to maintain, repair, restore or refurbish the property of Pinnacle and its Restricted Subsidiaries in its then existing state or to support the continuation of such Person’s or property’s day to day operations as then conducted.

“Financing Activity” means any of the following: (a) the actual or attempted incurrence of any Indebtedness or the issuance of any Equity Interests by Pinnacle or any Restricted Subsidiary, activities related to any such actual or attempted incurrence or issuance, or the issuance of commitments in respect thereof, (b) amending or modifying, or redeeming, refinancing, tendering for, refunding, defeasing (whether by covenant or legal defeasance), discharging, repaying, retiring or otherwise acquiring for value, any Indebtedness prior to the Stated

Maturity thereof (including any premium, penalty, commissions or fees) or (c) the termination of any Hedging Obligations or other derivative instruments or any fees paid to enter into any Hedging Obligations or other derivative instruments.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of (a) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to (b) the Fixed Charges of such Person for such period.

For purposes of calculating the Fixed Charge Coverage Ratio:

(1)	in the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, defeases (whether by covenant or legal defeasance), discharges, repurchases, retires or redeems (or makes an irrevocable deposit in furtherance thereof) any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect thereto, and the use of the proceeds therefrom (including any such transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio), in each case, as if the same had occurred at the beginning of the applicable four-quarter reference period and Fixed Charges relating to any such Indebtedness or preferred stock that has been repaid, defeased (whether by covenant or legal defeasance), discharged, repurchased, retired or redeemed (or with respect to which an irrevocable deposit has been made in furtherance thereof) shall be excluded;

(2)	“Consolidated Cash Flow” shall be calculated as set forth in the definition thereof, including after giving effect on a pro forma basis, without duplication, to the items in clauses (A)—(J) of the definition thereof;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and any Person, property, business, operations or asset (including a management or similar agreement) or investments that have been disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	Fixed Charges attributable to Indebtedness constituting Development Expenses, or the proceeds of which were applied to fund Development Expenses, shall be excluded (unless specified that Fixed Charges attributable to Indebtedness constituting Development Expenses, or the proceeds of which were applied to fund Development Expenses, shall be included in making such calculation) until from and after the end of the first full fiscal quarter after the earlier of (x) the opening of the business or project to which such Development Expenses relate or (y) completion of construction of the applicable Expansion Capital Expenditure or Permitted Joint Venture Investment;

(5)	the occurrence of a Trigger Event or Reverse Trigger Event during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and the change in Fixed Charges resulting therefrom, will be given pro forma effect as if it had occurred on the first day of the four-quarter reference period;

(6)	interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of such specified Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP; and

(7)

interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as such specified Person may designate.

“Fixed Charges” means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, (x) including amortization of original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to- market valuation of Hedging Obligations or other derivative instruments pursuant to Accounting Standards Codification Nos. 815 and 820 and excluding interest expense associated with a Permitted Joint Venture Investment (including any related Investment Guarantee or Investment Guarantee Indebtedness) except as provided in clause (3) below), the interest component of any deferred payment obligations constituting Indebtedness, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations relating to interest rates, but (y) excluding any amortization or write-off of deferred financing costs or debt issuance costs and excluding commitment fees, underwriting fees, assignment fees, debt issuance costs or fees, redemption or prepayment premiums, and other transaction expenses or costs or fees consisting of Financing Activities associated with undertaking, or proposing to undertake, any Financing Activity; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, whether paid or accrued; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon (provided that unless specified otherwise, any interest expense in respect of any Investment Guarantee or Investment Guarantee Indebtedness will not be counted pursuant to this clause (3) except to the extent that such Person or any of its Restricted Subsidiaries actually makes payments in respect thereof or is imminently required to actually make payments thereunder in which case, pro forma effect shall be given to all such payments that such Person, in good faith, reasonably expects to be required to pay during the next four quarters as though such payments had been made for the relevant period (but without duplication of amounts paid so that, in any event, no more than four quarters of payments are counted)); plus

(4)	all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Pinnacle (other than Disqualified Stock) or to Pinnacle or a Restricted Subsidiary of Pinnacle, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of Pinnacle that (1) is not organized under the laws of the United States, any state thereof or the District of Columbia, and (2) conducts substantially all of its business operations outside the United States.

“GAAP” means generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), including any Accounting Standards Codifications, which are applicable to the circumstances as of the date of determination. Notwithstanding anything to the contrary herein, for all purposes of the indenture except for the calculation of Consolidated Total Assets, (a) the Master Lease and any Additional Lease shall not constitute Indebtedness or a capital lease or a Capital Lease Obligation regardless of how such Master Lease or Additional Lease may be treated under GAAP, (b) any payments in connection with such Master Lease or Additional Lease shall not constitute consolidated interest expense of Pinnacle and (c) Consolidated Net Income shall be calculated by deducting, without duplication of amounts otherwise deducted, rent, insurance, property taxes and other amounts and expenses actually paid in cash under the Master Lease or any Additional Lease in the applicable period, and no other deductions in calculating Consolidated Net Income shall occur as a result of imputed interest, amounts under the Master Lease or any Additional Lease not paid in cash during the relevant period or other non-cash amounts incurred in respect of the Master Lease or any Additional Lease; provided that any “true-up” of rent paid in cash pursuant to the Master Lease or any Additional Lease shall be accounted for in the fiscal quarter to which such payment relates as if such payment were originally made in such fiscal quarter.

“Gaming Approval” means any and all approvals, licenses, registration, qualification, finding of suitability, authorizations, permits, consents, rulings, orders or directives (a) relating to any gaming business (including par-mutuel betting) or enterprise, including to enable Pinnacle or any of its Restricted Subsidiaries to engage in, operate or manage the casino, gambling, horse racing or gaming business or otherwise continue to conduct, operate or manage such business substantially as is presently conducted, operated or managed or contemplated to be conducted, operated or managed following the Issue Date (after giving effect to the Transactions), (b) required by any Gaming Law or (c) necessary as is contemplated on the Issue Date (after giving effect to the Transactions), to accomplish the financing and other transactions contemplated after giving effect to the Transactions.

“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or horse racing business or enterprise or any Gaming Facility, or with regulatory, licensing or permitting authority or jurisdiction over any gaming or racing operation (or proposed gaming or racing operation) owned, managed, leased or operated by Pinnacle or any of its Restricted Subsidiaries.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment, including any casino or “racino,” and other property or assets ancillary thereto or used in connection therewith, including any casinos, hotels, resorts, racetracks, off-track wagering sites, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, restaurants, theatres, related or ancillary businesses, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and equipment.

“Gaming Laws” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities (including card club casinos and pari-mutuel racetracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming Facility activities conducted, operated or managed by Pinnacle or any of its Restricted Subsidiaries within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“GLPI” means Gaming and Leisure Properties, Inc., a Pennsylvania corporation.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including by way of a pledge of assets, of all or any part of any Indebtedness; provided that “Guarantee” shall not include any lease of property (where Pinnacle or a Subsidiary of Pinnacle is the lessee) entered into in connection with the issuance of industrial revenue bonds or similar instruments which industrial revenue bonds or similar instruments are held by Pinnacle or its Subsidiaries, where such lease obligations were intended to support debt service on such industrial revenue bonds or similar instruments.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, currency swap agreement, interest rate cap agreements, interest rate collar agreements, commodity swap agreement, commodity cap agreement, commodity collar agreement or foreign exchange contract; and

(2)	other agreements or arrangements designed to hedge or protect such Person against, or transfer or mitigate, fluctuations in interest rates or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Hotel Agreements” shall mean the franchise/license agreements, management agreements and other related agreements, including, without limitation, information technology agreements, entered into by Pinnacle or its Restricted Subsidiaries in connection with the operation and management of an existing hotel, or a hotel to be built as part of any potential development project of Pinnacle or its Restricted Subsidiaries.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations (it being understood that the obligations of such Person under the Master Lease or any Additional Lease shall not constitute Indebtedness);

(5)	representing the balance deferred and unpaid of the purchase price of any property, except

(i)	any such balance that constitutes an accrued expense or trade payable or liabilities incurred in the ordinary course of business, including insurance premium financing, or is payable through the issuance of Equity Interests (other than Disqualified Stock) of Pinnacle and

(ii)	any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person; provided that any earn-out obligation that appears in the liabilities section of the balance sheet (excluding disclosure in footnotes or notes relating thereto) of such Person shall be excluded to the extent (x) such Person is indemnified for the payment thereof or (y) amounts to be applied to the payment therefor are in escrow;

(6)	representing net obligations under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness (excluding prepaid interest thereon) of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of the types referred to in clauses (1) through (6) above of any other Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business.

The amount of any Indebtedness outstanding as of any date will be:

(a)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

(c)	in the case of Indebtedness of others secured by a Lien on any assets of the specified Person, the lesser of the amount of such Indebtedness and the fair market value of such assets;

(d)	in the case of clause (5) above, the net present value thereof determined in accordance with GAAP;

(e)	in the case of clause (6), zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the then termination payment due thereunder by such Person; and

(f)	obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within ten Business Days.

For the avoidance of doubt, it is understood and agreed that (i) (x) casino “chips” and gaming winnings of customers, (y) any obligations of such Person in respect of cash management agreements and (z) any obligations of such Person in respect of employee deferred compensation and benefit plans shall not constitute Indebtedness, (ii) (x) mortgage, industrial revenue bond, industrial development bond or similar financings to the extent that the holder of such Indebtedness is Pinnacle or any of its Subsidiaries and (y) Capitalized Lease Obligations to the extent payments in respect of such Capitalized Lease Obligations fund payments made under Indebtedness of the type described in clause (x) held by Pinnacle or its Subsidiaries shall not constitute Indebtedness and (iii) obligations under the Master Lease or any Additional Lease shall not constitute Capital Lease Obligations or any other type of Indebtedness.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(a)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)	debt securities or debt instruments with an Investment Grade Rating at the time of acquisition, but excluding any debt securities or instruments constituting loans or advances among Pinnacle and its Subsidiaries;

(c)	investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold cash pending investment or distribution; and

(d)	corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investment Guarantee” means any guarantee, directly or indirectly, by Pinnacle or any of its Restricted Subsidiaries of Indebtedness of a Permitted Joint Venture (or any completion guarantee with respect to a Permitted Joint Venture or any agreement to advance funds, property or services on behalf of a Permitted Joint Venture to maintain the financial condition of such Permitted Joint Venture or any similar obligation with respect to a Permitted Joint Venture); provided that any such guarantee with respect to a Permitted Joint Venture will continue to constitute an Investment Guarantee in the event that the Permitted Joint Venture whose obligations are so guaranteed ceases to qualify as a Permitted Joint Venture after such guarantee was entered into.

“Investment Guarantee Indebtedness” means the obligations of a Permitted Joint Venture to the extent subject to an Investment Guarantee, on and after the time Pinnacle or one of its Restricted Subsidiaries makes any interest, debt service payment or other comparable payment under such Investment Guarantee with respect to such guaranteed obligations.

“Investment Guarantee Payments” means any payments made pursuant to any Investment Guarantee.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans including Guarantees (or other obligations), advances or capital contributions (excluding (x) commission, travel and similar advances to officers and employees made in the ordinary course of business, (y) advances to customers made in the ordinary course of business, and (z) accounts receivable, trade credits, endorsements for collection or deposits arising in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of determining the amount of any Investment at any time outstanding, (a) the amount of an Investment will equal the aggregate amount of such Investment, minus (b) the amounts received by Pinnacle and its Restricted Subsidiaries with respect to such Investment, including with respect to contracts related to such Investment and including (as applicable) principal, interest, dividends, distributions, sale proceeds, repayments of loans or advances, other transfers of assets, the satisfaction, release, expiration, cancellation or reduction (other than by means of payments by Pinnacle or any of its Restricted Subsidiaries) of Indebtedness or other obligations (including any such Indebtedness or other obligation which have been guaranteed by Pinnacle or any of its Restricted Subsidiaries, including any Investment Guarantee), payments under relevant management contracts or services agreements or other contracts related to such Investment and other amounts. In addition:

(1)	“Investments” shall not include the occurrence of a Trigger Event or Reverse Trigger Event; and

(2)	if Pinnacle or any Restricted Subsidiary of Pinnacle sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Pinnacle such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Pinnacle, Pinnacle will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption “—Certain covenants—Restricted payments.”

“Issue Date” means April 28, 2016.

“Landlord” means Pinnacle MLS, LLC, a Delaware limited liability company, in its capacity as landlord under the Master Lease, and its successors in such capacity and any Subsidiaries of GLPI acting as landlord or co-landlord under the Master Lease.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, or security interest of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof.

“Master Lease” means that certain Master Lease, to be entered into before or promptly following the Spin-Off, by and between Landlord and Tenant, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the 2024 indenture.

“Meadows Racetrack Acquisition” shall mean the acquisition by Pinnacle or a wholly-owned subsidiary of Pinnacle of The Meadows Racetrack and Casino located in Washington, Pennsylvania from GLPI pursuant to that certain Agreement and Plan of Merger, dated March 29, 2016.

“Merger” refers to the merger of Pinnacle Predecessor with and into Gold Merger Sub, LLC, a direct, wholly owned subsidiary of GLPI, with Gold Merger Sub, LLC surviving the merger as a wholly-owned subsidiary of GLPI, pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of July 20, 2015, as amended pursuant to Amendment No. 1 thereto, dated as of March 25, 2016, among Pinnacle Predecessor, GLPI and Gold Merger Sub, LLC.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note or otherwise, but only as and when received) received by Pinnacle or any of its Restricted Subsidiaries in respect of any Asset Sale, net (without duplication) of (a) any payments, fees, commissions, costs and other expenses incurred in connection with or relating to such Asset Sale, including legal, accounting and investment banking fees and underwriting, brokerage and sales commissions, and survey, title and recording expenses, transfer taxes and expenses incurred for preparing such assets for sale, and any relocation expenses incurred as a result of the Asset Sale, (b) taxes paid or payable or estimated in good faith to be payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness pursuant to the Credit Agreement or other Indebtedness of Pinnacle or any Restricted Subsidiary, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (d) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (e) all distributions and other payments required to be made as a result of such Asset Sale to any person (other than Pinnacle and its Restricted Subsidiaries) having a beneficial interest in the assets subject to such Asset Sale, and (f) amounts reserved, in accordance with GAAP, against any liabilities associated with the Asset Sale and related thereto, including pension and other retirement benefit liabilities, purchase price adjustments, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, liquidated damages, other damages and other liabilities and obligations payable under the documentation governing any Indebtedness, including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable instrument governing or evidencing such Indebtedness.

“Permitted Business” means any business of the type in which Pinnacle and its Restricted Subsidiaries are engaged on the Issue Date, or any business reasonably related, incidental or ancillary thereto, including assets or businesses complementary thereto (which shall include online gaming related assets) (or assets or businesses required by a Gaming Authority in order to manage, own, operate, develop, construct, improve or acquire a Gaming Facility in connection with the licensing approval of such Gaming Facility) and the development, improvement, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of casino or “racino”).

“Permitted Business Assets” means (a) one or more Permitted Businesses, (b) a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses or assets referred to in the following clause (c), (c) assets that are used or useful in a Permitted Business, or (d) any combination of the preceding clauses (a), (b) and (c), in each case, as determined by Pinnacle’s Board of Directors or management in its good faith judgment.

“Permitted Investments” means:

(1)	any Investment in Pinnacle or in a Restricted Subsidiary of Pinnacle;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by Pinnacle or any Subsidiary of Pinnacle in a Person if, as a result of, or in connection with, such Investment:

(a)	such Person becomes a Restricted Subsidiary of Pinnacle; or

(b)	such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Pinnacle or a Restricted Subsidiary of Pinnacle;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions described above under the caption “—Repurchase at the option of holders—Asset sales” or any other disposition not constituting an Asset Sale;

(5)	any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Pinnacle or made with the proceeds of a substantially concurrent sale of such Equity Interests made for such purpose;

(6)	any Investments received (a) in exchange for or in compromise of obligations incurred in the ordinary course of business, including in satisfaction of judgments, in settlement of delinquent or overdue accounts or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, customer or other debtor, or (b) as a result of a foreclosure by Pinnacle or any of its Restricted Subsidiaries with respect to a secured Investment or transfer of title with respect to any secured Investment in default;

(7)	Hedging Obligations and other hedge or swap or option agreements entered into as part of or in connection with an issuance of convertible debt;

(8)	the extension of credit to customers of Pinnacle or its Restricted Subsidiaries consistent with gaming industry practice in the ordinary course of business;

(9)	loans and advances to officers, directors and employees for payroll, business-related travel expenses, moving or relocation expenses, drawing accounts and other similar expenses, in each case, incurred in the ordinary course of business;

(10)	loans and advances to officers, directors and employees other than incurred pursuant to clause (9) of this definition in an aggregate amount not to exceed $10.0 million outstanding at any time;

(11)	receivables owing to Pinnacle or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business;

(12)	Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits (including deposits made with respect to gaming licenses) made in the ordinary course of business;

(13)	any Investment existing or committed on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing or committed on the Issue Date so long as such extension, modification or renewal does not increase the Investment as in effect at the Issue Date or is not materially adverse to the interests of the Holders of the 2024 Notes;

(14)	Investments of any Person in existence at the time such Person becomes a Subsidiary of Pinnacle, provided such Investment was not made in connection with or in anticipation of such Person becoming a Subsidiary of Pinnacle;

(15)	any purchase of Indebtedness under the 2024 Notes, the Credit Facilities any other Indebtedness, Disqualified Stock or preferred stock incurred in accordance with the 2024 indenture and, in each case, the guarantees related thereto (other than any of the foregoing constituting Indebtedness subordinated in right of payment to the 2024 Notes);

(16)	(a) a Permitted Joint Venture Investment and (b) any Investment Guarantee Payments with respect to a guarantee, agreement or other extension of credit that qualified as a Permitted Joint Venture Investment at the time the guarantee or extension of credit was made or the agreement was entered into, unless, in the case of this clause (b), such guarantee, agreement or extension of credit no longer qualifies as a Permitted Joint Venture Investment (whether by reason of a change in the ownership thereof, the continued existence of a written control or management arrangements or of a written agreement for Development Services or otherwise) (it being understood that, in such circumstance, such Investment Guarantee Payments will be permitted to be made but shall be included (at the option of Pinnacle) (to the extent that the Permitted Joint Venture Investment to which such Investment Guarantee Payment relates was not previously included in clause (x) or (y) of the last proviso of the definition of “Permitted Joint Venture Investment”) in (x) Permitted Investments (other than this clause (16)) or (y) the calculation of the aggregate amount of Restricted Payments available pursuant to clause (3) of the first paragraph of the covenant described under the caption “—Certain covenants—Restricted payments” (as if such Investment were not a Permitted Investment), in which case for the purposes of clause (y) but not clause (x), any payments received at any time in respect of such Investment will be included in clause (3)(c) of such paragraph);

(17)	any Investment in a Permitted Business in an outstanding amount, taken together with all other Investments made pursuant to this clause (17) that are at that time outstanding, not to exceed $300.0 million, calculated at the time of such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value but giving effect to the provisions of the definition of Investments); provided, however, that if an Investment made pursuant to this clause (17) is made in any Person that is not a Restricted Subsidiary as of the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary;

(18)	the occurrence of a Reverse Trigger Event;

(19)

any Investment in any Person in an outstanding amount, taken together with all other Investments made pursuant to this clause (19) that are at that time outstanding, not to exceed $200.0 million, calculated at the time of such Investment (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value but giving effect to the provisions of the definition of Investments); provided, however, that if an Investment made pursuant to this clause (19) is made in any Person that is not a Restricted Subsidiary as of the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be a Restricted Subsidiary;

(20)	transactions permitted by the second paragraph of “Certain covenants—Transactions with affiliates” (other than pursuant to clauses (3), (7), (8), (11), (13) (14) and (15) of such paragraph);

(21)	Investments made in connection with the Transactions or pursuant to or contemplated by the Transaction Agreements;

(22)	Transfers by Pinnacle or a Restricted Subsidiary to an Unrestricted Subsidiary of operational agreements (including, without limitation, slot machine leases, technical assistance services agreements, trademark and trade name licenses, management services agreements and royalty agreements) or other agreements (or rights under agreements) entered into in the ordinary course of business between Pinnacle or a Restricted Subsidiary, on the one hand, and the Vietnam Subsidiaries or any ACDL Entity, on the other hand, provided that any such transfer is made in connection with the payment of any dividend or other distribution by Pinnacle or its Restricted Subsidiaries of Equity Interests in the Vietnam Subsidiaries that are Unrestricted Subsidiaries or the Equity Interests of any ACDL Entity;

(23)	contributions, payments, loans or remittances from Pinnacle or a Restricted Subsidiary of the Vietnam Contribution Amount to a Vietnam Subsidiary at a time when such Vietnam Subsidiary is an Unrestricted Subsidiary;

(24)	Investments in an amount not in excess of $50.0 million in the aggregate for all such Investments made in reliance upon this clause (24), for the purpose of making ACDL Investments in an aggregate amount not to exceed $100.0 million outstanding at any time; and

(25)	Investments in an amount not in excess of $25.0 million in the aggregate for all such Investments made in reliance upon this clause (25), for the purpose of making Retama Parks Investments.

“Permitted Joint Venture” means any joint venture or other arrangement (which may be structured as an unincorporated joint venture, corporation, partnership, association or limited liability company or as a management contract or services agreement, including, without limitation, arrangements with, or expenditures with respect to, any casinos or “racinos” or Persons that own casinos or “racinos” (including casinos and “racinos” in development or under construction that are not presently opening or operating) with respect to which Pinnacle or any of its Restricted Subsidiaries (i) owns directly or indirectly in the aggregate at least 25% of the voting power or Equity Interests thereof or (ii) controls or manages the day-to-day gaming operation of another person pursuant to a written agreement or (iii) provides, has provided, or has entered into a written agreement to provide, Development Services with respect to such entity or the applicable Gaming Facility, including with respect to or on behalf of any native North American tribe or any agency or instrumentality thereof), in each case, including, without limitation, arrangements to finance, or for the purpose of allowing such joint venture, casino or “racino”, as the case may be, to finance, the purchase or other acquisition of any fixed or capital assets or the refurbishment of existing assets or properties that develops, adds to or significantly improves the property of such joint venture, casino or “racino” and assets ancillary or related thereto, or the construction and development (including pre-opening expenses and other funds necessary to achieve opening and initial operation) of a casino, “racino” or assets ancillary or related thereto.

“Permitted Joint Venture Investment” means any Investment in a Permitted Joint Venture, including by means of any Investment Guarantee; provided that, at the time of and after giving effect to any such Investment (and any other adjustments pursuant to the definition of “Fixed Charge Coverage Ratio”), the Fixed Charge Coverage Ratio of Pinnacle is at least 2.25 to 1.0 (including any Fixed Charges attributable to Indebtedness constituting Development Expenses, or the proceeds of which were applied to fund Development Expenses); provided, further, that if a Permitted Joint Venture Investment would, at any time after the date such Permitted Joint Venture Investment is made or a binding agreement to make such Permitted Joint Venture Investment is entered into, cease to qualify as a Permitted Joint Venture Investment pursuant to this definition due to a failure of the relevant investee to constitute a Permitted Joint Venture for any reason (whether by reason of a change in the ownership thereof, the continued existence of a written control or management arrangements or of a written agreement for Development Services or otherwise), then the outstanding amount of such Permitted Joint Venture Investment at such time and additional Investments pursuant to such agreements as then in effect shall, for the period such Investment does not so qualify, be included (at the option of Pinnacle) (to the extent not previously included in clause (16)(b)(x) or (y) of the definition of “Permitted Investments”) in Permitted Investments (other than clause (16) of such definition) or (y) the calculation of the aggregate amount of Restricted Payments available pursuant to clause (3) of the first paragraph of “—Restricted payments” (as if such Investment were not a Permitted Investment, in which case, for the purposes of clause but not clause (x), any payments received at any time in respect of such Investment will be included in clause (3)(c) of such paragraph).

“Permitted Liens” means:

(1)	Liens on property of Pinnacle or any Restricted Subsidiary securing obligations under or in respect of any Credit Facilities or other Indebtedness, in each case, pursuant to clause (1) of Permitted Debt (“Basket Debt”), including Basket Debt reclassified by Pinnacle as Indebtedness Incurred under the Consolidated Coverage Ratio test in the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock” (such reclassified Indebtedness being referred to as “Reclassified Secured Indebtedness”); provided, that for purposes of determining the maximum aggregate principal amount of Indebtedness that may be secured by Liens under this clause (1), the Reclassified Secured Indebtedness will continue to be treated as if it were Indebtedness outstanding under the Basket Debt for that purpose only; provided further, that reclassification of Basket Debt to Reclassified Secured Indebtedness shall not be considered the creation, incurrence, or assumption of a Lien for purposes of the obligations described under the caption “—Liens” and (b) Liens on property of any Restricted Subsidiary securing obligations of such Restricted Subsidiary;

(2)	Liens in favor of Pinnacle or any Restricted Subsidiary;

(3)	Liens on property of a Person (and its Subsidiaries) existing at the time such Person is merged with or into or consolidated with Pinnacle or any Subsidiary of Pinnacle or otherwise becomes a Subsidiary of Pinnacle and amendments or modifications thereto and replacements or refinancings thereof; provided that such Liens were not granted in connection with, or in anticipation of, such merger or consolidation or acquisition and do not extend to any assets other than those of such Person (and its Subsidiaries) merged into or consolidated with Pinnacle or the Subsidiary or which becomes a Subsidiary of Pinnacle;

(4)	Liens (including extensions, renewals or replacements thereof) on property existing at the time of acquisition of the property by Pinnacle or any Subsidiary of Pinnacle, provided that such Liens were not incurred in anticipation of such acquisition;

(5)

(a) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (b) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of insurance or social security or premiums with respect thereto (and Liens on proceeds of related policies); (c) Liens imposed by Gaming Laws or Gaming Authorities, and Liens on deposits made to secure gaming license applications or to secure the performance of surety or other bonds; and (d) Liens securing obligations with respect to letters of credit issued in connection with any of the items referred to in this paragraph (5);

(6)	Liens to secure Indebtedness (including Purchase Money Indebtedness and Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock” covering only the assets being financed with such Indebtedness (and directly related assets, including proceeds (including insurance proceeds) and replacements thereof or assets which were financed with Indebtedness permitted by such clause that has been refinanced (including successive refinancings));

(7)	Liens existing on the date of the Issue Date;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for a period of ninety days or that are being contested in good faith by appropriate proceedings, provided that any reserve required by GAAP has been made therefor;

(9)	Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by Pinnacle or any Restricted Subsidiary of Pinnacle to the extent securing non-recourse Indebtedness or other Indebtedness of an Unrestricted Subsidiary or joint venture;

(10)	Liens securing obligations to the trustee pursuant to the compensation and indemnity provisions of the 2024 indenture and Liens owing to an indenture trustee in respect of any other Indebtedness permitted to be incurred under the covenant “—Incurrence of indebtedness and issuance of preferred stock”;

(11)	Liens on trusts, cash or Cash Equivalents or other funds provided in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness;

(12)	Liens on securities constituting “margin stock” within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, to the extent that (i) prohibiting such Liens would result in the classification of the obligations of Pinnacle under the 2024 Notes as a “purpose credit” and (ii) the Investment by Pinnacle in such margin stock is permitted by the 2024 indenture;

(13)	Liens securing Permitted Refinancing Indebtedness; provided that any such Lien attaches only to the assets encumbered by the predecessor Indebtedness and after acquired assets of a similar type, unless the Incurrence of such Liens is otherwise permitted under the 2024 indenture;

(14)	Liens arising out of judgments or awards not resulting in a default;

(15)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Pinnacle or any of its Restricted Subsidiaries in the ordinary course of business;

(16)	bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Pinnacle or any of its Restricted Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(17)	Permitted Vessel Liens;

(18)	the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(19)	other Liens securing Indebtedness that is permitted by the terms of the 2024 indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $25.0 million;

(20)	Liens to secure Indebtedness incurred pursuant to clause (20) of Permitted Debt; provided that such Liens do not encumber any assets of Pinnacle or any Restricted Subsidiary other than Foreign Subsidiaries;

(21)	Liens arising pursuant to Indebtedness constituting Development Expenses or used to fund Development Expenses incurred pursuant to clause (21) of Permitted Debt;

(22)	Liens Incurred to secure Indebtedness permitted to be incurred pursuant to the covenant described under “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock”; provided that, with respect to Liens securing Indebtedness permitted under this clause, at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio of Pinnacle would be no greater than 2.0 to 1.0 (deducting Development Expenses from Consolidated Total Indebtedness pursuant to clause (c) of the definition of Consolidated Total Indebtedness) and 2.5 to 1.0 (without deducting Development Expenses from Consolidated Total Indebtedness pursuant to clause (c) of the definition of Consolidated Total Indebtedness);

(23)	(i) Liens pursuant to the Master Lease, any Additional Lease and similar leases entered into for the purpose of, or with respect to, operating or managing gaming facilities and related assets, which Liens are limited to the leased property under the applicable lease and granted to the landlord under such lease for the purpose of securing the obligations of the tenant under such lease to such landlord and (ii) Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under such leases or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable lease;

(24)	Liens created by applicable Trust Agreements;

(25)	Liens securing obligations of any Person in respect of employee deferred compensation and benefit plans in connection with “rabbi trusts” or other similar arrangements;

(26)	Liens securing Capitalized Lease Obligations to the extent payments in respect of such Capitalized Lease Obligations fund payments made under Indebtedness consisting of mortgage, industrial revenue bond, industrial development bond and similar financings to the extent that the holder of such Indebtedness is Pinnacle or its Subsidiaries; and

(27)	Liens to secure Hedging Obligations and cash management obligations, obligations in respect of banking services relating to treasury, depositary and cash management services, automated clearinghouse transfer of funds and purchase cards, credit cards or similar services.

(28)	grants of software, intellectual property, and other technology licenses;

(29)	Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, in respect of obligations not constituting Indebtedness and not past due more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves shall have been established therefor in accordance with GAAP;

(30)	easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar charges or encumbrances in respect of real property which do not, individually or in the aggregate, materially interfere with the conduct of business by Pinnacle or any Restricted Subsidiary, taken as a whole;

(31)	Liens upon specific items of inventory or equipment and proceeds thereof, Incurred to secure obligations in respect of bankers’ acceptances issued or created for the account of Pinnacle or its Restricted Subsidiary in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or equipment; and

(32)	Liens securing letter of credit Obligations permitted to be Incurred hereunder Incurred in connection with the purchase of inventory or equipment by Pinnacle or Restricted Subsidiary in the ordinary course of the business and secured only by such inventory or equipment, the documents issued in connection therewith and the proceeds thereof.

“Permitted Refinancing Indebtedness” means any Indebtedness, Disqualified Stock or preferred stock of Pinnacle or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease (whether by covenant or legal defeasance), discharge, redeem, tender for, repay, refund or otherwise retire or acquire for value, in whole or in part (collectively, a “refinancing”), any Indebtedness, Disqualified Stock or preferred stock of Pinnacle or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness, Disqualified Stock or preferred stock refinanced (plus all accrued interest on the Indebtedness, all accrued dividends on the Disqualified Stock or preferred stock and the amount of all prepayment penalties, fees, expenses and premiums incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness, Disqualified Stock or preferred stock being refinanced (or, if earlier, 91 days after the Stated Maturity of the 2024 Notes), and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being refinanced;

(3)	if the Indebtedness being refinanced is subordinated in right of payment to the 2024 Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the 2024 Notes on terms at least as favorable, taken as a whole, to the Holders of 2024 Notes as those contained in the documentation governing the Indebtedness being refinanced; and

(4)	such Indebtedness, Disqualified Stock or preferred stock is incurred either by Pinnacle or by the Restricted Subsidiary who is the obligor (as primary obligor or guarantor) or issuer on the Indebtedness, Disqualified Stock or preferred stock being refinanced.

“Permitted Vessel Liens” means maritime Liens on ships, barges or other vessels for damages arising out of a maritime tort, wages of a stevedore, when employed directly by a person listed in 46 U.S.C. Section 31341, crew’s wages, salvage and general average, whether now existing or hereafter arising and other maritime Liens which arise by operation of law during normal operations of such ships, barges or other vessels.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pinnacle Predecessor” means the Delaware corporation known as Pinnacle Entertainment, Inc. immediately prior to the Merger.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (including Fixed Charges) incurred with respect to capital projects which are classified as “pre-opening expenses” on the applicable financial statements of Pinnacle and its Restricted Subsidiaries for such period, prepared in accordance with GAAP.

“Pro Forma Cost Savings” means the amount of cost savings, operating expense reductions and synergies and other improvements that have been realized or are projected by Pinnacle in good faith to be realized as a result of specified actions taken or steps or actions that have been initiated, or as a result of actions which are reasonably expected to be taken or steps which are reasonably expected to be initiated within 18 months after the closing of the applicable transaction or implementation of an initiative or restructuring that is expected to result in such cost savings, expense reductions, synergies or other improvements (in each case in the good faith determination of Pinnacle), including in connection with any of the Transactions and the transaction which is being given pro forma effect for the calculation, and are factually supportable, including, but not limited to, the execution or termination of any contracts, reduction of costs related to administrative functions, the termination of any personnel or the closing (or the approval by the Board of Directors of Pinnacle or any other Person acquiring Pinnacle or having control over Pinnacle after giving effect to any Change of Control of any closing) of any facility, as applicable (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies and other improvements had been realized during the entirety of the applicable period), net of the amount of actual benefits realized during such period from such actions (regardless of whether those cost savings and operating expense reductions could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission); provided, that the aggregate amount of additions made to Consolidated Cash Flow for any test period pursuant to this definition shall not (i) exceed 15.0% of Consolidated Cash Flow for such test period (after giving effect to this definition) or (ii) be duplicative of one another.

“Purchase Money Indebtedness” means Indebtedness of Pinnacle or any of its Restricted Subsidiaries incurred for the purpose of financing, within 270 days of incurrence, all or any part of the purchase price or cost of installation, construction or improvement of any property (and including funds held in escrow or disbursement accounts for greater than 270 days pending application for such purposes).

“Rating Agency” means (a) Moody’s or S&P or (b) if Moody’s or S&P or both shall not make a rating on the 2024 Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Pinnacle (as certified by a resolution of Pinnacle’s Board of Directors) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Category” means (a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such category of S&P or Moody’s used by another Rating Agency selected by Pinnacle. In determining whether the rating of the 2024 Notes has decreased by one or more gradations, gradations within Rating Categories ((i) + and—for S&P; (ii) 1, 2 and 3 for Moody’s; and (iii) the equivalent gradations for another Rating Agency selected by Pinnacle) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or of the intention by Pinnacle to effect a Change of Control.

“Rating Decline” shall be deemed to occur if, within 90 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the 2024 Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies with respect to a Rating Category), the rating of the 2024 Notes by each Rating Agency shall be decreased by one or more gradations to or within a Rating Category (including gradations within Rating Categories as well as between Rating Categories) as compared to the rating of the 2024 Notes on the Rating Date.

“Reclassified Vietnam Receipts” means all Vietnam Receipts which, as determined in good faith by Pinnacle, will no longer be deemed available for contributions, distributions, or other payments to any Vietnam Subsidiary that is an Unrestricted Subsidiary under clause (23) of the definition of “Permitted Investments,” provided that such amount does not exceed the balance of the Vietnam Contribution Amount immediately prior to such reclassification.

“refinancing” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness” and

“refinance” has a corresponding meaning.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Retama Park Investment” means any Investment (i) in Pinnacle Retama Partners, LLC (whether made directly or through one or more Unrestricted Subsidiaries) or (ii) in any other Person made in connection with any development, construction, acquisition, management, operation, licensing or other business activity with, involving or relating to Pinnacle Retama Partners, LLC.

“Reverse Trigger Event” means after the occurrence of a Trigger Event, the transfer of the Equity Interests of any other Person that was previously a Restricted Subsidiary to Pinnacle or any of its Restricted Subsidiaries pursuant to the terms of any Trust Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Separation and Distribution Agreement” means the separation and distribution agreement between Pinnacle and Pinnacle Predecessor, and, solely with respect to Article VIII, Gaming and Leisure Properties, Inc., to be entered into at or about the time of the Spin-Off or promptly thereafter, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the 2024 indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the 2024 indenture.

“Spin-Off” means, collectively, (a) the contribution of substantially all of assets and liabilities other than those associated with the real property and real estate development business of Pinnacle Predecessor (including the assets and liabilities associated with the properties subject to the Master Lease) to Pinnacle, (b) the distribution of all of the outstanding shares of common stock of Pinnacle to Pinnacle Predecessor’s shareholders, (c) the entering into of the Master Lease by and between Tenant and Landlord, and (e) the series of corporate restructurings and other transactions entered into in connection with the foregoing.

“STAR and TIF Bonds” shall mean, collectively, tax based bonds and tax increment financing bonds issued by a governmental authority to finance the development of (a) approximately thirty-eight (38) acres of unimproved real property located in the City of Reno, County of Washoe, Nevada and (b) approximately two (2) acres of real property in the City of Reno, County of Washoe, Nevada.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Pinnacle.

“Tax Matters Agreement” means the tax matters agreement, dated July 20, 2015, by and among Pinnacle Predecessor, GLPI and Pinnacle, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the 2024 indenture.

“Tenant” means Pinnacle MLS, LLC, a Delaware limited liability company, in its capacity as tenant under the Master Lease, and its successors in such capacity.

“Transactions” means, collectively, (a) the repayment and replacement of all loans and commitments under Pinnacle Predecessor’s then existing credit agreement and the purchase, redemption or other acquisition for value of, or retirement, satisfaction or discharge of, the Existing Notes, (b) the Spin-Off and the Merger and the other transactions contemplated thereby, including the entering into of the Master Lease and the other Transaction Agreements, (c) the issuance of the 2024 Notes, (d) the entering into of the Credit Agreement and related documents and the borrowings thereunder on the Issue Date, (e) any other transactions defined as “Transactions” or contemplated by the Transactions Agreements in the offering memorandum of PNK Entertainment, Inc., dated April 12, 2016, relating to the 2024 Notes issued in April 2016 or given pro forma effect to in the offering memorandum of PNK Entertainment, Inc., dated April 12, 2016, relating to the original 2024 Notes issued in April 2016 and (f) the payment of fees and expenses in connection with the foregoing.

“Transaction Agreements” means the Separation and Distribution Agreement, the Master Lease, the Tax Matters Agreement and the Employee Matters Agreement, in each case, as it may be amended, restated, replaced or otherwise modified from time to time in accordance with, or as not prohibited by, the 2024 indenture.

“Trigger Event” means the transfer of shares of capital stock or Equity Interests of any Restricted Subsidiary or any Gaming Facility into trust or similar arrangement pursuant to the terms of any Trust Agreements.

“Trust Agreements” means any trust or similar arrangement required by any Gaming Authority or any other governmental agency or authority (whether in connection with an acquisition or otherwise) from time to time, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such agreements, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed or otherwise modified from time to time.

“Undeveloped Baton Rouge Property” shall mean approximately 450 acres of undeveloped land adjacent to the L’Auberge Baton Rouge Property in Baton Rouge, Louisiana, owned by Pinnacle and/or any of its Restricted Subsidiaries as of the Issue Date.

“Undeveloped Lake Charles Property” shall mean approximately 50 acres of undeveloped land in Lake Charles, Louisiana, owned by Pinnacle and/or any of its Restricted Subsidiaries as of the Issue Date.

“Undeveloped Land” shall mean the Undeveloped Baton Rouge Property, the Undeveloped Lake Charles Property and any other undeveloped land that Pinnacle and/or any of its Restricted Subsidiaries shall acquire from time to time.

“Unrestricted Subsidiary” means any Subsidiary of Pinnacle that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that as of the time of such designation:

(1)

either (A) such Subsidiary to be so designated has total assets of $200,000 or less or (B) immediately after giving pro forma effect to such designation, either (x) Pinnacle could incur $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock” or (y) the Fixed Charge Coverage Ratio for Pinnacle and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for Pinnacle and its Restricted Subsidiaries immediately prior to such designation;

(2)	such Subsidiary is not, at the time of such designation, party to any agreement, contract, arrangement or understanding with Pinnacle or any Restricted Subsidiary of Pinnacle unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Pinnacle or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Pinnacle, or would otherwise be permitted if entered into at the time of such designation pursuant to the covenant described above under the caption “—Certain covenants—Transactions with affiliates”; and

(3)	such Subsidiary is a Person with respect to which neither Pinnacle nor any of its Restricted Subsidiaries has any direct or indirect Investment (including, without duplication, a deemed Investment at the time of designation in an amount equal to the fair market value of the Investment in the relevant Subsidiary owned by Pinnacle and its Restricted Subsidiaries, it being understood for such purpose that such existing Investments will be measured by such fair market value) that could not have been made at the time of such designation pursuant to the covenant described above under the caption “—Certain covenants—Restricted payments” (including as a Permitted Investment);

provided that the Existing Unrestricted Subsidiaries shall initially be designated as Unrestricted Subsidiaries without compliance with the preceding clauses (1), (2) and (3). An Unrestricted Subsidiary shall also automatically include (without any further action required by the Board of Directors, compliance with the preceding conditions or otherwise) any Subsidiary of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Pinnacle (other than any of the Existing Unrestricted Subsidiaries) as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions. If any Unrestricted Subsidiary failed to meet the preceding requirements as an Unrestricted Subsidiary at the time of designation, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the 2024 indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Pinnacle as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock,” Pinnacle will be in default of such covenant. The Board of Directors of Pinnacle may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Pinnacle of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain covenants—Incurrence of indebtedness and issuance of preferred stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Vietnam Contribution Amount” means all amounts received after the Issue Date by Pinnacle or any Restricted Subsidiary as Vietnam Receipts less (i) all Reclassified Vietnam Receipts and (ii) all amounts previously distributed, paid or contributed by Pinnacle or any Restricted Subsidiary to a Vietnam Subsidiary after the Issue Date under clause (20) of the second paragraph of the covenant described under the caption “—Restricted payments.”

“Vietnam Receipts” means any dividend, distribution, payment, reimbursement or other amounts received after the Issue Date from a Vietnam Subsidiary by Pinnacle or any Restricted Subsidiary, in each case during any time such Vietnam Subsidiary is an Unrestricted Subsidiary.

“Vietnam Subsidiary” means (i) any Subsidiary of Pinnacle that directly or indirectly has made an Investment in an ACDL Entity, or any Subsidiary of Pinnacle that has any contract or arrangement in connection with any development, construction, acquisition, management, operation, licensing or other business activity with, involving or relating to an ACDL Entity and (ii) any ACDL Entity to the extent it is a Subsidiary of Pinnacle. For the avoidance of doubt, the term “Vietnam Subsidiary” shall include, without limitation, PNK Development 11, LLC, PNK Development 18, LLC and PNK (VN), Inc. and their respective successors.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b)the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means, with respect to any Person, any Wholly Owned Subsidiary of such Person that is a Restricted Subsidiary. Unless the context clearly requires otherwise, all references to any Wholly Owned Restricted Subsidiary means a Wholly Owned Restricted Subsidiary of Pinnacle.

“Wholly Owned Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person and/or one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary means a Wholly Owned Subsidiary of Pinnacle.

Description of Preferred Stock

Our board of directors, without further action by our stockholders, may issue up to 250,000 shares of our preferred stock, $0.01 par value per share. Our board of directors, subject to limitations prescribed by the Delaware General Corporation Law, or the DGCL, and by our certificate of incorporation, is vested with the authority to fix by resolution the designation, power, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The authority possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of the common stock.

Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Any undesignated preferred stock issued by us may:

•	rank prior to our common stock as to dividend rights, liquidation preference or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock or other securities.

We will describe in a supplement to this prospectus the specific terms of a particular series of preferred stock being offered. These terms may include some or all of the following:

•	the maximum number of shares in the series;

•	the designation of the series;

•	the number of shares we are offering;

•	any liquidation preference per share;

•	the initial offering price per share;

•	any voting rights of the series;

•	any dividend rights and the specific terms relating to these dividend rights, including the applicable dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	whether the shares of such series will be redeemable and, if so, the times, prices and other terms and conditions of such redemption;

•	the relative ranking and the rights of the holders of shares of such series as to dividends and upon the liquidation, dissolution or winding up of our company;

•	whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•	whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•	while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

•	the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

•	whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under “Description of Depositary Shares;”

•	restrictions on transfer, sale or other assignment, if any;

•	any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

•	our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

The preferred stock will, when issued, be fully paid and non-assessable.

Any issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”

The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Description of Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock or other equity stock, rather than full shares of preferred stock or such other equity stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock or other equity stock. The preferred stock or other equity stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or other equity stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the headings “Description of Common Stock” and “Description of Preferred Stock,” respectively.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the reports we file with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part.

Description of Common Stock

Our authorized common stock consists of 150,000,000 shares of common stock, par value $0.01 per share. As of June 23, 2017, 57,777,646 shares of common stock were issued and outstanding (excluding treasury shares) and held of record by approximately 1,698 stockholders. The following description of our common stock and provisions of our certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our certificate of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and, if applicable, any certificate of designations establishing a series of preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.

Terms of our Common Stock

The holders of our common stock are entitled to one vote for each share of the common stock on all matters voted on by the stockholders, except as otherwise required by law and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power. Subject to any preferential rights of any outstanding series of preferred stock designated by our board of directors from time to time, the holders of the common stock are entitled to dividends to the extent permitted by law, and upon a voluntary or involuntary liquidation, dissolution, distribution of assets on winding up of the Company are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of the preferential amount to be distributed to holders of shares of preferred stock. All outstanding shares of the common stock are validly issued, fully paid and nonassessable. The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or, except as described in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes,” redemption provisions applicable to the common stock. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

In the event that we adopt a stockholder protection rights plan or similar plan that involves the distribution to stockholders of rights under such a plan, any common stock we offer would also include any associated rights under such a plan (subject to the terms and conditions of any such plan).

Our common stock is traded on the NASDAQ Global Select Market under the symbol “PNK”.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Description of Warrants

We may issue warrants for the purchase of our common stock, preferred stock, depositary shares, debt securities and/or other securities in one or more series. Warrants may be issued independently or together with any common stock, preferred stock, depositary shares, debt securities and/or other securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock or depositary shares and/or the number or amount of other securities and/or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued either as stand-alone warrants issued by us to the holders or under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

As of June 23, 2017, there were no warrants outstanding to purchase our securities.

The applicable prospectus supplement will describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title and aggregate number of the warrants;

•	the offering price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock, preferred stock or depositary shares, or the number or amount of other securities, purchasable upon the exercise of a warrant;

•	the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

•	if warrants for purchase of debt securities are offered, the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	if warrants for the purchase of common stock, preferred stock or depositary shares are offered, the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased on exercise;

•	if warrants for the purchase of other securities are offered, the total number or amount of other securities that can be purchased if a holder of the warrants exercises them and the type and terms of the other securities;

•	the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	when the warrants become exercisable and the expiration date;

•	the terms of any right of ours to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	where the warrant certificates may be transferred and exchanged;

•	whether the warrants are to be issued with common stock or debt securities or other securities and, if so, the number and terms of any such offered securities;

•	the date, if any, on and after which the warrants and the related shares of common stock or debt securities or other securities will be separately transferable;

•	Material U.S. federal income tax consequences applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

Description of Rights

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into between the Company, from time to time, and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Purchase Contracts

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, our securities. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may provide for settlement by delivery by or on behalf of Pinnacle Entertainment of securities or may provide for settlement by reference or linkage to the value, performance or trading price of our securities. The purchase contracts may be issued separately or as part of units consisting of purchase contracts and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common stock. The purchase contracts may require us to make periodic payments to the holders of purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Description of Units

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, rights, depositary shares or any combination of such securities. The applicable prospectus supplement will describe: the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes

Possible Antitakeover Effect of Certain Statutory, Charter and Bylaw Provisions and Rights Agreement

Certain provisions of our certificate of incorporation and by-laws and of Delaware law could make more difficult (i) the acquisition of us by means of a proxy contest or otherwise and (ii) the removal of our incumbent officers and directors.

These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Removal of Directors

A director may be removed from office with or without cause by the affirmative vote of holders of a majority of shares of common stock entitled to vote in the election of directors.

Size of Board and Vacancies

Our certificate of incorporation and by-laws provide that our board of directors may consist of one or more members. The number of directors shall be fixed and may be changed from time to time exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by the majority vote of the directors then in office, even if less than a quorum is present.

Stockholder Meetings

Our by-laws provide that special meetings of our stockholders may be called by (a) the Chairperson of our board of directors, (b) our board of directors, or (c) our Secretary, following the receipt of a written request from stockholders who hold, in the aggregate, a majority of the voting power of the then outstanding shares of our capital stock to call a special meeting of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our by-laws have advance notice procedures with respect to stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors. The business to be conducted at an annual meeting will be limited to business properly brought before the annual meeting by or at the direction of our board of directors or a duly authorized committee thereof or by a stockholder of record who has given timely written notice to our secretary of that stockholder’s intention to bring such business before such meeting.

Delaware Anti-takeover Law

Section 203 of the DGCL, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder. The stockholders cannot authorize the business combination by written consent.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests.

In general, Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder; or

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10)% or more of the assets of the corporation to or with the interested stockholder; or

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder; or

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•	an affiliate or associate of the corporation who was the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption.

Our certificate of incorporation and by-laws do not exclude us from the restrictions imposed under Section 203. Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

No Cumulative Voting

Our certificate of incorporation and by-laws does not provide for cumulative voting in the election of directors.

Charter Provisions Containing Gaming Suitability Requirements

Our certificate of incorporation requires that if a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities or in the sole discretion of our board of directors is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct or intend to conduct gaming activities, we may redeem, and if required by a gaming authority shall redeem, such person’s securities to the extent required by the government gaming authority or deemed necessary or advisable by us.

If a gaming authority requires us, or if we deem it necessary or advisable, to redeem such securities, we will serve notice on the holder who holds securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us, which in our discretion may be the original purchase price, the then current trading price of the securities or another price we determine. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not so required, as we elect. Unless the gaming authority requires otherwise, the redemption price will in no event exceed:

•	the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the person who has been determined to be unsuitable, or

•	if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or

•	if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system.

Beginning on the date that a gaming authority serves notice of a determination of unsuitability or the loss or threatened loss of a gaming license upon us, and until the securities owned or controlled by the unsuitable person are owned or controlled by persons found by such gaming authority to be suitable to own them, it shall be unlawful for the unsuitable person or any affiliate of such person (i) to receive any dividend, payment, distribution or interest with regard to the securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in our securities entitled to vote, or (iii) to receive any remuneration in any form from the corporation or an affiliated company for services rendered or otherwise.

From and after the date of redemption, such securities will no longer be deemed to be outstanding and all rights of the person who was determined to be unsuitable, other than the right to receive the redemption price, will cease. Such person shall surrender the certificates for any securities to be redeemed in accordance with the requirements of the redemption notice.

All persons owning or controlling our securities and any securities of our affiliated companies must comply with all requirements of the gaming laws in each gaming jurisdiction in which we or any of our affiliated companies conduct or intend to conduct gaming activities. All of our securities must be held subject to the requirements of such gaming laws, including any requirement that (i) the holder file applications for gaming licenses with, or provide information to, applicable gaming authorities, or (ii) that any transfer of such securities may be subject to prior approval by gaming authorities, and any transfer of our securities in violation of any such approval requirement are not permitted and the purported transfer is void.

Limitations of Liability and Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article XII of our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and by-laws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was our director or officer or was serving, at our request, as a director, officer, manager, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”). We will indemnify such persons against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement)

reasonably incurred or suffered by such indemnitee, provided, however, that, except as otherwise will be provided in our by-laws, with respect to proceedings to enforce rights to indemnification, we shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding (or part thereof) was authorized by our board of directors. Our bylaws will require us to advance expenses to our directors and officers, provided that, if the DGCL so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

We have employment agreements with certain of Pinnacle’s executive officers which contain indemnification provisions that provide for the maximum protection permitted under applicable law. We also have Indemnification Agreements with each of Pinnacle’s directors and executive officers. The Indemnification Agreements require us, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, reasonably incurred by the individual in connection with any action, suit or proceeding by reason of the fact that the individual was a director or executive officer, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us.

Government Regulations and Gaming Issues

The ownership and operation of gaming companies are subject to extensive regulation. You should read the detailed description of applicable regulatory requirements, including requirements under gaming laws and our certificate of incorporation, in “Government Regulation and Gaming Issues” filed as Exhibit 99.1 to our annual report on Form 10-K for the year ended December 31, 2016, as well as any specific regulations and gaming issues we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

Plan of Distribution

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or other offering material, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereby.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.

Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Under agreements entered into by us for the purchase or sale of securities, these underwriters, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts.

Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of the securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

All securities we offer other than common stock, which is listed on the NASDAQ Global Select Market, will be new issues of securities with no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Legal Matters

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Jenner & Block LLP.

Certain legal matters relating to offerings of the securities will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Pinnacle Entertainment, Inc. appearing in Pinnacle Entertainment, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 including the schedule appearing therein, and the effectiveness of Pinnacle Entertainment, Inc.’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all of the expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered.

SEC registration fee	(1)(2)
FINRA Filing Fee	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Rating agency fees and expenses	(1)
Broker-Dealer’s fees	(1)
Transfer Agent’s fees and expenses	(1)
Trustee’s fees and expenses	(1)
Printing and engraving	(1)
Miscellaneous	(1)

Total	(1)(2)

(1) Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings is indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

(2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees. Accordingly, applicable SEC filing fees are not estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, Article XII of Pinnacle’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), provides that no director of Pinnacle shall be personally liable to Pinnacle or its stockholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director to the fullest extent permitted by the DGCL.

The Certificate also provides that Pinnacle shall indemnify its officers and directors to the fullest extent permitted by the DGCL. As permitted by Section 145 of the DGCL, Pinnacle’s Amended and Restated Bylaws (the “Restated Bylaws”) provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of Pinnacle or such director or officer of Pinnacle is or was serving at the request of Pinnacle as a director, officer, manager, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, manager, employee, agent, trustee or in any other capacity while serving as a director, officer, manager, employee, agent or trustee shall be indemnified and held harmless by Pinnacle to the fullest extent authorized by the DGCL Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Pinnacle to provide broader indemnification rights than such law permitted Pinnacle to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, subject to certain exceptions with respect to proceedings to enforce rights to indemnification, Pinnacle shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of Pinnacle. The Restated Bylaws require Pinnacle to advance expenses to its indemnitees, provided that, if the DGCL so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification for such expenses.

Pinnacle maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Pinnacle.

The employment agreements of certain of Pinnacle’s executive officers contain indemnification provisions that provide for the maximum protection permitted under applicable law. Pinnacle has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements require Pinnacle, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, reasonably incurred by the individual in connection with any action, suit or proceeding by reason of the fact that the individual was a director or executive officer of Pinnacle, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by Pinnacle.

Item 16.	Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 20, 2016. (SEC File No. 001-37666)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 28, 2016. (SEC File No. 001-37666)
4.3	Amended and Restated Bylaws of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 17, 2017. (SEC File No. 001-37666)
4.4	Indenture dated as of April 28, 2016, governing the 5.625% Senior Notes due 2024, by and between PNK Entertainment, Inc. and Deutsche Bank Trust Company Americas, as Trustee is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 28, 2016. (SEC File No. 001-37666)
4.5	Form of 5.625% Senior Note due 2024 is hereby incorporated by reference to Exhibit 4.2 (included as Exhibit A to Exhibit 4.4 above) to the Company’s Current Report on Form 8-K filed on April 28, 2016. (SEC File No. 001-37666)
4.6	First Supplemental Indenture, dated as of October 12, 2016, by and between Pinnacle Entertainment, Inc. and Deutsche Bank Trust Company Americas, as Trustee is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 12, 2016. (SEC File No. 001-37666)
4.7	Registration Rights Agreement, dated as of April 28, 2016, among PNK Entertainment, Inc. and the representatives of the initial purchasers party thereto is hereby incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on April 28, 2016. (SEC File No. 001-37666)
4.8	Registration Rights Agreement, dated as of October 12, 2016, among Pinnacle Entertainment, Inc. and the representatives of the initial purchasers party thereto is hereby incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on October 12, 2016. (SEC File No. 001-37666)
4.9*	Form of Base Senior Note Indenture
4.10*	Form of Base Senior Subordinated Note and Subordinated Note Indenture
4.11**	Form of Warrant Agreement
4.12**	Form of Warrant Certificate (included in Exhibit 4.5)
4.13**	Form of Deposit Agreement
4.14**	Form of Depositary Receipt (included in Exhibit 4.7)
4.15**	Form of Purchase Contract Agreement
4.16**	Form of Certificate of Designation
4.17**	Form of Preferred Stock Certificate
4.18**	Form of Rights Agreement
4.19**	Form of Unit Agreement
5.1*	Opinion of Jenner & Block LLP
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Jenner & Block LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
25.1*	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.5 above
25.2**	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.9 above
25.3**	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.10 above

* Filed herewith

** To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, or the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 30th day of June, 2017.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Director, President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 20, 2016. (SEC File No. 001-37666)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 28, 2016. (SEC File No. 001-37666)
4.3	Amended and Restated Bylaws of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 17, 2017. (SEC File No. 001-37666)
4.4	Indenture dated as of April 28, 2016, governing the 5.625% Senior Notes due 2024, by and between PNK Entertainment, Inc. and Deutsche Bank Trust Company Americas, as Trustee is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 28, 2016. (SEC File No. 001-37666)
4.5	Form of 5.625% Senior Note due 2024 is hereby incorporated by reference to Exhibit 4.2 (included as Exhibit A to Exhibit 4.4 above) to the Company’s Current Report on Form 8-K filed on April 28, 2016. (SEC File No. 001-37666)
4.6	First Supplemental Indenture, dated as of October 12, 2016, by and between Pinnacle Entertainment, Inc. and Deutsche Bank Trust Company Americas, as Trustee is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 12, 2016. (SEC File No. 001-37666)
4.7	Registration Rights Agreement, dated as of April 28, 2016, among PNK Entertainment, Inc. and the representatives of the initial purchasers party thereto is hereby incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on April 28, 2016. (SEC File No. 001-37666)
4.8	Registration Rights Agreement, dated as of October 12, 2016, among Pinnacle Entertainment, Inc. and the representatives of the initial purchasers party thereto is hereby incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on October 12, 2016. (SEC File No. 001-37666)
4.9*	Form of Base Senior Note Indenture
4.10*	Form of Base Senior Subordinated Note and Subordinated Note Indenture
4.11**	Form of Warrant Agreement
4.12**	Form of Warrant Certificate (included in Exhibit 4.5)
4.13**	Form of Deposit Agreement
4.14**	Form of Depositary Receipt (included in Exhibit 4.7)
4.15**	Form of Purchase Contract Agreement
4.16**	Form of Certificate of Designation
4.17**	Form of Preferred Stock Certificate
4.18**	Form of Rights Agreement
4.19**	Form of Unit Agreement
5.1*	Opinion of Jenner & Block LLP
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Jenner & Block LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
25.1*	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.5 above
25.2**	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.9 above
25.3**	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.10 above

*  Filed herewith

** To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.